Exhibit 2.1

Execution Version

DATED 1 NOVEMBER 2023

GLOBAL CROSSING TELECOMMUNICATIONS, INC.

LEVEL 3 INTERNATIONAL SERVICES, INC.

LEVEL 3 INTERNATIONAL, INC. and

CENTURYLINK COMMUNICATIONS, LLC

as Sellers

LEVEL 3 PARENT, LLC

as Sellers’ Guarantor

COLT TECHNOLOGY SERVICES GROUP LIMITED

as Buyer

COLT TECHNOLOGY SERVICES GMBH

COLT TECHNOLOGY SERVICES EUROPE LIMITED

COLT TECHNOLOGY SERVICES A/S

COLT INTERNET US CORP

as Buyer Companies

DEED OF AMENDMENT AND RESTATEMENT

in respect of a sale and purchase agreement dated 8 February 2023 in relation to the sale and purchase of the share capital of the companies listed in Schedule 1 of the such agreement

Bryan Cave Leighton Paisner LLP

Governor’s House 5 Laurence Pountney Hill London EC4R 0BR

Tel: +44 (0)20 3400 1000 Fax: +44 (0)20 3400 1111

Execution Version

Contents

Clause	Name	Page
1	Definitions and Interpretation	2
2	Amendment and Restatement of the Original Agreement	2
3	Third Party Rights	2
4	Counterparts	2
5	Governing Law and Jurisdiction	3

Schedule	Name	Page
1	Details of the Buyer Companies	4
2	Amended and Restated Agreement	5

Execution Version

DATED 1 November 2023

PARTIES

(1)

GLOBAL CROSSING TELECOMMUNICATIONS, INC., a corporation formed in the State of Delaware, United States with company number 2330300 whose registered office is at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 United States of America ( “GCT”)

(2)

LEVEL 3 INTERNATIONAL SERVICES, INC., a corporation formed in the State of Delaware, United States with company number 2887924 whose registered office is at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 United States of America (“L3IS”)

(3)

LEVEL 3 INTERNATIONAL, INC., a corporation formed in the State of Delaware, United States with company number 2921813 whose registered office is at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 United States of America (“L3I”)

(4)

CENTURYLINK COMMUNICATIONS, LLC, a limited liability company formed in the State of Delaware, United States with company number 642301 whose registered office is at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 United States of America (“CCL” and together with GCT, L3IS and L3I, the “Sellers”, and “Seller” means any one of them)

(5)

LEVEL 3 PARENT, LLC, a corporation formed in the State of Delaware, United States with company number 6195280 whose registered office is at 1209 Orange Street, Wilmington, Delaware 19801 United States of America (the “Sellers’ Guarantor”)

(6)

COLT TECHNOLOGY SERVICES GROUP LIMITED, a company incorporated in England with registered number 03232904 whose registered office is at Colt House, 20 Great Eastern Street, London, England, EC2A 3EH (the “Buyer”)

(the Sellers, the Sellers’ Guarantor and the Buyer each an “Original Party” and together the “Original Parties”)

(7)	THE ENTITIES whose names and company numbers are set out in column (1) of Schedule 1 (Details of the Buyer Companies) (the “Buyer Companies”, and “Buyer Company” means any one of them)

(each of the Original Parties and the Buyer Companies a “Party” and together the “Parties”)

1

Execution Version

BACKGROUND

(A)

The Original Parties entered into a sale and purchase agreement dated 8 February 2023 in relation to the sale and purchase of the entire share capital of the companies listed in Schedule 1 of such agreement (the “Original Agreement”).

(B)	Clause 27 of the Original Agreement provides that the Original Agreement may be varied by the Original Parties in writing signed by or on behalf of each of the Original Parties.

(C)	The Original Parties wish to amend and restate the terms of the Original Agreement on the terms set out in this Deed (such amended and restated contract being the “Amended and Restated Agreement”).

(D)

Each of the Buyer Companies are entering into the Amended and Restated Agreement as purchasers of the entire share capital of the companies listed against their names in Schedule 1(a) of the Amended and Restated Agreement on the terms set out in this Deed.

OPERATIVE PROVISIONS

1	DEFINITIONS AND INTERPRETATION

This Deed shall be interpreted in accordance with the rules of interpretation set out in Clause 1 (Definitions and Interpretation) (as amended and restated by this Deed) of the Amended and Restated Agreement.

2	AMENDMENT AND RESTATEMENT OF THE ORIGINAL AGREEMENT

2.1	The Parties agree that, with effect from the date of this Deed:

(a)	the Original Agreement shall be amended and restated in the form set out in Schedule 2 (Amended and Restated Agreement);

(b)

the Buyer Companies shall be joined as parties to the Amended and Restated Agreement, and each Buyer Company covenants with each other Party that it shall perform and be bound by all the terms of the Amended and Restated Agreement applicable to it so far as they may remain to be observed and performed; and

(c)	the Amended and Restated Agreement shall supersede and replace the Original Agreement in its entirety.

2.2	Nothing in this Deed shall prejudice the rights and remedies of the Original Parties in relation to any breach of the Original Agreement occurring prior to the date of this Deed.

3	THIRD PARTY RIGHTS

The Parties do not intend for any third party to have the right to enforce any provision of this Deed under the Contracts (Rights of Third Parties) Act 1999 or otherwise.

4	COUNTERPARTS

This Deed may be executed in any number of counterparts, which shall each constitute an original and together constitute one agreement. If this Deed is executed in counterpart, it shall not be effective unless each party has executed at least one counterpart.

2

Execution Version

5	GOVERNING LAW AND JURISDICTION

5.1

This Deed and any non-contractual obligations arising in connection with it (and, unless provided otherwise, any document entered into in connection with it) shall be governed by and construed in accordance with English law.

5.2

The English courts have exclusive jurisdiction to determine any dispute arising out of or in connection with this Deed (and, unless provided otherwise, any document entered into in connection with it), including disputes relating to any non-contractual obligations and each Party irrevocably submits to the jurisdiction of the English courts.

Delivered as a deed on the date of this document.

3

Execution Version

Schedule 1

Details of the Buyer Companies

Buyer Company	Company Number
Colt Technology Services GmbH	FN 175379K
Colt Technology Services Europe Limited	03218510
Colt Technology Services A/S	25760352
Colt Internet US Corp	043500566

4

Execution Version

Schedule 2

Amended and Restated Agreement

5

Execution Version

DATED 1 NOVEMBER 2023

GLOBAL CROSSING TELECOMMUNICATIONS, INC.

LEVEL 3 INTERNATIONAL SERVICES, INC.

LEVEL 3 INTERNATIONAL, INC. and

CENTURYLINK COMMUNICATIONS, LLC

as Sellers

LEVEL 3 PARENT, LLC

as Sellers’ Guarantor

COLT TECHNOLOGY SERVICES GROUP LIMITED

as Buyer

COLT TECHNOLOGY SERVICES GMBH

COLT TECHNOLOGY SERVICES EUROPE LIMITED

COLT TECHNOLOGY SERVICES A/S

COLT INTERNET US CORP

as Buyer Companies

AGREEMENT

for the sale and purchase of the share capital of the companies listed in Schedule 1

Bryan Cave Leighton Paisner LLP

Governor’s House 5 Laurence Pountney Hill London EC4R 0BR

Tel: +44 (0)20 3400 1000 Fax: +44 (0)20 3400 1111

Execution Version

Contents

Clause	Name	Page
1	Definitions and Interpretation	2
2	Sale and Purchase	16
3	Consideration	16
4	Adjustments to Consideration	17
5	Conditions and Termination	18
6	Pre-Completion	23
7	Completion	30
8	Sellers’ warranties	31
9	Specific indemnities	33
10	Buyer warranties	34
11	Post-completion matters	34
12	Sellers and Buyer guarantee	39
13	Announcements and confidentiality	40
14	Assignment	42
15	Sellers’ representative	42
16	Buyer Companies’ representative	43
17	Entire agreement	44
18	Non-recourse	44
19	Further Assurance	45
20	Costs	45
21	Termination	46
22	Payments	46
23	Liability and release	48
24	Effect of Completion	48
25	Severability	48
26	Waiver	48
27	Third party rights	48
28	Variations	48
29	Notices	48
30	Service of process	50
31	Counterparts	50
32	Governing law and jurisdiction	51

Schedule	Name	Page
1	Details of the Buyer Companies	52
	Details of the Target Companies	53
1	Part 1 Details of CenturyLink Europe	53
1	Part 2 Details of Lumen Austria	54
1	Part 3 Details of Lumen EMEA	55
1	Part 4 Details of Lumen Denmark	56
1	Part 5 Details of US Asset Co.	57

2	Other Transferring Companies	58
2	Part 1 Index	58
2	Part 2 Details for Other Transferring Companies	60

3	Pre-Completion Obligations	104

4	Completion formalities	111
4	Part 1 Sellers’ obligations	111

Execution Version

4	Part 2 Buyer’s obligations	114

5	Seller protection provisions	115

6	Completion Statements	119
6	Part 1 Preparation of Completion Statements	119
6	Part 2 Contents of Completion Statements	121
6	Part 3 Illustrative Completion Statements	128

7	Excluded Assets	131

8	Buyer and Buyer Company warranties	133

9	Guarantees	134

10	Transaction Perimeter Summary	135

11	Permitted Variances Note	139

12	LTIP/Retention	140

13	Separation and Service Verification Planning Protocol	148

14	Additional Covenants	164

15	Contracts for novation	167

Execution Page		169

Execution Version

Documents in the agreed form

Power of attorney and proxy

Board Resignations

Share transfer forms in relation to the Shares

Tax Deed

Transitional Services Agreement

Lumen Master Services Agreement

Merlin Master Services Agreement

IP Licence

IP Address Licence

Source Code Agreement

Execution Version

DATED 1 November 2023

PARTIES

(1)

GLOBAL CROSSING TELECOMMUNICATIONS, INC., a corporation formed in the State of Delaware, United States with company number 2330300 whose registered office is at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 United States of America ( “GCT”)

(2)

LEVEL 3 INTERNATIONAL SERVICES, INC., a corporation formed in the State of Delaware, United States with company number 2887924 whose registered office is at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 United States of America (“L3IS”)

(3)

LEVEL 3 INTERNATIONAL, INC., a corporation formed in the State of Delaware, United States with company number 2921813 whose registered office is at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 United States of America (“L3I”)

(4)

CENTURYLINK COMMUNICATIONS, LLC, a limited liability company formed in the State of Delaware, United States with company number 642301 whose registered office is at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 United States of America (“CCL” and together with GCT, L3IS and L3I, the “Sellers”, and “Seller” means any one of them)

(5)

LEVEL 3 PARENT, LLC, a corporation formed in the State of Delaware, United States with company number 6195280 whose registered office is at 1209 Orange Street, Wilmington, Delaware 19801 United States of America (the “Sellers’ Guarantor”)

(6)

COLT TECHNOLOGY SERVICES GROUP LIMITED, a company incorporated in England with registered number 03232904 whose registered office is at Colt House, 20 Great Eastern Street, London, England, EC2A 3EH (the “Buyer”)

(7)	THE ENTITIES whose names and company numbers are set out in column (1) of Schedule 1(a) (Details of the Buyer Companies) (the “Buyer Companies”, and “Buyer Company” means any one of them)

BACKGROUND

(A)

The Sellers have agreed to sell and the Buyer has agreed to buy the Business (through the acquisition of the entire issued share capital in the Transferring Companies) on the terms set out this Agreement and the related Transaction Documents.

(B)	The Sellers’ Guarantor has agreed to guarantee the performance of the Sellers’ obligations under this Agreement and the other Transaction Documents.

Execution Version

OPERATIVE PROVISIONS

1	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement:

“Accounts” means the unaudited condensed balance sheets and income statements of the Transferring Companies and the Business for the accounting period as of and ended on the Accounts Date, prepared in accordance with Relevant Accounting Standards and subject to the Specific Accounts Qualifications in the agreed form.

“Accounts Date” means 31 December 2021.

“Accountants” means a firm of internationally recognized independent public accountants with significant experience related to purchase price adjustment disputes with respect to transactions similar to the Transaction agreed upon by the Buyer and the Sellers in writing (and if not so agreed within 30 Business Days of the Sellers’ Representative notifying the Buyer or the Buyer notifying the Sellers’ Representative of their wish to appoint an independent firm, the Accountants shall be an accounting firm of national standing designated by the American Institute of Certified Public Accountants on application of either the Buyer or the Sellers’ Representative).

“Allocation Statement” is defined in Clause 6.7(d).

“Appointer” is defined in Clause 30.3.

“Associate” means in relation to an undertaking, that undertaking and its subsidiary undertakings and parent undertakings and all subsidiary undertakings of any such parent undertakings.

“Assumed Liabilities” is defined in Clause 6.3(f).

“Audited Accounts” is defined in Clause 6.6(a).

“Austrian Notarial Deed” is defined in Part 1 of Schedule 4.

“Authority” means a supra-national, national, state, municipal or local authority (including any court, tax authority, subdivision, administrative agency or commission), or any arbitral tribunal or quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi- governmental authority in any jurisdiction, (including any tribunal, securities exchange, competition or antitrust authority, or supervisory body) including the European Union.

“Budgeted Capital Expenditures” means the aggregate amount of Capital Expenditures budgeted for the period between October 1, 2022 and the Effective Time set forth in Schedule 7 (Completion Statements) as prorated for any Effective Time that occurs prior to the end of any applicable quarter period set forth on this schedule based on the number of days elapsed in such quarter through (and including) the Effective Time relative to the total number of days in such quarter.

“Business” means the electronic communications and network services business of the Sellers’ Group in EMEA consistent with past practice at the date of the Put Option Agreement (excluding, for the avoidance of doubt, the Excluded Business), which includes: provision of telecommunications infrastructure and enterprise services to customers in EMEA; the entire electronic communications and network services business provided in EMEA utilising the subsea cables and cable landing stations (identified in the Transaction Perimeter Summary) and utilising the US Assets.

Execution Version

“Business Day” means a day (other than a Saturday or Sunday) on which the clearing banks in Louisiana, USA, Colorado, USA and London, UK are open for business.

“Buyer Customer” means collectively one or more relevant members of the Buyer’s Group receiving services from the Lumen Service Provider under the Lumen Master Services Agreement.

“Buyer’s Group” means the Buyer and any Associate of it from time to time (including immediately following Completion each Transferring Company) but for the avoidance of doubt shall not include any parent company (or any other subsidiary of such parent company) of Colt Group Holdings Limited.

“Buyer Service Provider” means collectively one or more relevant members of the Buyer’s Group providing services to the Lumen Customer under the Merlin Master Services Agreement.

“Buyer’s Solicitors” means Baker & McKenzie LLP of 100 New Bridge Street, London, EC4V 6JA.

“Capital Expenditures” shall mean capital expenses, as defined and calculated consistent with the same Relevant Accounting Standards, procedures, categorizations, definitions, methods, practices and techniques as adopted and applied in the Accounts, incurred to acquire, maintain or upgrade Transferred Assets used in the operations of the Business. Capital Expenditures shall exclude customer funded IRU capital expenditures included in respect of the IRU Capex Projects, Business funded IRU renewals, and growth initiative capital expenditures.

“Capital Expenditures Amount” means the sum (without duplication) of (i) Capital Expenditures both incurred and paid between October 1, 2022 and the Effective Time (inclusive of such dates), and (ii) Capital Expenditures incurred but not paid and reflected as a current liability in Working Capital, by the Business between October 1, 2022 and the Effective Time (inclusive of such dates).

“Cash” means the aggregate amount of cash and cash equivalents (including any interest incurred) held by a Transferring Company with banks or financial institutions at the Effective Time to the extent such Cash is freely available to be lent or distributed outside the Transferring Companies, or spent by the Transferring Companies in the ordinary course of business (including for these purposes the settlement or discharge of any liability that is included in Debt or Working Capital) and is fully reconciled to bank statements, in each case at the Effective Time, together with Intercompany Receivables, but excluding rent deposits and any cash collateral in respect of bank or other guarantees provided to third parties in each case as set out in the Completion Statement prepared in accordance with Schedule 7, Part 1 (Preparation of Completion Statements) and Schedule 7, Part 2 (Contents of Completion Statements).

“CenturyLink Europe” means CenturyLink Europe, B.V., details of which are in Schedule 1(b), Part 1 (Details of CenturyLink Europe).

“CFIUS” means the Committee on Foreign Investment in the United States.

Execution Version

“CFIUS Clearance” means that: (a) (i) the Parties have received written notice from CFIUS that the 45-day review period and further investigation period (if any) pursuant to the DPA of the Transaction has been concluded; and (ii) CFIUS has determined that there are no unresolved national security concerns with respect to the Transaction and advised that action pursuant to the DPA, and any investigation related thereto, has been concluded with respect to such Transaction; (b) the Parties have received written notice from CFIUS that CFIUS has concluded that the Transactions are not “covered transactions” pursuant to the DPA and not subject to review under applicable Law; or (c) CFIUS has sent a report to the President of the United States requesting the President’s decision on the CFIUS notice submitted by the Parties and either (x) the period pursuant to the DPA during which the President may announce his decision to take action to suspend, prohibit or place any limitations on the Transaction has expired without any such action being threatened, announced or taken; or (y) the President of the United States has announced a decision not to take any action to suspend, prohibit or place any limitations on the Transaction.

“CFIUS Condition” is defined in Clause 5.1.

“Claim” means any claim under this Agreement other than pursuant to Clause 4 ( ).

“CMA” means the UK Competition & Markets Authority.

“Code” means the U.S. Internal Revenue Code.

“Commitment Letter” a letter from FMR LLC to (i) Colt Group Holdings Limited, (ii) Colt Avengers Limited, (iii) Colt Lux Group Holding S.à r.l. and (iv) the Buyer setting out the terms and conditions on which FMR LLC will arrange and underwrite: (i) USD1,900,000,000 senior secured term loan facility, and (ii) USD500,000,000 senior secured revolving credit facility.

“Competition Conditions” means the Conditions set out at Clause 5.1(a).

“Completion” means completion of the purchase of the Shares in accordance with Clause 7 (Completion).

“Completion Statements” means the combined balance sheet of the Transferring Companies prepared and agreed or determined in accordance with Schedule 7 (Completion Statements) in order to determine Net Debt and Working Capital.

“Condition” means a condition of Completion as specified in Clause 5.1 (and together, the “Conditions”).

“Confidential Information” means customer details, prices and quantities and other information of a confidential nature (including all proprietary, industrial and commercial information and techniques in whatever form held, such as paper, electronically stored data, magnetic media film and microfilm or orally) and all unpatented, secret (that is, not generally known or easily accessible), substantial (that is, significant and useful for production) and identified (that is, described in a sufficiently comprehensive manner so as to make it possible to verify that it fulfils the criteria of secrecy and substantiality) know-how, expertise, technical or other information developed or acquired by any person including all related ideas, concepts, methods, inventions, discoveries, data, formulae, processes, methods, techniques and specification.

“Contract” means any agreement or commitment whether conditional or unconditional and whether by deed, under hand, oral or otherwise, in each case which is legally binding.

“Consideration” is defined in Clause 3.1.

Execution Version

“Danish Share Transfer Note” is defined in Part 1 of Schedule 4.

“Data Room” means the contents of the virtual data room (including all responses to Q&A, RFQs or other due diligence questions raised by the Buyer which are contained therein) hosted by Donnelley Financial Solutions in respect of Project Merlin containing the documents listed in the index attached to the Disclosure Letter.

“Debt” means the aggregate amount of the Intercompany Payables (including any dividends and distributions payable to the Sellers’ Group after the Effective Time) and any other indebtedness in the nature of borrowings of the Transferring Companies and the Business, (including by way of loan stocks, bonds, interest rate swaps, or derivative financial instruments, debentures, notes, overdrafts, mortgages, finance leases, factoring or any other similar arrangements the purpose of which is to raise money), and any unpaid profit-based or corporation income tax liabilities (net of any profit based or corporation income tax assets) and including the Germany RETT but excluding deferred tax assets and deferred tax liabilities, and the IRU Capex Amount, together with any other liability required to be included in Debt in accordance with Schedule 7, Part 2 (Contents of Completion Statements) and any other liability to the extent it would result in a cash outflow after the Effective Time (except to the extent included in Working Capital or otherwise expressly excluded in accordance with Schedule 7, Part 2 (Contents of Completion Statements)), in each case inclusive of all accrued but unpaid interest, fees, costs, expenses on or in respect of any of the foregoing (including prepayment, termination, redemption or other charges or costs which arise on or as a consequence of Completion but only as this relates to items included in Debt) and gross of any capitalised debt issue costs or loan arrangement fees, in each case as set out in the Completion Statement prepared in accordance with Schedule 7, Part 1 (Preparation of Completion Statements) and Schedule 7, Part 2 (Contents of Completion Statements).

“Disclosed” means fairly disclosed with sufficient detail to enable a reasonable buyer to identify the nature and scope of the matter disclosed and the impact on the Business.

“Disclosure Letter” means the letter dated on the date of the Put Option Agreement from the Sellers to the Buyer relating to the Warranties.

“Domain Names” shall mean internet domain names and other computer identifiers including Internet Protocol (IP) addresses.

“DPA” means Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations thereunder, including those codified at 31 C.F.R. Parts 800 and 802.

“Dutch Notary” means any civil-law notary (notaris) of Baker & McKenzie Amsterdam N.V., or such civil law notary’s substitute.

“Dutch Transfer Deed” means the notarial deed of transfer pursuant to which all issued and outstanding shares in the capital of CenturyLink Europe, B.V. shall be transferred to the Buyer or its nominee.

“Effective Time” means immediately prior to Completion.

“EMEA” means Austria, Bahrain, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Egypt, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Israel, Italy, Kenya, Liechtenstein, Luxembourg, Monaco, Netherlands, Norway, Poland, Portugal, Qtar, Romania, Saudi Arabia, Serbia, Slovakia, Slovenia, South Africa, Spain, Sweden, Switzerland, Turkey, United Kingdom and United Arab Emirates.

Execution Version

“Employee” means those persons listed in the document contained in the Data Room at 2.12.10.5 “Updated Merlin Census with Salary for VDR - as of Oct 21 2022.xlsx”, and any employee hired to replace any such person if their employment terminates prior to Completion, or who is substituted for a person marked as “proxy” in that document, as part of the Reorganisation, in accordance with Clause 6.3(d)(x).

“Encumbrance” means a mortgage, charge, pledge, lien, restriction, assignment, hypothecation, security interest, title retention or any other arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person (including any right to acquire, option, right of first refusal or right of preemption), or any arrangement to create any of the same.

“Enterprise Value” means $1,800,000,000 (one billion eight hundred million).

“Equity Interests” means shares, common stock, capital stock, partnership or membership interests or units (whether general or limited), and any other interest or participation that confers on a person the right to receive a share of the profits or losses of, or distribution of assets of, the issuing entity.

“Exchange Rate” means with respect to a particular currency on a particular date, the closing mid-point rate of exchange for that currency into United States dollars as set out in the London edition of the Financial Times first published after that date.

“Excluded Assets” is defined in Clause 6.3(e).

“Excluded Business” means any other business operated by the Sellers’ Group which does not form part of the Business, including any businesses referred to as Excluded Assets.

“Excluded Companies” means the Parent and each of its Associates other than the Transferring Companies.

“Excluded Liabilit(y)(ies)” means all liabilities relating to the Excluded Assets, all liabilities in respect of the circa $3.7million payable owed to a supplier of Federal services in 2017 (the “Federal Services Liability”), all borrowings save to the extent attached to a Transferred Asset (including each Transferring Company), any payables owed to any member of the Sellers’ Group except any balances that are part of Working Capital or Debt, which will not be considered Excluded Liabilities.

“Excluded Marks” means any trademark owned or used by the Sellers or any of their Associates, including those that are comprised of or that include one or more of the following elements: Lumen, CenturyLink, Level 3, Vyvx, Streamroot, Servecast, Footprint, Sandpiper, Digital Island, Cable & Wireless, Focal, Corvis, Broadwing, Impsat and Global Crossing.

“FCC” means the United States Federal Communication Commission or any successor entity.

“FCC Condition” is defined in Clause 5.1.

“FDI Authority” means any relevant government agency, court or body acting pursuant to any foreign direct or national security law, statute or regulation in any jurisdiction in which the Buyer (and/or Sellers as the case may be) is required to submit a mandatory notification in respect of the Transaction.

Execution Version

“Global Vendor Contracts” means those contracts to which a Seller or a member of the Sellers’ Group (other than a Transferring Company) is a signatory that reflect services or supplies provided on a global basis to the Sellers’ Group, including those set out at folder 2.10.1.32 in the Data Room. For the avoidance of doubt, a Transferring Company may be a third party beneficiary of a Global Vendor Contract.

“HSR Act Clearance” means all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any contractual timing commitments with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice through timing agreements or otherwise must have expired, been satisfied, or otherwise been terminated.

“Indemnities” means the specific indemnities set out in Clause 9.1 and “Indemnity” means any one of them.

“Intercompany Payable” means an amount owed by a Transferring Company to any of the Sellers or any member of the Sellers’ Group (other than the Transferring Companies).

“Intercompany Receivable” means an amount owed by the Sellers or any member of the Sellers’ Group (other than the Transferring Companies) to a Transferring Company.

“IP Address Licence” means the IP address license agreement in the agreed form to be entered into between the Level 3 and the Buyer.

“IP Licence” means the intellectual property license agreement in the agreed form to be entered into between certain of the Sellers and the Buyer.

“IPR” means rights in and in relation to Confidential Information patents, inventions (whether or not patentable), registered designs, design rights, copyrights (including rights in software) and moral rights, database rights, semi-conductor topography rights, utility models and all rights or forms of protection having an equivalent or similar nature or effect anywhere in the world, whether enforceable, registered, unregistered or registrable (including, where applicable, all renewals, extensions and applications for registration) and the right to sue for damages for past and current infringement (including passing off and unfair competition) in respect of any of those rights.

“Law” means any regulation (including EU regulation), statute, law (including common law), subordinate legislation, act, treaty, ordinance, decree, directive, rule, circular, code, order, recommendation, notice, direction, code of practice, judgement or decision enacted, issued or promulgated by, or entered into with, any Authority and which has the force of law.

“Level 3” means Level 3 Communications LLC, a Delaware limited liability company and party to the Transitional Services Agreement.

“Long Stop Date” means the one year anniversary of the date of the Put Option Agreement.

“Losses” includes, in respect of any matter, all liabilities, damages, payments, fines, penalties, losses, costs (including reasonable legal costs), expenses (including Tax), disbursements.

Execution Version

“Lower Budgeted Capital Expenditure Amount” means the Budgeted Capital Expenditures less twenty percent (20%) of the Budgeted Capital Expenditures amount.

“Lumen Austria” means Lumen Technologies Austria GmbH, details of which are in Schedule 1(b), Part 2 (Details of Lumen Austria).

“Lumen Customer” means collectively one or more relevant members of the Sellers’ Group receiving services from the Buyer Service Provider under the Merlin Master Services Agreement.

“Lumen Denmark” means Lumen Technologies Denmark ApS, details of which are Schedule 1(b), Part 4 (Details of Lumen Denmark).

“Lumen EMEA” means Lumen Technologies EMEA Holdings Limited, details of which are in Schedule 1(b), Part 3 (Details of Lumen EMEA).

“Lumen Master Services Agreement” means an agreement in the agreed form to be entered into between the Lumen Service Provider and the Buyer Customer at Completion pursuant to which the parties thereto may agree orders for the provision by the Lumen Service Provider to the Buyer Customer of certain services.

“Lumen UK” means Lumen Technologies UK Limited a company incorporated in England and Wales with registered number 02495998 whose registered office is at 260-266 Goswell Road, London, England, EC1V 7EB.

“Lumen Service Provider” means collectively one or more relevant members of the Sellers’ Group providing services to the Buyer Customer under the Lumen Master Services Agreement.

“Management Accounts” means the information contained in the Data Room at 2.1.2.2.2 “Project Merlin – Combined Reported Balance Sheet (Thru Jun-22)” and 2.1.2.1.2 “Project Merlin – Combined Reported PL (Thru Jun-22)”.

“Material Contracts” means any agreement or commitment whether conditional or unconditional and whether by deed, under hand, oral or otherwise, in each case which is legally binding and which:

(a)

is with a top 20 customer based on billable revenue for the financial year 2021 for the Business; (ii) with a top 24 vendor based on total spend for the financial year 2021 for the Business; (iii) with a top 20 data centre customer based on revenue for the financial year 2021 for the Business; (iv) the Subsea Network Services Agreement dated 1 August 2022 between, inter alios, Lumen Technologies Europe Limited and Global Crossing Americas Solutions, LLC, for the operation, maintenance and repair of certain subsea networks; (v) in respect of receiving marine maintenance and repair services; (vi) in respect of the grant of an indefeasible right of use in the Grace Hopper, Dunant, and Apollo South subsea cable systems; or (vii) with Network Rail or its affiliates for the purposes of granting an easement to lay and install network equipment across certain rail routes;

(b)

involve a Transferring Company using or having the right to use material network infrastructure, including fiber, conduit space, power and other associated property necessary to operate a fiber optic network which (i) does not constitute an indefeasible right of use arrangement requiring payments by any Transferring Company to a third party in excess of $5,000,000 in a fiscal year or (ii) an indefeasible right of use arrangement with a value requiring payments to a third party exceeding $2,500,000 in a fiscal year;

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(c)	evidence third-party indebtedness for borrowed money or the making of any loan, in each case, in excess of $1,000,000 individually;

(d)

involve any guarantee in respect of any Indebtedness or obligation of any person in an amount in excess of $1,000,000 (other than in the ordinary course of business and other than with respect to any indebtedness or obligation of any wholly-owned Transferring Company to another wholly- owned Transferring Company) other than the Guarantees;

(e)	involve any settlement, conciliation or similar agreement pursuant to which any Transferring Company will be required to pay consideration in excess of $500,000;

(f)	grant to any person a right to purchase (including rights of first refusal, options or similar rights) any material assets belonging to a Transferring Company in excess of $500,000; or

(g)

contain any future Capital Expenditure obligations of the Transferring Companies in excess of $5,000,000 which is not set out in the budget in paragraph 3(q) of Schedule 7, Part 2 (Contents of Completion Statements).

“Merlin Master Services Agreement” means an agreement in the agreed form to be entered into between the Lumen Customer and the Buyer Service Provider at Completion pursuant to which the parties thereto may agree orders for the provision by the Buyer Service Provider to the Lumen Customer of certain services.

“MITA” is defined in Part 1 of Schedule 4.

“Net Debt” means the combined Debt less combined Cash of the Transferring Companies as determined in accordance with Schedule 7 (Completion Statements).

“NS&I Condition” is defined in Clause 5.1.

“Ofcom” means the UK Office of Communications.

“Parent” means Lumen Technologies, Inc., of 100 CenturyLink Drive, Monroe, Louisiana 71203.

“Pensions Regulator” means the body corporate known as the Pensions Regulator and established under section 1 of the Pensions Act 2004.

“Permitted Variances” the permitted variances between the Accounts and the Audited Accounts as described in the Permitted Variances Note.

“Permitted Variances Note” means a note setting out the Permitted Variances contained in Schedule 12 (Permitted Variances Note).

“Property” means those properties listed in Schedules 2 and Schedule 5 of the Warranty Deed.

“Provisional Payment” means $156,371,430.

“Put Option Agreement” means the put option agreement entered into on 02 November 2022 between the Sellers as beneficiaries and the Buyer as promisor pursuant to which the Buyer commits to sign this agreement and to purchase the Shares in accordance with its terms.

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“Relevant Accounting Standards” means US GAAP consistent with the accounting standards applied by the Parent.

“Reorganisation” means (i) all such actions as may be required to ensure that at Completion the Transferring Companies own the business and assets which are contemplated in the “Transferring IN” column of the Transaction Perimeter Summary and a member of the Sellers’ Group (other than a Transferring Company) owns the business, assets and liabilities which are contemplated in the “Transferring OUT” column of the Transaction Perimeter Summary, (ii) the transfer by 41C Ventures LLC of its 5.19% interest in Lumen Technologies Germany GmbH to Level 3 Holdings B.V. so that Lumen Technologies Germany GmbH is wholly owned by Level 3 Holdings B.V.; and (iii) the transfer by L3I of the 1 share in the capital of Lumen Technologies Belgium SA held by it to Level 3 Holdings B.V. so that Lumen Technologies Belgium SA is wholly owned by Level 3 Holdings B.V.

“Restricted Area” means Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Liechtenstein, Luxembourg, Monaco, Netherlands, Norway, Poland, Portugal, Romania, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, United Kingdom.

“Retained Customer Contracts” means all Contracts relating to the Business with customers as to which an Excluded Company has the direct contractual relationship with the customer (and therefore bills the customer and is primarily responsible for controlling the customer relationship, whether or not such Contract relates partly or wholly to the Business), it being understood that the relevant Transferring Company (as a Buyer Service Provider) will provide services to the Excluded Company (as a Lumen Customer) to the extent necessary to permit the Excluded Company to discharge its obligations to the customer under the Retained Customer Contracts all on the terms and conditions specified in the Merlin Master Services Agreement or other applicable Transaction Document.

“Retained Employees” means any person employed by the Transferring Companies other than the Employees.

“Sellers’ Group” means the Sellers, the Parent and any Associate of any of them from time to time (excluding immediately following Completion any Transferring Company).

“Sellers’ Nominated Account” means the Sellers’ nominated USD account with US Bank, NA, 950 17th Street, Denver, Colorado 80202, account number: 103657926996, account name: Level 3 Communications, L.L.C, ABA number: 102 000 021, SWIFT code: USBKUS44IMT.

“Sellers’ Representative” is defined in Clause 15.1(a).

“Sellers’ Solicitors” means Bryan Cave Leighton Paisner LLP of Governor’s House, 5 Laurence Pountney Hill, London EC4R 0BR.

“Senior Employee” means any Employee employed at Grade P7 (or equivalent as per the “Merlin Common Level”) or above.

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“Separation Planning Protocol” means the Separation and Service Verification Planning Protocol attached as Schedule 14 (Separation and Service Verification Planning Protocol) pursuant to which Level 3 and the Buyer will conduct separation planning (to commence following Completion), human resources separation activities (to be completed on or immediately following Completion) and validation of the services to be provided under the Lumen Master Services Agreement and the Merlin Master Services Agreement.

“Shareholder Debt Amount” means $1,600,000,000 (one billion six hundred million) being the aggregate Intercompany Payables, net of any Intercompany Receivables in each case as at the Effective Time between L3I and Lumen EMEA, Lumen UK and Level 3 Holdings B.V. (whether principal or interest and including all break fees, prepayment fees or penalties), payable in accordance with the allocations set out in Schedule 6 (Shareholder Debt Amount).

“Shares” means:

(a)	the 40 ordinary shares of €453.78 each in the capital of CenturyLink Europe, making up the entire issued share capital of CenturyLink Europe;

(b)	the EUR 35,000 share capital of Lumen Austria, making up the entire issued share capital of Lumen Austria;

(c)	the 201,376,855 ordinary shares of £1.00 each in the capital of Lumen EMEA, making up the entire issued share capital of Lumen EMEA;

(d)	the 3,100 ordinary shares of 100 DKK each in the capital of Lumen Denmark, making up the entire issued share capital of Lumen Denmark; and

(e)	all of the membership interests of US Asset Co..

“Source Code Agreement” means the source code agreement in the agreed form to be entered into between CCL D/B/A Lumen Technologies Group, Level 3 and Lumen UK.

“Specific Accounts Qualifications” means (i) the Business has not operated on a separate standalone basis and historically has not been separately reported, (ii) the Accounts reflect certain allocated charges which do not necessarily reflect amounts that would have resulted from arms-length transactions or that the Business would incur on a standalone basis and (iii) the Accounts are not necessarily indicative of what the results of operations and financial position of the Business will be in the future.

“Subsidiaries” means the companies listed in Schedule 2 (Other Transferring Companies) and “Subsidiary” means any one of them.

“Supplemental Data Room” means the contents of the virtual data room hosted by the Sellers’ Solicitors in respect of Project Merlin as at 4pm on 30 October 2023, containing the documents listed in the index attached to the Supplemental Disclosure Letter.

“Supplemental Disclosure Letter” means the supplemental disclosure letter in relation to the Warranties dated on Completion from the Sellers to the Buyer in respect of matters occurring between the date of the Put Option Agreement and Completion only.

“Surviving Provisions” means Clause 1 (Definitions and Interpretation), Clause 11 (Post-completion matters), Clause 12 (Sellers and Buyer guarantee), Clause 13 (Announcements and confidentiality), Clause 14 (Assignment), Clause 18 (Non-recourse), Clause 25 (Severability), Clause 26 (Waiver) and Clause 32 (Governing law and jurisdiction).

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“Target Companies” means the companies listed in Schedule 1 (Details of the Target Companies) and “Target Company” means any one of them.

“Target Working Capital” means $27,200,000 (twenty-seven million two hundred thousand).

“Tax” or “Taxation” has the meaning given to it in the Tax Deed.

“Tax Deed” means the deed in the agreed form relating to Tax.

“Team Telecom” means the Committee for the Assessment of Foreign Participation in the United States Telecommunications Services Sector, established pursuant to Executive Order 13913, Establishing the Committee for the Assessment of Foreign Participation in the United States Telecommunications Services Sector, 85 FR 19643 (April 8, 2020), conducting national security review of a FCC-notified transaction involving potential foreign involvement in U.S. telecommunications assets, as well as any predecessor or successor group or other group within the Executive Branch of the United States government charged with performing or assisting the FCC with such review.

“Transaction” means the transactions contemplated by this Agreement (or any part of those transactions).

“Transaction Comms” means a communications plan including FAQ to be discussed in accordance with Clause 6.3(d)(v) from time to time.

“Transaction Documents” means this Agreement and the documents entered into by the Buyer or any member of the Buyer’s Group and the Sellers or any member of the Seller’s Group in connection with it including the Warranty Deed, the Tax Deed, the Disclosure Letter and the Supplemental Disclosure Letter.

“Transaction Perimeter Summary” means the summary of the transaction perimeter set out in Schedule 11 (Transaction Perimeter Summary).

“Transferred Assets” shall mean all assets, properties, and rights (including Transferred Contracts and the Transferring IPR) related to the Business, which are owned by a Transferring Company (assuming completion of the actions contemplated in the Transaction Perimeter Summary), but excluding, for the avoidance of doubt, the Excluded Assets.

“Transferring Companies” means the Target Companies and the companies listed in Schedule 2 (Other Transferring Companies) and “Transferring Company” means any one of them.

“Transferred Contracts” means (i) all Transferred Customer Contracts and (ii) all other Contracts to which a Transferring Company is a signatory, but excluding any contracts relating to or included in the Excluded Assets.

“Transferred Customer Contracts” means all Contracts with customers (other than Retained Customer Contracts) relating to the Business as to which a Transferring Company has the direct contractual relationship with the customer (and therefore bills the customer and is primarily responsible for controlling the customer relationship), it being understood that the relevant Excluded Company (as a Lumen Service Provider) will provide services to the relevant Transferring Company (as a

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Buyer Customer) to the extent necessary to enable the Transferring Companies to discharge their obligations to the customer under any Transferred Customer Contract, all on the terms and conditions specified in the Lumen Master Services Agreement or other applicable Transaction Document.

“Transferring Employees” means the employees of the Excluded Companies listed in the document contained in the Data Room at 2.12.10.5 “Updated Merlin Census with Salary for VDR – as of Oct 21 2022.xlsx”, and any employee hired to replace any such person in the event of the termination of their employment prior to Completion.

“Transferring IP Addresses” means any Internet Protocol (IP) address for which a Transferring Company is explicitly recorded as owner thereof by the Regional Internet Registry for Europe (RIPE).

“Transferring IPR” means (i) the Transferring IP Addresses; and (ii) any and all IPR which a Transferring Company is the legal and beneficial owner as at the date of the Put Option Agreement including where it is listed as owner in the official records of a governmental agency.

“Transitional Services Agreement” means an agreement in the agreed form to be entered into between Level 3 and the Buyer at Completion pursuant to which Level 3 will provide certain limited transitional services to the Buyer or the Transferring Companies with effect from Completion.

“UK DB Pension Schemes” means (i) the Global Crossing Shared Cost Section of the Railway Pension Scheme; and (ii) the Global Crossing Pension Scheme governed by a trust deed and rules dated 22 April 2004, as amended from time to time.

“Unassigned Asset” is defined in Clause 6.4(a).

“Upper Budgeted Capital Expenditure Amount” means the Budgeted Capital Expenditures plus twenty percent (20%) of the Budgeted Capital Expenditures amount.

“US Assets” means the transferring US assets identified in the Transaction Perimeter Summary.

“US Asset Co.” means Camelot Landing, LLC, details of which are in Schedule 1(b), Part 5 (Details of US Asset Co.).

“$” or “USD” means United States dollars, the lawful currency of the United States of America.

“W&I Policy” means the Buyer’s warranty and indemnity insurance policy relating to the Warranties and the Tax Deed.

“Warranties” means the warranties contained in the Warranty Deed.

“Warranty Deed” means the deed (as amended and restated from time to time) entered into between the Sellers as warrantors and the Buyer as the beneficiary of the warranties on the date of the Put Option Agreement pursuant to which the Sellers have provided certain warranties to the Buyer in connection with the Transaction.

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“Working Capital” means the aggregate amount of the current assets of the Transferring Companies and the Business (excluding Cash, investments and deferred tax assets and profit based or corporation income tax assets) less the aggregate amount of the current liabilities of the Transferring Companies and the Business (excluding amounts to the extent included in Debt, and excluding asset retirement obligations, one-off separation costs, profit based or corporation income tax liabilities and deferred tax liabilities, but including all current Assumed Liabilities except to the extent expressly excluded from Working Capital pursuant to foregoing), together with any item required to be included in Working Capital in accordance with Schedule 7, Part 2 (Contents of Completion Statements) in each case as set out in the Completion Statement prepared in accordance with Schedule 7, Part 1 (Preparation of Completion Statements) and Schedule 7, Part 2 (Contents of Completion Statements).

1.2	In this Agreement, unless otherwise stated:

(a)	reference to this Agreement is to this Agreement as varied, supplemented, novated or replaced from time to time;

(b)	reference to a document or a provision of a document is to that document or provision as varied, supplemented, novated or replaced from time to time;

(c)

reference to a document being in “agreed form” means, in relation to any document, the form of that document which has been identified in writing (including by way of email) by the Buyer’s Solicitors and the Sellers’ Solicitors as being in agreed form;

(d)	reference to a statute or statutory provision, enactment, EU directive or EU regulation includes a reference to:

(i)

any statutory amendment, modification, replacement consolidation or re-enactment of it from time to time except to the extent that any consolidation, re-enactment, modification or replacement enacted after the date of this Agreement would extend or increase the liability of any party to another under this Agreement; and

(ii)	all orders, regulations, instruments or other subordinate legislation (as defined in section 21(1) of the Interpretation Act 1978) made under it to the extent in force at the date of this Agreement.

(e)

unless otherwise specified or required for the purpose of enforcement or interpretation, all references to statutes, statutory provisions or enactments are to statutes, statutory provisions or enactments of England;

(f)

references to any English statutory provision or legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or other legal concept, state of affairs or thing shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English statutory provision or legal term or other legal concept, state of affairs or thing;

(g)	reference to a party is to a party to this Agreement and includes a reference to that party’s successors and permitted assignees;

(h)	reference to a “person” includes a legal or natural person, partnership, association, trust, company, corporation, joint venture, government, state or agency of the state or other body;

(i)

reference to a governmental, regulatory or administrative authority or other agency or body that ceases to exist or is reconstituted, renamed or replaced or has its powers or function removed, means the agency or body which performs most closely the functions of that authority, agency or body;

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(j)	a Clause or Schedule is to a Clause of or Schedule to, this Agreement and any reference to this Agreement includes its Schedules;

(k)

the terms “parent undertaking”, “subsidiary undertaking” and “undertaking” (and, unless the context otherwise requires, other terms used in this Agreement that are defined in the Companies Act 2006) shall be interpreted in accordance with the Companies Act 2006;

(l)	references to “writing” or “written” include any method of reproducing words or text in a legible and non-transitory form and, for the avoidance of doubt, shall include text transmitted by e-mail;

(m)

references to “indemnify” and to “indemnifying” any person against any Losses by reference to any matter shall mean indemnifying that person on demand from and against all Losses suffered or incurred as a result of or in connection with or which would not have arisen but for that matter;

(n)

references to any “arrangement” shall include any contract, agreement, transaction, commitment, instrument, licence, franchise, assignment, lien, Encumbrance, charge, concession, understanding, permit, policy, grant, employee benefit or bonus, or other arrangement (in each case whether legally enforceable or not);

(o)	references to any “matter” shall be deemed to include any fact, matter, event or circumstance;

(p)

where any provision is qualified or phrased by reference to the “ordinary course of business”, that reference shall be construed as meaning the customary and usual course of trading for the Business during the 12 months before the date of the Put Option Agreement;

(q)	the term “connected person” has the meaning given to it in section 1122 Corporation Tax Act 2010 and any references to persons being “connected” shall have a corresponding meaning; and

(r)	reference to the time of day is to the time in London.

1.3	In this Agreement the interpretation of general words shall not be restricted by words indicating a particular class or particular examples and “including” means “including without limitation”.

1.4

In the Warranties references to any notice, allegation, claim, request or other communication having been received by a Transferring Company shall be construed as a reference to a communication received in writing (including e-mail) by a person whose job it was to receive or otherwise deal with it.

1.5

To determine whether a monetary limit or threshold set out in this Agreement has been reached or exceeded, any amounts not stated in United States dollars shall be converted into United States dollars at the Exchange Rate on the relevant date. The relevant date is:

(a)	when determining whether a limit or threshold in a warranty has been reached or exceeded, the date at which the Warranty is given;

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(b)	when determining whether a threshold in Schedule 5 (Seller protection provisions) has been exceeded, the date a Claim is notified; and

(c)

when determining whether a threshold in Schedule 3 (Pre-Completion Obligations) has been exceeded, the date the relevant transaction was entered into or undertaken (as the case may be) in the relevant period.

2	SALE AND PURCHASE

2.1

Subject to the terms of this Agreement, the Sellers agree to sell to the Buyer and the Buyer Companies the Shares with full title guarantee and the Buyer shall procure that the Buyer Companies buy the entire legal and beneficial ownership in the Shares set against each of their names in column 3 of Schedule 1(a) (Details of the Buyer Companies), with all rights attaching to them, free from Encumbrances, with effect from Completion.

2.2	The Buyer and the Sellers are not obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all of the Shares is completed simultaneously.

2.3	Each Seller covenants with the Buyer that:

(a)	it has now, and at all times up to and at Completion shall have, full power and the right to sell and transfer the legal and beneficial title in the Shares on the terms set out in this Agreement;

(b)	the Shares do, and at all times up to and at Completion shall, represent the entire allotted and issued share capital of the Target Companies; and

(c)

a Target Company (or a Subsidiary) is, and at all times up to and at Completion shall be, the sole legal and beneficial owner of the entire issued share capital of each Subsidiary, or in the case of: (a) Lumen East Africa Limited 80% of the entire issued share capital; and (b) until completion of the Reorganisation: (i) Lumen Technologies Germany GmbH 94.81% of the issued share capital; and (ii) Qwest Holdings B.V. the entire issued share capital, and in each case free from all Encumbrances.

2.4

The Shares shall be sold together with all rights attaching to them now or after the date of the Put Option Agreement, including all rights to any dividend or other distribution (other than any dividend or distribution which is included as a liability in the Completion Statement) declared, made or paid after the date of the Put Option Agreement.

2.5

Each Seller irrevocably waives and agrees to procure the waiver of any restrictions on transfer (including rights of pre-emption) that may exist in relation to the Shares, whether under the constitutional documents of the Target Companies or otherwise.

3	CONSIDERATION

3.1	The total purchase price for the Shares to be paid by the Buyer Companies to the Sellers under this Agreement is as follows:

(a)	the Enterprise Value; less

(b)	a sum equal to the Net Debt if a positive amount or plus a sum equal to the Net Debt if a negative amount; plus

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(c)

an amount by which the Working Capital exceeds the Target Working Capital or minus an amount by which the Working Capital falls short of the Target Working Capital (hereby referred to as the “Working Capital Adjustment”), determined in accordance with Schedule 7 (Completion Statements) (the “Consideration”).

3.2	The Sellers shall be entitled to the Consideration in the proportions set out in the Completion Statements.

3.3	Subject to the Sellers complying with their obligations under Schedule 4 (Completion formalities) the Buyer shall pay:

(a)	on behalf of the Buyer Companies, the Provisional Payment; and

(b)

on behalf of all Transferring Companies that at Completion are party to an Intercompany Payable with a member of the Seller’s Group, the Shareholder Debt Amount in the amounts and on behalf of the Transferring Companies as set out in Schedule 6 (Shareholder Debt Amount), payment of which shall be deemed as full and final settlement of all amounts owed at Completion between the Transferring Companies on the one hand and the Sellers’ Group on the other hand;

in cash via electronic transfer on Completion in accordance with Part 2 of Schedule 4 (Completion formalities).

3.4

The Sellers hereby confirm that Level 3 Communications, L.L.C. is irrevocably authorised by the Sellers to receive payment of the Consideration (including any payments made in accordance with Clause 4.1), the Provisional Payment and the Shareholder Debt Amount on the Sellers’ behalf and the receipt by Level 3 Communications, L.L.C. shall be an absolute discharge for the Buyer Companies who shall not be concerned to see to the application of the relevant amount or be answerable for the loss or misapplication of the relevant amount.

4	ADJUSTMENTS TO CONSIDERATION

4.1

Following Completion, the Completion Statements shall be prepared and agreed or determined in accordance with Schedule 7 (Completion Statements) in order to ascertain Net Debt, Working Capital Adjustment and, accordingly, the amount of the Consideration, and:

(a)	if the Consideration exceeds the Provisional Payment, on behalf of the Buyer Companies the Buyer shall pay to the Sellers’ Nominated Account on behalf of the Sellers an amount equal to the excess; or

(b)	if the Consideration is less than the Provisional Payment, the Sellers shall pay the Buyer on behalf of the Buyer Companies an amount equal to the shortfall,

in either case any required adjustment to the Consideration will be transferred within ten Business Days after the Completion Statements have been agreed or determined in accordance with Schedule 7 (Completion Statements).

4.2

Any payment under this Agreement other than the repayment of the Shareholder Debt Amount shall, so far as it is able, be treated as an adjustment to the Consideration paid by the Buyer to the Sellers under the Agreement.

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5	CONDITIONS AND TERMINATION

5.1	Completion is conditional on (subject to waiver in accordance with Clause 5.8):

(a)	in respect of the CMA:

(i)

the CMA having confirmed in terms and in a form satisfactory to the Buyer (subject always to the provisions of Clause 5.7) that it does not intend to request further information or open an investigation in relation to the Transactions or any matters arising therefrom, after submission by the Buyer of a briefing paper to the CMA’s merger intelligence committee setting out the reasons why the CMA should not commence an investigation; or

(ii)

in the event that the Buyer, having consulted with the Sellers, elects not to submit the briefing paper referenced in Clause 5.1(a)(i) or if the confirmation referenced in Clause 5.1(a)(i) is not received following submission of such a briefing paper, the CMA having (A) requested the submission of, or received, a draft merger notice in relation to the Transactions; (B) given notice to the Buyer or a Seller that it is intending to commence a Phase 1 merger investigation in relation to the Transactions; (C) indicated that the statutory review period in which the CMA has to decide whether to make a reference in relation to the Transactions under Section 34ZA(3) of the Enterprise Act 2002 (the “Enterprise Act”) has begun; or (D) requested documents or attendance by a witness or witnesses under Section 109 of the Enterprise Act in relation to the Transaction; and the CMA having concluded following a Phase 1 merger investigation that it does not intend to make a Phase 2 reference under section 33(1) of the Enterprise Act (whether as a result of undertakings in lieu proposed by the Buyer in accordance with its obligations under Clause 5.7 of this Agreement or otherwise); or

(iii)

if the CMA makes a Phase 2 reference under section 33(1) of the Enterprise Act, the CMA having (i) concluded in a report published in accordance with Section 38 of the Enterprise Act that the Transaction may not be expected to result in a substantial lessening of competition within any market or markets in the United Kingdom for goods or services; or (ii) in the event of a conclusion from the CMA, pursuant to section 36(1) of the Enterprise Act, that an anticompetitive outcome (within the meaning given by section 35(2)(b) of the Enterprise Act) has arisen or may be expected to arise, decided pursuant to section 41(2) and section 82 of the Enterprise Act to accept such undertakings as proposed by the Buyer (in accordance with its obligations under Clause 5.7 of this Agreement) to remedy, mitigate or prevent the anti-competitive outcome and determine the reference.

(b)

the European Commission having adopted a decision under Article 6(1)(b), 6(2), 8(1) or 8(2) of the EU Merger Regulation declaring the Transaction to be compatible with the internal market, either unconditionally or subject to conditions, obligations, undertakings or modifications on terms and in a form satisfactory to the Buyer (subject always to the provisions of Clause 5.6);

(c)	the Parties having received HSR Act Clearance in relation to the Transaction;

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(d)	the approvals required to be obtained from the FDI Authority shall have been obtained, be in full force and on terms satisfactory to the Buyer in the following jurisdictions:

(i)	Austria;

(ii)	Denmark;

(iii)	France;

(iv)	Germany;

(v)	Italy;

(vi)	Romania; and

(vii)	Spain;

(e)

to the extent that any Irish foreign direct investment screening legislation (pursuant to Regulation 2019/452 of the European Parliament and Council of the European Union of 19 March 2019) (the “Irish FDI Regime”) is established prior to Completion - and application to the Transaction is determined - the following event having occurred before Completion:

(i)	the Department of Enterprise, Trade and Employment deciding in terms satisfactory to the Buyer that it will not call in the Transaction under the Irish FDI Regime; or

(ii)	clearance, consent or other applicable authorisation for the Transaction having been obtained by the Department of Enterprise, Trade and Employment;

(f)

in so far as the Parties, acting in good faith, agree that the Transaction falls within the scope of the Belgian foreign direct investments screening regime as envisaged by the Cooperation agreement of 1 June 2022 on the screening of foreign direct investments, clearance for the Transaction is obtained from the Interfederal Screening commission (Interfederale Screeningscommissie / Commission de Filtrage Interfédéral);

(g)

in so far as the Parties, acting in good faith, agree that the Transaction falls in the Netherlands within the scope of either article 14a.2 of the Dutch Telecommunications Act (Telecommunicatiewet) or the Dutch Act on Security Screening of Investments, Mergers and Acquisitions Act (Wet Veiligheidstoets investeringen, fusies en overnames), clearance for the Transaction from the Bureau Toetsing Investeringen;

(h)

FCC consent (as conditioned by any mitigation conditions agreed to obtain Team Telecom and U.S. State Department clearance) shall have been obtained and be in full force and effect (the “FCC Condition”);

(i)	receipt of CFIUS Clearance, if a notice is submitted to CFIUS in accordance with the terms of this Agreement (the “CFIUS Condition”);

(j)	receipt in writing from the UK Secretary of State of:

(i)	a notification under section 14(8)(b)(ii) of the UK National Security and Investment Act 2021; or

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(ii)	a final order under section 26(2)(b) of the UK National Security and Investment Act 2021 that is on terms that satisfactory to the Buyer; or

(iii)	a final notification under section 26(2)(a) of the UK National Security and Investment Act 2021 (the “NS&I Condition”).

5.2

The Buyer shall, at its own cost, have primary responsibility for fulfilling the Conditions and shall take any commercially reasonable steps for that purpose, including making appropriate applications, submissions, notifications and filings in consultation with the Sellers’ Representative in accordance with this Clause 5.2 within the timeframes stipulated at Clause 5.5 below. For this purpose the Buyer shall:

(a)

allow the Sellers’ Representative a reasonable opportunity to comment on all material draft applications, notifications or filings, and give reasonable consideration to any such comments and provide the Sellers’ Representative with the final drafts, prior to submission to any Authority, in accordance with this Agreement;

(b)

provide the Sellers’ Representative with reasonable notice of any material meeting or call with any Authority in connection with the Transaction, and, where appropriate, allow the Sellers’ Representative or adviser of the Sellers to attend and participate in any meeting or call;

(c)

communicate on material subjects with any Authority only after prior consultation with the Sellers’ Representative or their advisers (and incorporating any reasonable comments and requests of the Sellers Representative and their advisers);

(d)

promptly notify the Sellers’ Representative and provide copies or (in the case of non-written communications) details, of all material communications with any Authority relating to any action required to satisfy or the satisfaction of the Conditions; and

(e)	regularly review with the Sellers’ Representative the progress of any notification or filings with a view to satisfying the Conditions at the earliest reasonable opportunity.

5.3	The Sellers shall promptly provide the Buyer, the Buyer Companies and any Authority with:

(a)

any necessary information, data and documents in their possession (and, to the extent such provision would include the disclosure of confidential or financial information, subject to appropriate confidentiality undertakings being obtained from such Authority) requested in reasonable time (unless it is a direct request from the Authority) and required for the purpose of making any submissions, notifications and filings to any such Authority; and

(b)	any other reasonable assistance required for the purposes of fulfilling the Conditions.

5.4

The Sellers shall be entitled to only share on an external counsel to counsel basis, any confidential, commercially sensitive or financial information regarding the Sellers or any member of the Sellers’ Group, that is reasonably required for the purpose of fulfilling the Conditions.

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5.5	In furtherance and not in limitation to the provisions of Clause 5.2, the Buyer agrees:

(a)	for the purposes of satisfying Clause 5.1(b):

(i)	file the initial case team allocation request with the European Commission as soon as reasonably practicable after the execution of this Agreement; and

(ii)	file the draft Short Form CO or Form CO in respect of the Transaction with the European Commission as soon as reasonably practicable thereafter;

(b)

to submit the briefing paper referenced in Clause 5.1(a)(i), or the draft merger notice referenced in Clause 5.1(a)(ii), to the CMA as soon as reasonably practicable after the execution of this Agreement and/or, in the event the CMA does not give the confirmation referenced in Clause 5.1(a)(i), submit a draft merger notice to the CMA as soon as reasonably practicable thereafter;

(c)

to file (jointly with the Sellers if required) any notices, submissions, responses, information requested by any relevant Authority, including for the purposes of satisfying Clause 5.1(c) to Clause 5.1(f) (inclusive) as soon as reasonably practicable following the execution of this Agreement;

(d)

to file as soon as reasonably practicable following the execution of this Agreement (jointly with the Sellers if required) any notices, submissions, responses, draft agreements and amendments, information requested by Team Telecom, or agreement termination proposals with Team Telecom, but solely to the extent that such notices, submissions, responses, draft agreements and amendments, information requested by Team Telecom or agreement termination proposals are required in connection with the FCC’s review of any application filed in connection with the FCC Condition, or that Sellers or Buyer determines are required under Law;

(e)

to file a pre-filing version of a joint voluntary notice in respect of the Transaction pursuant to the DPA, and as soon as practicable thereafter, the Parties shall file, on a date that the parties mutually agree will minimize the risk of a withdrawal and refiling or other protracted review or investigation, a formal version of the joint voluntary notice pursuant to the DPA for the purpose of receiving satisfying the CFIUS Condition; and

(f)

to file the mandatory notification with the Department for Business, Energy and Industrial Strategy to satisfy the NS&I Condition as soon as reasonably practicable following the execution of this Agreement.

5.6

In furtherance and not in limitation to the provisions of Clause 5.3, the Sellers agree to file any notices, submissions, responses, information required or requested by the Federal Trade Commission and the Antitrust Division of the United States Department of Justice for the purposes of satisfying Clause 5.1(c) as soon as reasonably practicable following the execution of this Agreement.

5.7	Without prejudice to any other provision of this Agreement:

(a)

the Buyer shall promptly take any and all actions required by any relevant Authority in order to satisfy any of the Conditions so as to enable Completion to occur as promptly as reasonably practicable (subject to the Sellers fulfilling their obligations under Clause 5.3) (and in any event no later than the Extended Long Stop Date), including: (i) negotiating, committing to and effecting, by consent decree, hold separate orders, trust or otherwise, the

Execution Version

sale, license, divestiture or disposition of any businesses, product lines or assets of the Target Companies; and (ii) otherwise taking or committing to take actions that after Completion would limit the Buyer’s or the Target Companies’ freedom of action or operations with respect to, or its or their ability to retain, any businesses, product lines or assets of the Target Companies. In that regard the Buyer shall agree to divest, sell, dispose of, hold separate, or otherwise take or commit to take any action that limits the Buyer’s or the Target Companies’ ability to retain or freedom of action with respect to, any of the businesses, product lines or assets of the Target Companies; provided that any such action contemplated above is conditioned upon the consummation of the Transaction;

(b)

the Buyer agrees to provide such information and assurances as to financial capability, resources, creditworthiness, foreign ownership, character and other qualifications as may be reasonably required to respond to any request from any Authority or other third party in connection with satisfying the Conditions;

(c)

whether or not the Transaction is consummated, the Buyer shall be responsible for all filing fees (including all filing fees with respect to any regulatory approvals required to satisfy the Conditions) of any Authority in order to satisfy the Conditions other than the fees of and payments to the Sellers’ legal and professional advisors;

(d)

the Buyer shall not make any filings or communicate with any Authority which is not required in order to fulfil the Conditions, or include any material information in excess of what is reasonably required in a required filing with any Authority, without in each case first obtaining the prior written consent of the Sellers to the making of it and to its form and content (provided that such consent is not unreasonably withheld or delayed); and

(e)	the Buyer shall notify the Sellers’ Representative promptly upon:

(i)	becoming aware that a Condition has been fulfilled;

(ii)	any material contact from any Authority; and

(iii)	becoming aware of any matter that may be reasonably expected to prevent or delay the satisfaction of any Condition prior to the Long Stop Date.

Without prejudice to the generality of the foregoing, this includes disclosure of any indication that any Authority may intend to withdraw its approval of, or raise an objection to, or impose a condition on, the sale and purchase of the Shares pursuant to this Agreement.

5.8

The Buyer may by notice to the Sellers’ Representative waive any Condition that is capable of waiver, provided that the Buyer has obtained the prior written consent of the Sellers’ Representative (not to be unreasonably withheld).

5.9

If the Conditions are not satisfied (or become incapable of being satisfied) or (where applicable) have not been waived in accordance with Clause 5.8 on or before the Long Stop Date (or if applicable, the Extended Long Stop Date), this Agreement shall terminate and the provisions of Clause 21 (Termination) shall apply and no party shall have any claim under this Agreement except in respect of any rights and liabilities which have accrued in consequence of a breach of this Agreement before termination or under any of the Surviving Provisions.

Execution Version

5.10

If, by 30 June 2023, any Conditions remain unsatisfied but are still capable of being satisfied, the Sellers’ Representative and the Buyer shall each individually have the right (prior to the Long Stop Date) to give notice to the other to extend the Long Stop Date for satisfaction or waiver of the Conditions to a date falling no later than six calendar months after the Long Stop Date (the “Extended Long Stop Date”).

6	PRE-COMPLETION

6.1

Until Completion the Sellers undertake, within the confines of applicable law, to procure the performance and observance by the Transferring Companies of the things specified in Schedule 3 (Pre-Completion Obligations) provided always that nothing shall impose any obligation on the Sellers to prevent or restrict any Transferring Company from doing or omitting to do anything:

(a)

subject to Schedule 3 (Pre-Completion Obligations) required for the performance of any contract (including any contract relating to any debt or borrowing arrangements), agreement or arrangement entered into prior to the date of the Put Option Agreement which has been Disclosed;

(b)	required in order to comply with any applicable Law or regulation or court order or as required by any Authority;

(c)	that is otherwise than as specified in Schedule 3 (Pre-Completion Obligations), but for which the Buyer has provided prior written consent;

(d)	required in connection with the Reorganisation; or

(e)

in connection with any circumstance which is an emergency posing an imminent threat to human health or safety or with respect to which, imminent action is required to prevent the imposition of material liability on any Transferring Company, provided that to the extent practicable the Sellers shall be required to notify the Buyer, and obtain the Buyer’s prior written consent, in advance of any such action and, to the extent not so practicable, in any event notify the Buyer of any such action promptly thereafter.

6.2

Before Completion the Buyer shall not, without the prior written consent of the Sellers’ Representative, contact any employees of, suppliers to, or customers of any member of the Sellers’ Group, including of a Transferring Company in connection with this Agreement or the Transaction, save that nothing in this Agreement shall prevent any member of the Buyers’ Group from contacting any suppliers or customers of any member of the Buyers’ Group in the ordinary course of the operation of its own business or communicating with employees of the Transferring Companies (where required and in conjunction with the Sellers) in order to comply with their legal obligations in relation to works council or other consultation obligations, subject to any such communication being approved in advance by the Sellers’ Representative (such approval not to be unreasonably withheld or delayed). In the event that the Buyers’ Group wishes to issue a communication to the Employees prior to Completion, it should provide such communication to the Sellers’ Representative and the Sellers’ Representative shall issue such communication to the Employees if it (acting reasonably) determines that it is appropriate to do so.

6.3	Reorganisation

(a)	The Sellers shall use their respective reasonable endeavours to procure that the Reorganisation is completed as soon as reasonably practicable following the date of the Put Option Agreement.

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(b)

On or before the date of this Agreement the Sellers’ Representative shall update the Buyer on the status and progress of the Reorganisation, and every 30 days after such date until the date of Completion the Sellers’ Representative shall keep the Buyer updated on the progress of the Reorganisation and shall take into due consideration any reasonable suggestion made by the Buyer on the implementation of the Reorganisation.

(c)

If the Sellers in their reasonable judgement determine that any individual step of the Reorganisation will result in an adverse change that is material to the proposed position of the Business at completion of the Reorganisation (as reflected in the Transaction Perimeter Summary), the Sellers’ Representative will notify the Buyer in advance of taking any actions in respect of such step and take into account their reasonable suggestions.

(d)	The Sellers shall procure that the Reorganisation is implemented in accordance with applicable Law and (without limitation) the following principles:

(i)	any applicable exemption from transfer taxes, VAT and stamp duties is to be properly claimed, provided that the cost of making such a claim is proportionate to the saving being made;

(ii)	there is a legal and technical basis for adopting any Tax treatment;

(iii)	each transfer of shares, assets or a business shall be pursuant to a written agreement between the transferor and transferee;

(iv)

where local law requires consultation to take place with works councils or similar bodies or other consultation procedures to be followed, the parties acknowledge and agree that the Reorganisation will be carried out subject to those requirements;

(v)

the Sellers’ Representative and the Buyer shall continue after the date of the Put Option Agreement to agree in good faith the Transaction Comms and the content of any communications by a member of the Sellers’ Group with employees of, landlords of, suppliers to, or customers of the Business or any Authority in connection with the Reorganisation or the Transaction shall, to the extent practicable, be discussed with the Buyer in advance and the Sellers shall take into account any reasonable comments from the Buyer unless such communication is as set out in the Transaction Comms (as may be amended from time to time by agreement between the Buyer and the Sellers’ Representative) (save that nothing in this Agreement shall prevent any member of the Sellers’ Group from contacting any suppliers or customers of any member of the Sellers’ Group in the ordinary course of the operation of its own business unrelated to the Reorganisation or the Transaction);

(vi)

other than as set out in the “Transferring IN” column in the Transaction Perimeter Summary, no assets or liabilities shall be transferred or assumed by the Transferring Companies from any member of the Sellers’ Group without the prior written consent of the Buyer, including (but not limited to) any cash, receivables from or payables to the Excluded Companies, Tax assets or Tax liabilities in each case except to the extent transferred within a Transferring Company, or prepayments in respect of any Excluded Asset;

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(vii)

other than as set out in the “Transferring OUT” column in the Transaction Perimeter Summary, no unregistered IPR owned by a Transferring Company shall be transferred out of any Transferring Company to any member of the Sellers’ Group (other than a Transferring Company) without the prior written consent of the Buyer;

(viii)	there will be no material impact on the covenant supporting the UK DB Pension Schemes;

(ix)

if the Sellers (acting reasonably) consider it to be necessary, the Trustees of the UK DB Pension Schemes will be informed of the Reorganisation steps relevant to the covenant supporting the UK DB Pension Schemes prior to implementation;

(x)	each transfer of a Transferring Employee to a Transferring Company under the Reorganisation shall be on terms which are not materially different to their existing terms which have been Disclosed;

(xi)

the Sellers may replace an individual who is marked as “proxy” in the document contained in the Data Room at 2.12.10.5 “Updated Merlin Census with Salary for VDR - as of Oct 21 2022.xlsx” (the “Proxy Employee”) with an alternative employee (the “Proxy Replacement”) if:

(A)

the Seller reasonably considers that Proxy Replacement is equally aligned to the Business and/or to the skills, knowledge, experience and client relationships needed to successfully operate the Business than the Proxy Employee;

(B)

the replacement (together with all other replacements made in accordance with this Clause) does not (i) materially affect the overall mix of grades, skills or (ii) materially increase the overall employment costs or severance costs, of the group of Employees who are marked proxy at the date of this Agreement; and

(C)	The assessment will be made in good faith to ensure that the Employees are those who have the skills, knowledge, experience and client relationships needed to successfully operate the Business.

(e)

The Buyer acknowledges that the transfer of the Transferring Companies contemplated by this Agreement is not intended to convey to the Buyer any right, title or interest in any asset that is: (i) the Excluded Companies; (ii) the Excluded Marks (but without limiting any of the rights expressly granted in and to the Excluded Marks in favour of the Buyer in any Transaction Document) (iii) the Retained Customer Contracts; (iv) all books, records and files of Parent and its Associates, other than the books and records and files of the Transferring Companies or to the extent primarily relating to the Business; (v) the assets, properties and rights associated with Parent’s consolidated centralised support functions or network transport facilities used to provide the services that Parent and its Associates will provide after Completion under the Transaction Documents; (vi) any payments (or related credits) received by the Transferring Companies whether before or after Completion in relation to the Indefeasible Rights of Use Agreement between Atlantic Crossing Ltd and Deutsche Telekom AG dated 30 June 1998 (as

Execution Version

amended);(vii) Domain Names (with the exception of the Transferring IP Addresses); (viii) all assets and liabilities relating to operations in Russia; and (x) the assets listed in Schedule 8(Excluded Assets) (with all such assets, properties, Equity Interests and rights described in this sentence whether held by an Excluded Company or otherwise, being referred to as the “Excluded Assets”).

(f)

Subject to and without limiting any warranties, covenants and agreements of the Sellers under this Agreement or the other Transaction Documents, the Buyer agrees that the Transferring Companies shall assume or retain and be responsible for, from and after Completion, all of the liabilities and obligations of the Sellers or any of their Associates to the extent relating to, arising out of or resulting from the ownership, operation, or use the Transferred Assets, whether incurred before, on or after Completion other than to the extent such liabilities have already been paid for or discharged prior to the Effective Time, other than the Excluded Liabilities, (with all such liabilities and obligations described in this sentence being referred to collectively as the “Assumed Liabilities”).

(g)

Subject to Clause 6.4, in the event it is determined in the two year period following Completion that: (i) any asset that constitutes a Transferred Asset that should have been transferred to the Transferring Companies in accordance with Clause 6.3(a) was not so transferred, the Sellers shall procure that such asset shall be promptly transferred to the applicable Transferring Company; and (ii) any liability or obligation that constitutes an Assumed Liability that should have been assumed or retained by the Transferring Companies in accordance with Clause 6.3(f) but was not assumed or retained, the Sellers and the Buyer shall cause the applicable Transferring Company promptly to assume such liability or obligation, without the payment of consideration.

(h)

Subject to Clause 6.4, in the event it is determined in the two year period following Completion that: (i) any asset that is an Excluded Asset that should have been retained by or transferred to an Excluded Company in accordance with Clause 6.3(e) was retained by or transferred to the Transferring Companies, the Buyer shall cause the applicable Transferring Company promptly to transfer such asset to an Excluded Company designated by the Sellers; and (ii) any Excluded Liability that that should not have been assumed or retained by the Transferring Companies in accordance with Clause 6.3(f) but was assumed or retained by the Transferring Companies, such liability shall be promptly assumed by an Excluded Company designated by the Sellers.

(i)	In the event that any transfer of an asset or assumption of a liability occurs under Clause 6.3(g) or 6.3(h):

(i)	the Sellers shall be solely responsible for, and shall pay when required, any stamp duty, registration fees or other third party costs, and any other sales or transfer Tax;

(ii)	the transfer or assumption shall take place between the transferor and transferee at nominal consideration; and

(iii)	the Parties will each account to the other so as to achieve the commercial outcome which would have existed if the relevant asset or liability had been in the correct company at Completion.

Execution Version

(j)

To the extent that the Reorganisation is not completed by Completion, the Sellers shall procure that the Sellers’ Group shall provide all reasonable assistance and actions required by the Buyer’s Group to enable the Reorganisation to be completed as soon as practicable following Completion and for the avoidance of doubt the Buyer shall be entitled to complete the Reorganisation in any manner it, in its sole discretion, determines provided that it shall follow the principles set out in the Transaction Perimeter Summary.

6.4	Consents and Unassigned Assets

(a)	Prior to Completion, the Sellers shall, and shall cause each of their Associates to use reasonable endeavours:

(i)	to novate the contracts set out in Schedule 16 (Contracts for novation) to the Buyer or a Transferring Company; and

(ii)

following a discussion with the Buyer to take any reasonable steps requested by the Buyer in connection with any other change of control consents which may be required in relation to the Material Contracts, in each case with regards to the obligations at this Clause 6.4(a) the Sellers shall, and shall cause each of their Associates to, comply with the reasonable instructions of the Buyer in connection with any communications with third parties which may be required in connection with the obligations set out at this Clause 6.4(a).

(b)

Notwithstanding anything to the contrary contained in this Agreement, but subject to Clause 6.4(d), to the extent that the conveyance, transfer, assignment, assumption, or delivery or attempted conveyance, transfer, assignment, assumption, or delivery to or from the Transferring Companies, as the case may be, of any Transferred Asset, Assumed Liability, Excluded Asset or Excluded Liability, as applicable, or any claim or right or any benefit arising thereunder or resulting therefrom, whether undertaken in connection with the Reorganisation or the transactions contemplated by the Transaction Documents, is prohibited by any applicable Law or would result in a material violation or breach of contract, or would require any material third-party authorisations, approvals, consents, novations, or waivers (other than approvals constituting condition which are expressly dealt with under Clause 5 (Conditions and Termination), which are separately governed by Clause 5 (Conditions and Termination)), and such authorisations, approvals, consents, novations, or waivers have not been obtained, or such violation or breach has not been cured, prior to Completion (all such assets, claims and rights, and the associated obligations attendant thereto, being hereinafter referred to collectively as the “Unassigned Assets”), Completion shall proceed without the conveyance, transfer, assignment, assumption, or delivery of such Unassigned Asset and there shall be no adjustment to the Consideration and the conveyance, transfer, assignment, assumption, or delivery of each such Unassigned Asset will automatically be deferred and will not occur until all such legal impediments are removed or such authorisations, approvals, consents, novations, or waivers have been obtained. Notwithstanding the foregoing, the Excluded Companies, or the Transferring Companies, as applicable, will thereafter hold such Unassigned Assets for the benefit of the Buyer, the Buyer Companies, the Transferring Companies or the Excluded Companies, as applicable, until the consummation of the conveyance, transfer, assignment, assumption, or

Execution Version

delivery thereof. Subject to Clause 6.4(d) and without limiting the foregoing, the parties shall use reasonable efforts, for two (2) years following Completion, and cooperate with each other, to obtain promptly such authorisations, approvals, consents, novations, or waivers, remove any legal impediment or cure any such violation or breach as necessary to convey, transfer, assign, assume, or deliver such Unassigned Assets. Pending such authorisation, approval, consent, novation, or waiver, or the cure of any such violation or breach, the parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to assert any rights under such Unassigned Asset and provide: (i) to the intended transferee the benefits burdens and obligations of such Unassigned Asset as if such Unassigned Asset was not an Unassigned Asset and had been conveyed, transferred, assigned, assumed, or delivered to the Transferring Companies or the Excluded Companies, as applicable, at Completion; and (ii) to the intended transferor the benefits, burdens and obligations that it would have obtained had the Unassigned Asset not been an Unassigned Asset and instead had been conveyed, transferred, assigned, assumed, or delivered at Completion in the manner contemplated by this Agreement. Once the authorisation, approval, consent, novation, or waiver for the conveyance, transfer, assignment, assumption, or delivery of any such Unassigned Asset is obtained, or such violation or breach is cured, the Sellers or the Buyer, as applicable, shall, or shall cause its applicable Associates to, complete the conveyance, transfer, assignment, assumption, or delivery of such Unassigned Asset to the intended transferee for no additional cost to the other party.

(c)

Subject Clause 6.4(d), to the extent that any such Unassigned Asset cannot be transferred or the full benefits of use of any such Unassigned Asset cannot be provided to the intended transferee at or following Completion pursuant to Clause 6.4(a), then the Buyer and the Sellers or one of their Associates shall enter into such mutually agreeable arrangements (including under the Transaction Documents or under additional subleasing, sublicensing or subcontracting arrangements) to provide to the Parties hereto the operational and economic equivalent, to the greatest extent permitted by applicable law, of obtaining such authorisation, approval, consent, novation, waiver, or removal of the legal impediment, and the performance by the intended transferee of the obligations thereunder in each case, to place the intended transferee in the same position as if such Unassigned Asset had been conveyed, transferred, assigned, assumed, or delivered to the Transferring Companies or the Excluded Companies, as applicable, at Completion in the manner contemplated by this Agreement. Unless provided otherwise in the Parties’ arrangements: (i) the intended transferor of the Unassigned Asset shall hold for and pay to, or cause one or more of its Associates to hold for and to pay to, the other party all income, proceeds, and other monies received by the intended transferor or any of its Associates in connection with its continuing ownership, operation, or use of the Unassigned Asset in connection with the arrangements under this Clause 6.4(c); and (ii) the intended transferee of the Unassigned Asset shall assume and pay to the other party, promptly upon receipt of any invoice from the other party, all liabilities associated with owning, operating or using the Unassigned Asset by the intended transferee of such Unassigned Asset or its Associates in connection with the arrangements under this Clause 6.4(c).

Execution Version

(d)

Notwithstanding anything to the contrary contained in this Clause 6.4 and unless provided otherwise in the Parties’ arrangements: (i) all obligations of any party under any provision of this Clause 6.4 shall lapse on the second anniversary of Completion, (ii) the Buyer shall have no obligation to make payments or incur any liability to obtain any authorisation approval, consent, novation or waiver or to effect any of the other transfers or transactions contemplated by this Clause 6.4 (other than mandated filing, recordation or similar fees payable to any Authority or as otherwise expressly contemplated by the Transaction Documents); (iii) no party shall be required to seek any authorisation, approval, consent, novation or waiver or to cure any violation or breach for any Contract that: (A) involved payments or benefits received or payments made by any Transferring Company or any other member of the Sellers Group of less than $1,000,000 during the year ended December 31, 2021; (B) involves payments or benefits to be received or payments made or Liabilities incurred by any Transferring Company or any other Associate of the Sellers reasonably expected to be less than $1,000,000 during the year ending December 31, 2022; or (C) is scheduled to expire within 90 days or can be terminated on 90 days or less notice without material liability; and (iv) the failure to receive any such authorisations, approvals, consents, novations or waivers or to effect any of the other transfers or transactions contemplated by this Clause 6.4 shall not be taken into account with respect to whether any Condition has been satisfied.

6.5	Financing

The Buyer acknowledges and agrees that the obtaining of any financing is not a condition to Completion, and reaffirms its obligation to consummate the Transaction irrespective of and independent from the availability of any third party financing arrangements, subject only to satisfaction or waiver in accordance with Clause 5.8) of the Conditions and subject to the Sellers complying with their obligations under Schedule 4 (Completion formalities).

6.6	Accounts

(a)

The Sellers shall deliver to the Buyer the audited version of the Accounts along with an unqualified audit opinion no later than 120 days after the date of the Put Option Agreement (the “Audited Accounts”).

(b)	The Audited Accounts shall be the same as the Accounts save for any Permitted Variances.

6.7	U.S. Tax Election and Section 1060 Allocation Statement

(a)

Subject to Clause 6.7(b), the Buyer shall make an election under Section 338(g) of the U.S. Internal Revenue Code with respect to each eligible Transferring Company and provide copies of the requisite completed and signed IRS Form(s) 8023 to the Sellers on the date of Completion.

(b)	At least thirty (30) days prior to Completion the Buyer shall:

(i)	provide a draft of the requisite IRS Form(s) 8023 to the Sellers’ Representative and give them reasonable opportunity to review and provide comments on the same; and

(ii)	incorporate all reasonable comments which the Sellers’ Representative makes in respect of the draft.

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(c)

The Parties shall allocate the Consideration (including any adjustments referred to at Clause 4 (Adjustments to Consideration) pursuant to this Agreement in accordance with Section 1060 of the Code (including among any assets of a Transferring Company that is disregarded entity as separate from the Sellers for U.S. federal income tax purposes), and with respect to any Transferring Company for which a Section 338 Election is made, shall be further allocated to the assets of such Transferring Company in accordance with Treasury Regulations Section 1.338-6 (and any similar provision of state or local Laws, as appropriate). For the avoidance of doubt, the allocation pursuant to this Section 6.7(c) shall be in the same amount and in the same manner as it would have been had the Shareholder Debt Amount had been reduced to nil.

(d)

After the agreement or determination of the Completion Statements in accordance with Schedule 7, Part 1 (Preparation of Completion Statements) the Sellers shall promptly (but in any event no later than thirty (30) days thereafter) deliver to the Buyer an allocation statement (the “Section 1060 Allocation Statement”) prepared pursuant to the requirements in Clause 6.7(c).

(e)

The Buyer, the Sellers and the Transferred Companies shall file U.S. federal and state income tax Tax Returns and relevant U.S. federal and state income tax Tax forms and information reports in a manner consistent with the allocation pursuant to the Section 1060 Allocation Statement.

6.8

Prior to Completion, the Sellers and the Buyer shall procure that the relevant members of the Sellers’ Group (which includes Level 3) and the Buyer’s Group complies with their respective obligations under the Separation Planning Protocol. For purposes of those activities and to address the resolution of any issues arising under the Separation Planning Protocol, Schedule 8 (Governance) of the Transitional Services Agreement will be binding on the Sellers, Level 3 and the Buyer from the date of this Agreement. For the avoidance of doubt, completion of the activities under the Separation Planning Protocol is not a condition to Completion.

7	COMPLETION

7.1	Completion shall take place remotely on 1 November 2023 (or such other date as the parties shall agree in writing).

7.2	On Completion, the Sellers and the Buyer shall comply with their respective obligations in Schedule 4 (Completion formalities).

7.3

If any of the transactions set out in Schedule 4 (Completion formalities) does not take place as provided in that schedule, the Buyer, in the case of non-compliance by the Sellers, or the Sellers, in the case of non-compliance by the Buyer, may at their election and, in each case, without prejudice to their other rights and remedies:

(a)	defer Completion to the first day of the following calendar month; or

(b)	proceed to Completion so far as is practicable on the original proposed date (which, for the avoidance of doubt, must be on the first day of a calendar month); or

(c)	following the deferral at Clause 7.3(a) (if the transactions have still not taken place) terminate this Agreement in which case the provisions of Clause 21 (Termination) shall apply.

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8	SELLERS’ WARRANTIES

8.1

The Sellers warrant to the Buyer and the Buyer Companies that each of the following statements is now and will at Completion (by reference to the facts and circumstances existing at the relevant time) be true and accurate:

(a)	the information contained in Schedule 2 (Other Transferring Companies) is true, complete and accurate;

(b)	the only directors of a Transferring Company are the persons specified in relation to that Transferring Company in Schedule 2 (Other Transferring Companies);

(c)

the Sellers have the power and authority to enter into the Transaction Documents and to fully perform their obligations under them and the Transaction Documents will, when executed, constitute valid, legal and binding obligations on the Sellers in accordance with their terms;

(d)

other than the Conditions, the Sellers have obtained all applicable governmental, statutory, regulatory or other consents, licences, waivers or exemptions required to empower them to enter into and to perform their obligations under the Transaction Documents;

(e)

other than the Conditions, the entry into and the exercise by the Sellers of their rights and performance of their obligations under the Transaction Documents and the transactions contemplated by them will not constitute a breach or give rise to a default under any applicable laws or regulations or any order, decree, judgement, contract or other obligation binding on them (including any provision of their constitutional documents) which has or could have a material adverse effect on their ability to execute or perform their obligations under the Transaction Documents;

(f)

the Sellers are not a party to any litigation, arbitration or administrative proceedings, nor are they the subject of any governmental, regulatory or official investigation or enquiry which in each case is in progress and which has a material adverse effect on their ability to execute or perform their obligations under the Transaction Documents;

(g)	no action or steps have been taken by the Sellers, nor has legal proceedings started or been threatened against any Seller for:

(i)	its winding up or dissolution;

(ii)

it to enter into any arrangement or composition for the benefit of creditors in any country or jurisdiction, including but not limited to a bankruptcy case under Title 11 of the United States Code or an assignment for the benefit of creditors; or

(iii)	the appointment of a receiver, administrator, administrative receiver, liquidator, supervisor, compulsory manager, trustee or similar person of any of its revenues or assets,

and none of the Sellers are unable to pay its debts when due within the meaning of applicable insolvency legislation.

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8.2	For the avoidance of doubt, all of the warranties given by the Seller to the Buyer Companies in clause 8.1 shall be given to the Buyer Companies only in respect of:

(a)	the relevant Target Company which that Buyer Company is acquiring; and

(b)	any Transferring Companies which are direct or indirect subsidiaries of such Target Company.

8.3

The Sellers’ Guarantor warrants to the Buyer and the Buyer Companies that each of the following statements is now and will at Completion (by reference to the facts and circumstances existing at the relevant time) be true and accurate:

(a)

the Sellers’ Guarantor has the power and authority to enter into the Transaction Documents and to fully perform its obligations under them and the Transaction Documents will, when executed, constitute valid, legal and binding obligations on the Sellers’ Guarantor in accordance with their terms;

(b)

other than the Conditions, the Sellers’ Guarantor has obtained all applicable governmental, statutory, regulatory or other consents, licences, waivers or exemptions required to empower them to enter into and to perform their obligations under the Transaction Documents;

(c)

other than the Conditions, the entry into and the exercise by the Sellers’ Guarantor of its rights and performance of its obligations under the Transaction Documents and the transactions contemplated by them will not constitute a breach or give rise to a default under any applicable laws or regulations or any order, decree, judgement, contract or other obligation binding on them (including any provision of its constitutional documents) which has or could have a material adverse effect on its ability to execute or perform its obligations under the Transaction Documents;

(d)

the Sellers’ Guarantor is not a party to any litigation, arbitration or administrative proceedings, nor are they the subject of any governmental, regulatory or official investigation or enquiry which in each case is in progress and which has a material adverse effect on its ability to execute or perform its obligations under the Transaction Documents;

(e)	no action or steps have been taken by the Sellers’ Guarantor, nor has legal proceedings started or been threatened against the Sellers’ Guarantor for:

(i)	its winding up or dissolution;

(ii)

it to enter into any arrangement or composition for the benefit of creditors in any country or jurisdiction, including but not limited to a bankruptcy case under Title 11 of the United States Code or an assignment for the benefit of creditors; or

(iii)	the appointment of a receiver, administrator, administrative receiver, liquidator, supervisor, compulsory manager, trustee or similar person of any of its revenues or assets,

and the Sellers’ Guarantor is not unable to pay its debts when due within the meaning of applicable insolvency legislation.

8.4	The liability of the Sellers in connection with this Agreement is limited in accordance with the provisions of Schedule 5 (Seller protection provisions).

Execution Version

9	SPECIFIC INDEMNITIES

9.1

The Sellers shall indemnify the Buyer and the Buyer Companies fully on demand in respect of all Losses incurred, suffered or sustained by any member of the Buyer’s Group resulting from or arising out of any of the following:

(a)

the steps and actions taken by any member of the Sellers’ Group and/or any Transferring Company to give effect to the Reorganisation (including but not limited to for the avoidance of doubt any claim against any member of the Transferring Companies if and to the extent it relates to the Excluded Assets), provided always that in no circumstances shall the Sellers have any liability to Buyer / Buyer’s Group under this Clause 9.1(a) in relation to (i) the Assumed Liabilities (other than in respect of the steps or actions relating to the Reorganisation pursuant to which they were assumed); and (ii) any fees, costs or expenses incurred by the Buyer or any member of the Buyer’s Group in connection with: the consideration of the Reorganisation; negotiation of this Agreement or any other Transaction Document; and/or review of any document or proposal relating to the consummation of any steps contemplated under the Reorganisation whether incurred before, on or after the date of this Agreement); or (iii) any Losses where those Losses would not have arisen if the steps taken as part of the Reorganisation achieved a position that would exist at Completion if the Shareholder Debt Amount had been reduced to nil instead of $1,600,000,000 (one billion six hundred million);

(b)

to the extent that the Reorganisation is not complete prior to Completion , all fees, costs and expenses reasonably incurred by the Buyer or any member of the Buyer’s Group in connection with completing the Reorganisation or arising out of the failure by the Sellers to have completed the Reorganisation on or before Completion;

(c)

the termination of employment of any employees of the Transferring Companies by a member of the Sellers’ Group prior to Completion or any failure by a member of the Sellers’ Group prior to Completion to comply with any information or consultation obligations in respect of the Reorganisation (including the transfer of the employment of the Retained Employees), save to the extent that such failure arises from any act or omission by the Buyer Group to comply with its legal obligations;

(d)

the employment or the termination of the employment of any Retained Employees who remain in the employment of any Transferring Company at Completion (but excluding any liability arising from any discriminatory acts or omissions of the dismissing party) subject to the following procedure:

(i)

if Buyer or Seller become aware that a Retained Employee remains or alleges that they remain in the employment of a Transferring Company after Completion, they will notify the other party within 7 days of becoming aware;

(ii)

within 14 days of such notification, Seller may make or procure an offer of employment to the Retained Employee or seek to reach agreement on a settlement of their claims and the Buyer will provide reasonable co-operation; and

Execution Version

(iii)

if the Retained Employee remains or alleges that they remain in employment with a Transferring Company 28 days after the notification referred to at Clause 9.1(d)(i), the Transferring Company will dismiss the Retained Employee within a further 28 days and shall use reasonable endeavours to hold an individual consultation meeting (in person or electronically) with such Retained Employee prior to dismissal;

(e)

any claim by an Employee or former employee or contractor or former contractor of a Transferring Company for underpayment of holiday pay in respect of any holiday taken in any period prior to Completion;

(f)	the claims brought by former employees in France referred to in the Data Room at 2.101.17;

(g)

any claim by an Employee or former employee of a Transferring Company in France related to the validity and enforceability of their working time scheme set in days over the year (“forfait-jours”), including notably any overtime hours and damages claimed, in respect of any period prior to Completion;

(h)

a Transferring Company is or becomes liable to make a payment under the agreement for the supply of on rail services between a Transferring Company and Telent Technology Services Limited (“Telent”) in respect of any debt which arises under Section 75 or 75A of the Pensions Act 1995 in relation to Telent’s participation in the Telent Technology Services Limited (Omnibus) Section of the Railways Pension Scheme;

(i)

the failure by the Sellers to procure that, in respect of the period prior to Completion, Lumen Technologies Italia S.r.l. has made all necessary filings and upload all required data with the Italian National Registry of Infrastructure (SINFI) pursuant to applicable Laws, including Article 4(2) of Legislative Decree no. 33/2016 (Italy) and Articles 3 and 5 and Annex A of Ministerial Decree 11 May 2016 (Italy); and

(j)

any amount paid by the Buyer’s Group to GCCIX W.L.L (a Bahraini company with limited liability and company registration no. 78805-1) (or a party acting on its behalf) in respect of settling the Federal Services Liability to the extent that an unprompted demand for payment has been made by GCCIX W.L.L (or a party acting on its behalf).

10	BUYER WARRANTIES

The Buyer and each of the Buyer Companies warrants that the statements set out at paragraph 1 to paragraph 6 (inclusive) of Schedule 9 (Buyer and Buyer Company warranties) are now and will at Completion (by reference to the facts and circumstances existing at the relevant time) be true and accurate in relation to itself only and warrants that the statement set out at paragraph 7 of Schedule 9 (Buyer and Buyer Company warranties) is now true and accurate.

11	POST-COMPLETION MATTERS

11.1	Release of guarantees

(a)

Following Completion the Buyer shall use reasonable endeavours to procure the release and discharge as soon as reasonably practicable the guarantees, indemnities or other assurances entered into by the Sellers or any member of the Sellers’ Group which relate in whole or in part to the Business listed in Schedule 10 (Guarantees) (the “Guarantees”).

Execution Version

(b)	Following Completion the Buyer shall:

(i)

promptly supply to each recipient of a Guarantee (each an “Assured party”) such financial and other information relating to the Buyer’s Group as the Assured party may reasonably request in order to replace such Guarantee;

(ii)

enter into and arrange for a suitable member of the Buyer’s Group to provide such guarantee, indemnity or other assurance or commitment or other form of security in favour of the Assured party or arrange for such third party financial guarantee, such bond, letter of credit or other form of assurance to be issued by a financial institution of sufficient credit rating as the Assured party may reasonably require for such purposes as a condition of release or discharge of any guarantee, indemnity or other assurance provided that, in each case, the Buyer shall not be required to offer a guarantee under which the amount of its liability is greater than the limit of liability set out above in relation to the Guarantee;

(iii)	promptly to arrange and attend such meetings with the Assured party as may be reasonably necessary to obtain any relevant release or discharge; and

(iv)	keep the Sellers’ Representative reasonably informed of the progress it is making in obtaining all releases and discharges and, upon written request by it, provide an update of such progress,

and shall indemnify the Sellers and each member of the Sellers’ Group from and against all losses suffered or incurred by it in connection with it not being released from any such guarantees, indemnities or other assurances on Completion (and pay to the Sellers an amount equivalent to all such losses on demand) provided that the Sellers shall, and shall procure that each member of the Sellers’ Group take all reasonable steps to mitigate any such losses (without restricting in any way the ability of the Sellers’ Group to operate their business in the ordinary course).

11.2	Access to records

(a)

Promptly following Completion the Sellers shall send to the Buyer at its registered office copies of any material books, records and papers of any Transferring Company not held by such Transferring Company.

(b)

For a period of six years following Completion, the Buyer shall (and shall procure that each other member of the Buyer’s Group and their respective agents and advisers shall) upon written request and subject to them having entered into appropriate confidentiality agreements provide the Sellers with such information of any Transferring Company as the Sellers may reasonably require in order to comply with any regulatory or tax reporting obligations.

11.3	Licence Renewals

(a)

For a period of 12 months following Completion, the Sellers (at their own cost) shall, and shall procure that the relevant member(s) of the Sellers’ Group shall, use reasonable endeavours to complete the following actions to the extent that they have not been completed on or before Completion:

(i) renewal, of those licences in paragraph 5(h) of Schedule 3 (Pre-Completion Obligations);

Execution Version

(ii)

renewal of the licence agreement between Level 3 and the County of Suffolk dated 4 September 1998 (as amended and assigned) and assignment of such licence to US Asset Co. (Supplemental Data Room reference 4.3);

(iii)

grant of the required permit , from the National Parks Service required to run Yellow and AC-1 cables across parts of the beach where currently located in the name of US Asset Co (Supplemental Data Room reference 4.11);

(iv)

grant of the necessary rights (as applicable) to run cables across Suffolk County roading so to ensure that from there is an unbroken chain of rights and interests connecting the cables connection point at US foreshore to Bellport and Brookhaven cable landing stations, and connecting between Bellport and Brookhaven and assignment of such rights to US Asset Co.;

(v)

delivery of the recorded copies of the Quite Claim Deeds evidencing recording of transfer of ownership of Brookhaven and Bellport Cable Landing Stations to the US Asset Co (Supplemental Data Room reference 2.1.10.2);

(vi)	assignment of the rights to collocate at Virginia Beach cable landing station to US Asset Co. (Supplemental Data Room reference 4.10);

(vii)

assignment of the Outside Plant Construction and Maintenance Agreement between KeySpan Communications Corp. and Global Crossing North America Networks Inc. and dated 20 November 2000 to US Asset Co. (Supplemental Data Room reference 4.8.1);

(viii)

grant in favour of or assignment to US Asset Co. in respect of the necessary rights of grant to use the fibre route between 111 8th Avenue, New York and 33 Precision Drive, Shirley, New York (Supplemental Data Room reference 4.6.6); and

(ix)

grant, in favour of or assignment to US Asset Co. in respect of the necessary rights of grant to use Crown Castle fibre route between 957 Station Road, Bellport, New York and 60 Hudson Street, New York (Supplemental Data Room reference 4.7.1).

(b)

For a period of 12 months following Completion, the Sellers shall use reasonable endeavours to assist the Buyer’s Group in obtaining any necessary grant or transfer (as applicable) to a Transferring Company of rights for, or in connection with, the following aspects of the Network (as defined by the Warranty Deed) although it is noted and acknowledged by the parties that the relevant personnel that have the requisite knowledge to procure or assist with such grants or transfers (as applicable) are Employees that will transfer to the Buyers’ Group on Completion, and therefore the Sellers’ Group may have limited knowledge of the matters in this clause 11.3(b) following Completion and may have no legal right to obtain a renewal, grant, or assignment from a third party in relation to the same:

(i)

the rights to run the subsea cable known as Ire-UK A across the foreshore such that a Transferring Company holds the benefit of an unbroken chain of rights for the connection between Irish territorial waters and the cable landing station being occupied by a Transferring Company located at Kilmore Quay, Ireland pursuant to a contract dated 1 April 2018 between (now) BT Communications Ireland Limited and Lumen Technologies PEC Ireland Limited (as amended);

Execution Version

(ii)

the rights to run the subsea cable known as Ire-UK B across the foreshore such that Transferring Company holds the benefit of an unbroken chain of rights unbroken chain of rights for the connection between Irish territorial waters and the cable landing station owned by Lumen Technologies PEC Ireland Limited and being located at Ballinesker, Ireland (folio number WX34694F);

(iii)	the rights to run cables between the two cable landing stations at Ballinesker, Ireland and Kilmore Quay, Ireland (as described in 11.3(c)(i) and (ii)), connecting via Dublin;

(iv)

the rights to run the subsea cable known as Tangerine though Belgian territorial waters such that it connects with the existing rights contained within documents 5.1.39 and 5.1.40 of the Supplemental Data Room;

(v)

the rights to run the subsea cable known as AC-1 South across the foreshore at Whitesand Bay, Cornwall such that a Transferring Company holds the benefit of an unbroken chain of rights for the connection between United Kingdom’s territorial waters and the cable landing station owned by (now) Lumen Technologies Europe Limited at Whitesands Cable Station, Sennen, Penzance (title number CL138188);

(vi)

the rights to run the subsea cable known as AC-1 North through German territorial waters and the foreshore such that a Transferring Company holds the benefit of an unbroken chain of rights for the connection between international waters to the cable landing station being leased by a Transferring Company at Sylt, Germany;

(vii)

the rights to run the subsea cable known as PEC through Belgian waters and the foreshore such that a Transferring Company holds the benefit of an unbroken chain of rights for the connection between international waters to the cable landing station being owned by a Transferring Company at Bredene, Belgium; and

(viii)

the rights to run the subsea cable known as AC-1 North through Netherlands’ territorial waters and the foreshore such that a Transferring Company holds the benefit of an unbroken chain of rights for the connection between international waters to the cable landing station being leased by a Transferring Company at Beverwijk, Netherlands.

(c)

To the extent that the actions in clauses 11.3(a) and 11.3(b) have not been completed on or before the date that is 12 months after the date of Completion (the “Renewal Obligation Initial Expiry Date”), the obligations under clauses 11.3(a) and 11.3(b) shall automatically be extended for a period of an additional 6 months following the Renewal Obligation Initial Expiry Date (the “Additional Renewal Obligation Period”) and the Sellers shall, and shall procure that the relevant member(s) of the Sellers’ Group shall, use all reasonable endeavours to complete or assist with the actions in clauses 11.3(a) and 11.3(b), respectively, within the Additional Renewal Obligation Period.

Execution Version

(d)

If by the expiry of the Additional Renewal Obligation Period, there are actions in clause 11.3(a) that have not yet been completed, the Sellers undertake to, and shall procure the relevant members of the Sellers’ Group undertake to:

(i)

deliver to the Buyer a power of attorney (POA) given by the relevant members of the Sellers Group (donor) in favour of the relevant members of the Buyers Group (donee) empowering them to take such actions as are reasonably required in connection with the completion of the outstanding actions in clause 11.3(a) on behalf of the donor provided always that the donee shall not be able to incur (or agree to incur) any financial or payment obligation on behalf of the donor without the donor’s prior written consent (such consent not to be unreasonably withheld or delayed; and

(ii)

execute all documents that the Buyer’s Group may reasonably request that the Seller and/or the relevant member(s) of the Sellers Group execute in connection with the completion of the outstanding actions in clauses 11.3(a) provided always that such documents do not contain financial or payment obligation (excluding for these purposes any amount which a member of the Buyer’s Group elects to bear at its discretion) on behalf of the donor which are in excess of those contemplated at Clause 11.3(f) below.

(e)	Without limiting the Sellers’ obligations under this clause 11.3, the Sellers shall procure that the members of the Sellers’ Group:

(i)

work co-operatively with the Buyer in connection with the progress of the Sellers’ Groups’ obligations under this clause 11.3 and take all actions as may be reasonably requested by the Buyer in respect of such obligations; and

(ii)	promptly provide any material information received from relevant third parties in connection with the Sellers’ obligations under this clause 11.3.

(f)

The Sellers agree to pay or refund the Buyer, or a member of the Buyer’s Group (as applicable and following presentation of the relevant invoice) for any all fees, costs and expenses (including: (i) back fees relating to any period prior to Completion; and (ii) any premia, payments, fees, costs or expenses required for renewals or to formalise informal or missing interests or rights) for or in connection with the matters in clause 11.3(a), provided always that such sums represent amounts which were either: (a) payable by a Seller, a member of the Sellers’ Group or a Transferring Company at or prior to Completion; or (b) would have been payable by a Seller, a member of the Seller’s Group or a Transferring Company, at or prior to Completion had the relevant permit, renewal and/or assignment (as applicable) been obtained prior to Completion.

11.4	Employee Matters

The Parties shall comply with their respective obligations under Schedule 13 (LTIP/Retention).

Execution Version

11.5	Activities

The provisions of Schedule 15 (Additional Covenants) shall apply to the activities of the Sellers following Completion.

12	SELLERS AND BUYER GUARANTEE

12.1

In consideration of the entry of the Buyer and the Buyer Companies into this Agreement, the Sellers’ Guarantor irrevocably and unconditionally as primary obligor undertakes and guarantees to the Buyer and the Buyer Companies on demand the performance by each Seller of all its obligations in respect of each Transaction Document, including the due and punctual payment of all sums now or subsequently payable by any Seller to the Buyer or any of the Buyer Companies under any Transaction Document.

12.2

If a Seller defaults in the performance of any obligations under any of the Transaction Documents, including the due and punctual payment of any sums now or subsequently payable by a Seller to the Buyer under this Agreement, the Sellers’ Guarantor shall on demand perform (or procure the performance of) that obligation, so that the same benefits shall be conferred on the Buyer as would have been received if the relevant Seller had duly performed that obligation and indemnify the Buyer and the Buyer Companies on demand from and against all Losses suffered or incurred by the Buyer or any of the Buyer Companies as a result or in connection with any default by a Seller in the performance of its obligations.

12.3

The obligations and liabilities of the Sellers’ Guarantor in this Clause 12 (Sellers and Buyer guarantee) are continuing obligations and liabilities which shall remain in force until all the obligations of the Sellers under the Transaction Documents have been performed.

12.4

The obligations of the Sellers’ Guarantor under this Clause 12 (Sellers and Buyer guarantee) shall not be affected by anything which, but for this Clause 12 (Sellers and Buyer guarantee), might operate to release or otherwise exonerate it from or affect its obligations.

12.5	The Buyer may make one or more demands under this Clause 12 (Sellers and Buyer guarantee).

12.6

In consideration of the entry of the Seller into this Agreement, the Buyer irrevocably and unconditionally as primary obligor undertakes and guarantees to the Sellers on demand the performance by each Buyer Company of all its obligations in respect of each Transaction Document, including the due and punctual payment of all sums now or subsequently payable by any Buyer Company to the Sellers under any Transaction Document.

12.7

If a Buyer Company defaults in the performance of any obligations under any of the Transaction Documents, including the due and punctual payment of any sums now or subsequently payable by a Buyer Company to a Seller under this Agreement, the Buyer shall on demand perform (or procure the performance of) that obligation, so that the same benefits shall be conferred on the Sellers as would have been received if the relevant Buyer Company had duly performed that obligation and indemnify the Sellers on demand from and against all Losses suffered or incurred by the Sellers as a result or in connection with any default by a Buyer Company in the performance of its obligations.

12.8

The obligations and liabilities of the Buyer in this Clause 12 (Sellers and Buyer guarantee) are continuing obligations and liabilities which shall remain in force until all the obligations of the Buyer Companies under the Transaction Documents have been performed.

Execution Version

12.9

The obligations of the Buyer under this Clause 12 (Sellers and Buyer guarantee) shall not be affected by anything which, but for this Clause 12 (Sellers and Buyer guarantee), might operate to release or otherwise exonerate it from or affect its obligations.

12.10	The Sellers may make one or more demands under this Clause 12 (Sellers and Buyer guarantee).

13	ANNOUNCEMENTS AND CONFIDENTIALITY

13.1	Subject to the following provisions of this Clause 13 (Announcements and confidentiality), no announcement shall be made in relation to this Agreement unless:

(a)	it is agreed in writing by the Buyer and the Sellers’ Representative (the “Agreed Announcement”); or

(b)

it is required to be made by law or by any securities exchange or regulatory or governmental body to which a party or its Associates is subject, in which case that party shall to the extent reasonably practicable consult with the other party as to the form, content and timing of the announcement.

13.2

Nothing in this Agreement shall restrict the Buyer from communicating with the employees of any member of the Buyer’s Group, any parties to any contract made with any member of the Buyer’s Group and with any current or prospective customer of or supplier to any member of the Buyer’s Group in relation to the fact of the acquisition of any Transferring Company or matters incidental to the future operations of any business of any member of the Buyer’s Group provided that such communication reflects the Agreed Announcement.

13.3	Nothing in this Agreement shall restrict the Sellers after Completion from communicating with:

(a)	the employees of any member of the Sellers’ Group provided that such communication reflects the Agreed Announcement; and

(b)

any parties to any contract made with any member of the Sellers’ Group or with any current or prospective customer or supplier to any member of the Sellers’ Group in relation to the fact of the disposal of any Transferring Company provided that such communication reflects the Agreed Announcement.

13.4

Each Seller shall not, and shall procure that each other member of the Sellers’ Group shall not at any time disclose any Confidential Information relating to the Transferring Companies or the Buyer’s Group unless and then only to the extent that such disclosure is:

(a)	made by a party on a confidential basis to its professional advisers in connection with their provision of professional services;

(b)	made by a party on a confidential basis to its financiers or potential financiers in connection with its financing or refinancing arrangements;

Execution Version

(c)	required by a party in connection with an application for a tax clearance, grant or other concession;

(d)	made under the terms of an announcement permitted by this Agreement;

(e)

required to be made by law or by any securities exchange or regulatory or governmental body to which the disclosing party is subject provided that it shall (to the extent permitted) immediately notify the other party of this fact and take into account its reasonable requirements as to the timing, content and manner of making such disclosure; or

(f)

restricted to information which at the time of disclosure is in the public domain (other than as a result of a breach by the disclosing party or any member of its group of any of the Transaction Documents).

13.5

The Buyer (and the Buyer Companies) shall not, and the Buyer shall procure that each other member of the Buyer’s Group shall not at any time disclose any Confidential Information relating to the Sellers’ Group unless and then only to the extent that disclosure is:

(a)	made by a party on a confidential basis to its professional advisers in connection with their provision of professional services;

(b)	made by a party on a confidential basis to its financiers or potential financiers in connection with its financing or refinancing arrangements;

(c)	required by a party in connection with an application for a tax clearance, grant or other concession;

(d)	made under the terms of an announcement permitted by this Agreement;

(e)

required to be made by law or by any securities exchange or regulatory or governmental body to which the disclosing party is subject provided that it shall (to the extent permitted) immediately notify the other party of this fact and take into account its reasonable requirements as to the timing, content and manner of making such disclosure; or

(f)

restricted to information which at the time of disclosure is in the public domain (other than as a result of a breach by the disclosing party or any member of its group of any of the Transaction Documents).

13.6

The parties shall not, and the Sellers shall procure that no member of the Sellers’ Group and the Buyer shall procure that no member of the Buyer’s Group shall, disclose or otherwise make use of (and shall use all reasonable endeavours to prevent the publication or disclosure of) the contents or terms of any of the Transaction Documents, unless and then only to the extent that disclosure is:

(a)	made by a party on a confidential basis to its professional advisers in connection with their provision of professional services;

(b)	made by a party on a confidential basis to its financiers or potential financiers in connection with its financing or refinancing arrangements;

(c)	required by a party in connection with an application for a tax clearance, grant or other concession;

(d)	made under the terms of an announcement permitted by this Agreement;

Execution Version

(e)

required to be made by law or by any securities exchange or regulatory or governmental body to which the disclosing party is subject provided that it shall (to the extent permitted) immediately notify the other party of this fact and take into account its reasonable requirements as to the timing, content and manner of making such disclosure; or

(f)

restricted to information which at the time of disclosure is in the public domain (other than as a result of a breach by the disclosing party or any member of its group of any of the Transaction Documents).

14	ASSIGNMENT

14.1	This Agreement shall be binding on and inure for the benefit of the successors and permitted assigns of the parties.

14.2

Subject to Clause 14.3 no party may without the written consent of the other assign, transfer, grant any security interest over or hold on trust any of its rights or obligations under this Agreement or any interest in them.

14.3

Neither the Buyer nor any of the Buyer Companies may, without the consent of the Sellers, charge and/or assign all or any of its rights under this Agreement to any person by way of security for borrowings.

14.4

The Sellers may without the consent of the Buyer assign all or any of their rights under this Agreement to any member of the Sellers’ Group provided that before ceasing to be a member of the Sellers’ Group any assignee shall assign all assigned rights back to the Sellers or another member of the Sellers’ Group.

14.5	In relation to any assignment under Clause 14.3:

(a)	the assignor shall notify the other party as soon as reasonably practicable (and in any event within two Business Days) of the assignment;

(b)

any assignee shall not be entitled to receive under this Agreement any greater benefit than the assignor would have been entitled to under this Agreement, and no party shall incur any increase in liability under this Agreement which would not have occurred but for the assignment; and

(c)	if an obligation to assign back rights has arisen, no person shall be entitled to exercise the rights in question until such assignment has been completed as required.

15	SELLERS’ REPRESENTATIVE

15.1	Each Seller:

(a)

irrevocably and unconditionally appoints Level 3 International Inc. to act on that Seller’s behalf in relation to any act, matter or thing required or permitted by the terms of the Transaction Documents and any documents referred to in or ancillary to any Transaction Document, to be done by the Sellers or any of them (the “Sellers’ Representative”);

(b)

acknowledges that the Buyer and the Buyer Companies are entitled to treat any act, matter or thing done by the Sellers’ Representative as binding on all Sellers and is not required to enquire further in respect of such act, matter or thing; and

Execution Version

(c)

acknowledges that the Buyer and the Buyer Companies may discharge any obligation under the Transaction Documents to give any payment, document, notice or other thing to one or more of the Sellers (including any document served to initiate or as part of any Claims against any one or more of the Sellers) by giving it to the Sellers’ Representative.

15.2

The Sellers may, acting jointly, replace the Sellers’ Representative named in Clause 15.1(a) (or any replacement notified to the Buyer under this Clause) with another Sellers’ Representative, who shall be one of the Sellers, provided that the Sellers shall ensure that at all times a Sellers’ Representative is validly appointed in accordance with the terms of this Agreement. If for any reason the Sellers’ Representative named in Clause 15.1(a) (or its successor) is replaced as the Sellers’ Representative under this Agreement, the Sellers shall notify the Buyer of the newly appointed Sellers’ Representative and shall promptly provide such evidence of the validity of the appointment as the Buyer may reasonably request. Until the Buyer receives that notification (and, if applicable, evidence), it shall be entitled to treat the Sellers’ Representative named in Clause 15.1(a) (or its successor) as the Sellers’ Representative for the purposes of this Agreement.

15.3	The Sellers shall bear all costs (including reasonable legal costs) and expenses (including Tax) of the Sellers’ Representative.

16	BUYER COMPANIES’ REPRESENTATIVE

16.1	Each Buyer Company:

(a)

irrevocably and unconditionally appoints the Buyer to act on that Buyer Company’s behalf in relation to any act, matter or thing required or permitted by the terms of the Transaction Documents and any documents referred to in or ancillary to any Transaction Document, to be done by the Buyer Company or any of them;

(b)

acknowledges that the Sellers are entitled to treat any act, matter or thing done by the Buyer as binding on all Buyer Companies and is not required to enquire further in respect of such act, matter or thing; and

(c)

acknowledges that the Sellers may discharge any obligation under the Transaction Documents to give any payment, document, notice or other thing to one or more of the Buyer Companies (including any document served to initiate or as part of any Claims against any one or more of the Sellers) by giving it to the Buyer.

16.2

All covenants and contractual obligations that are owed to the Buyer pursuant to this Agreement, any Transaction Document and any documents referred to in or ancillary thereto will be owed to each of the Buyer Companies, provided that (i) in no circumstances shall the Sellers be liable more than once in respect of the same loss and (ii) the aggregate liability of the Sellers will not be greater than it would have been if (a) all of the Shares were purchased by and transferred to the Buyer and (b) if the covenants and contractual obligations had been owed solely to the Buyer.

16.3

The Buyer acknowledges that, where the Buyer is not permitted to carry out certain actions pursuant to the terms of this Agreement or is subject to a contractual obligation under any Transaction Document, these restrictions / obligations apply pari passu to each Buyer Company, as applicable.

Execution Version

16.4	Any claim made by a Buyer Company pursuant to this Agreement, a Transaction Document or any document referred to in or ancillary thereto may be made by the Buyer on their behalf.

17	ENTIRE AGREEMENT

17.1	The Transaction Documents contain the entire agreement between the parties, and replace all previous agreements and understandings between them, relating to their subject matter.

17.2

The parties agree that no representations, warranties, undertakings or promises have been expressly or impliedly given in respect of the subject matter of the Transaction Documents, and they are not relying on any representation, warranty, undertaking or promise, other than those which are expressly stated in the Transaction Documents.

17.3	Other than in relation to a statement made fraudulently:

(a)

neither party shall have any right or remedy in respect of any statement (whether negligent or innocent) not set out in the Transaction Documents upon which it relied in entering into the Transaction Documents; and

(b)

the only right or remedy that a party shall have in connection with the Transaction Documents (including for any statement repeated or deemed made in it, whether negligent or innocent) shall be for breach of contract and neither party shall be entitled to rescind or (except as otherwise expressly provided in this Agreement) terminate this Agreement nor shall they have the right to bring a claim in tort or under the Misrepresentation Act 1967 in connection with the Transaction Documents.

17.4

Any terms or conditions which may be implied by law in relation to the Transaction are excluded to the fullest extent permitted by law or, if and to the extent incapable of exclusion, any right or remedy in relation to them is irrevocably waived.

18	NON-RECOURSE

18.1

Any claim under or in connection with a Transaction Document (including its negotiation or performance) may be made only against the persons expressly identified as parties to that Transaction Document (each such person being, in relation to the relevant document, a “Transaction party”).

18.2

To the maximum extent permitted by applicable law, any person who is not a Transaction party in relation to a Transaction Document (including any shareholder, director, officer, employee, agent or adviser to any Transaction party) (each a “Non-party”), shall not have any liability under or in connection with that document (including its negotiation or performance, or in connection with the Warranties or any facts, matters or circumstances which may or might have been Disclosed) and the parties hereby waive and release, and undertake to procure the release and waiver by any Associate of it (including in the case of the Buyer, each member of the Buyer’s Group) of, all claims against and liabilities of any Non-party.

Execution Version

18.3

Save with regards to any liabilities to the extent that they have been specifically included in Net Debt or Working Capital, each Seller shall irrevocably waive or, if so requested by the Buyer, assign to a member of the Buyer’s Group notified in writing to the Sellers, and shall procure that each other member of the Sellers’ Group irrevocably waives or assigns to a member of the Buyer’s Group notified in writing to the Sellers, in each case with effect from the date of Completion, all claims arising prior to Completion against:

(a)	each Transferring Company; or

(b)	the respective officers, employees and workers of each member of the Buyer’s Group,

and undertakes, if any claim is made against any Seller in connection with the sale of the Shares, not to make any claim against or seek any contribution from any such person or any member of the Buyer’s Group and undertakes that no other person claiming under or through them will make any such claim or seek any such contribution. The Sellers will notify the Buyer in the event that they become aware of any amount which is owing by any Transferring Company to any member of the Sellers’ Group (and which is not contemplated in Net Debt or Working Capital) prior to waiving the relevant amount and shall consult with the Buyer and provide such information as the Buyer may reasonably request in order to determine whether to request assignment of the relevant obligation.

18.4

Save with regards to any liabilities to the extent that they have been specifically included in Net Debt or Working Capital, each Transferring Company shall irrevocably waive or, if so requested by a Seller, assign to a member of the Sellers’ Group notified in writing to the Buyers, and shall procure that each other member of the Buyers’ Group irrevocably waives or assigns to a member of the Seller’s Group notified in writing to the Buyers, in each case with effect from the date of Completion, all claims arising prior to Completion against:

(a)	all members of the Seller’s Group; or

(b)	the respective officers, employees and workers of each member of the Seller’s Group,

the Buyers will notify the Sellers in the event that they become aware of any amount which is owing by any member of the Sellers’ Group (and which is not contemplated in Net Debt or Working Capital) to any Transferring Company prior to waiving the relevant amount and shall consult with the Sellers and provide such information as the Sellers may reasonably request in order to determine whether to request assignment of the relevant obligation.

19	FURTHER ASSURANCE

Each party shall at the cost of the requesting party execute any document and do anything else that the requesting party reasonably required to give effect to the transfer of the Shares provided for in this Agreement.

20	COSTS

20.1	Except as provided otherwise in any Transaction Document, each party shall pay the costs and expenses incurred by it in connection with the drafting and negotiation of the Transaction Documents.

20.2	All stamp duty and similar transfer taxes arising or payable in connection with the sale of the Shares under this Agreement shall be borne by the Buyer and the Buyer Companies.

Execution Version

21	TERMINATION

21.1

Subject to Clause 21.1(a), this Agreement shall automatically terminate with immediate effect and each party’s rights and obligations shall cease to have force and effect in the circumstances contemplated by Clause 5.9 or Clause 7.3(c).

(a)	If this Agreement is terminated or terminates in accordance with Clause 21.1:

(i)

no party shall have any claim under this Agreement except in respect of any rights and liabilities which have accrued in consequence of a breach of this Agreement before termination or under any of the Surviving Provisions; and

(ii)	the Surviving Provisions and any other provisions which expressly or by implication are necessary for the enforcement or interpretation of this Agreement shall survive termination, and the Buyer shall return to the Sellers or destroy all documents (including information in electronic form) concerning the any Transferring Company or the Sellers which have been provided to it in connection with this Agreement and will not use or make available to another person information which it or its advisers have been given in respect of any Transferring Company or the Sellers and which is not in the public domain in accordance with the terms of the confidentiality agreement entered into by the Buyer in relation to the Transaction dated 29 April 2022.

22	PAYMENTS

22.1	All sums payable under or pursuant to this Agreement shall be paid free of:

(a)	any counterclaim or set-off of any kind; and

(b)	any other deduction or withholding, except those required by law.

22.2

If in relation to any payment by the Buyer to the Sellers or the Sellers to the Buyer any deduction or withholding is required by law, or any amount (other than the Consideration or the payment of the Shareholder Debt Amount) paid under this Agreement is subject to Tax (or would have been but for the use of any Buyer’s relief or Accounts relief by the Buyer or Sellers relief by the Sellers (as those terms are defined in the Tax Deed)), the payer shall also pay to the recipient such amount as will ensure that the net receipt, after Tax, is the same as it would have been had there been no Tax, deduction or withholding.

22.3	Clause 22.2 shall not apply to the extent that the deduction, withholding or Tax would not have arisen but for the payee:

(a)	not being resident for Tax purposes in the case of a Seller the US or in the case of the Buyer the UK; or

(b)	having assigned its rights under the Agreement.

Execution Version

22.4	The liability of the Sellers to pay an additional amount under this Clause 22 (Payments) shall be limited to the amount (if any) the Sellers would have been liable to pay to the Buyer if:

(a)	the Shareholder Debt Amount had been reduced to nil rather than $1,600,000,000 (one billion six hundred million) and the total purchase price for the Shares was payable and allocated accordingly;

(b)	all of the Shares were purchased by and transferred to the Buyer;

(c)	all sums (including the Consideration) payable by the Buyer and the Buyer Companies under this Agreement were only payable by Buyer;

(d)	all sums payable to the Buyer and the Buyer Companies were only payable to the Buyer; and

(e)	if the covenants and contractual obligations had been owed solely to the Buyer.

22.5

A Seller which is making any payment under this Agreement and the Buyer shall use reasonable (and which are requested by the Seller) endeavours to ensure that such payment can be paid free from any deduction or withholding, including, for the avoidance of doubt, the Buyer providing the Seller with any reasonable information requested by the Seller and/or completing any forms that the Buyer is validly able to complete as soon as is reasonably practicable to enable that Seller to reasonably satisfy itself that such payment may be made free from deduction or withholding.

22.6

If: (i) any payment made under this Agreement (the “Relevant Payment”) is subject to deduction or withholding; (ii) the provisions of Clause 22.2 of this Agreement apply in respect of the Relevant Payment; and (iii) the Buyer determines that it is entitled to a repayment or rebate in respect of the Relevant Payment pursuant to an applicable double tax treaty (the “Rebate”), the Buyer shall:

(a)	Notify the relevant Seller of the Buyer’s entitlement to the Rebate;

(b)	Upon written request from the relevant Seller, use reasonable endeavours to claim the Rebate; and

(c)	Pay to the Seller the lesser of:

(i)	the amount of the Rebate, less any reasonable out of pocket costs incurred by the Buyer in connection with obtaining the Rebate; and

(ii)	the amount by which the Relevant Payment was increased as a result of Clause 22.2 of this Agreement.

22.7

Any payment required to be made pursuant to this Agreement shall be effected by crediting for same day value the account specified in this Agreement (or such other account as the party may notify to the other on no less than two Business Days’ notice) by way of electronic transfer on or before the due day for payment. If a party defaults in making payment when due of any sum payable under this Agreement, its liability shall be increased to include interest on that sum from the date when payment was due until the date of actual payment (after as well as before judgment) at 3% above the official bank rate of the Bank of England in force from time to time. The interest payable shall accrue from day to day and be compounded monthly.

22.8

Any payment by the Sellers under this Agreement or the Tax Deed shall, to the extent permitted by law, be treated as reducing the Consideration paid by the Buyer and received by the Sellers for the Shares.

Execution Version

23	LIABILITY AND RELEASE

23.1

The obligations of the Sellers under this Agreement are several. If any obligation of one or some but not all of the Sellers is, or becomes, illegal, invalid or unenforceable in any respect, that shall not affect or impair the obligations of the other Sellers under this Agreement.

23.2

Any obligation of the Sellers to the Buyer under this Agreement may in whole or in part be released or compromised by the Buyer in its absolute discretion without in any way prejudicing or affecting the Buyer’s rights against any other or others of the Sellers.

24	EFFECT OF COMPLETION

Obligations under this Agreement which have not been fully performed by or on Completion and the rights and remedies available under it shall remain in full force and effect despite Completion.

25	SEVERABILITY

If any provision of this Agreement is held by a court of competent jurisdiction or arbitral tribunal to be invalid or unenforceable the other provisions shall remain in full force to the fullest extent permitted by law. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force to the extent not held invalid or unenforceable and the provision in question shall apply with any modification that may be necessary to make it valid or enforceable.

26	WAIVER

26.1

A failure or delay in exercising any right or remedy under this Agreement shall not constitute a waiver of that right or remedy. A single or partial exercise of any right or remedy shall not prevent the further exercise of that right or remedy. A waiver of a breach of this Agreement shall not constitute a waiver of any other or repeated breach.

27	THIRD PARTY RIGHTS

27.1

The parties do not intend any third party to have the right to enforce any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999 except that any member of the Buyer’s Group may enforce and rely on Clause 18.3 but that provision may be terminated, amended or modified in any manner without their written consent.

27.2	The parties may terminate or vary or waive any right or obligation under this Agreement without the consent of any third party.

28	VARIATIONS

No variation of this Agreement and any other document entered into in connection with it shall be effective unless it is in writing and signed by or on behalf of each party.

29	NOTICES

29.1

Any notice under or in connection with this Agreement must be in English, in writing, signed by or on behalf of the person making it and delivered by hand or sent by recorded delivery post (or airmail, if the destination is outside the country of origin), or email to the relevant party at its address and for the attention of the individual set out below (or as notified in accordance with this Clause).

Execution Version

(a)	The Buyer

	Address:	Colt House, 20 Great Eastern Street, London
EC2A 3EH, UK

	Email address:	legalnotices@colt.net

	Attention:	General Counsel

(b)	The Sellers’ Representative and Sellers’ Guarantor

	Address:	c/o Lumen Technologies, Inc., 100 CenturyLink
Drive, Monroe, Louisiana 71203

	Email address:	stacey.goff@lumen.com and
Bob.McCarthy@lumen.com

	Attention:	Stacey W. Goff and Bob McCarthy

	With a copy to:	Bryan Cave Leighton Paisner LLP

	Address:	Governors House, 5 Laurence Pountney Hill, London
EC4R 0BR

	Email address:	andrew.hart@bclplaw.com

	Attention:	Andrew Hart

29.2

A party may notify a change to its details specified in Clause 29.1. The new address shall take effect two Business Days after receipt of that notice or such later date as may be specified in the notice.

29.3	Without evidence of earlier receipt, communications complying with Clause 29.1 are deemed received:

(a)	if delivered by hand, at the time of delivery; or

(b)	if sent by “Special Delivery 9.00am/Next Day” or “Recorded Signed For” delivery, at 9.00am on the second Business Day after posting, or (if sent by airmail) fifth, Business Day after posting; or

(c)	if sent by email, at the earlier of:

(i)	the time a return receipt is generated automatically by the recipient’s email server;

(ii)	the time the recipient acknowledges receipt; and

(iii)	24 hours after transmission,

unless the sender receives notification that the email has not been successfully delivered, except that if deemed receipt would occur before 9.00am on a Business Day, it shall instead be deemed to occur at 9.00am on that day and if deemed receipt would occur after 5.00pm on a Business Day, or on a day which is not a Business Day, it shall instead be deemed to occur at 9.00am on the next Business Day. References in this Clause to a time of day are to the time of day at the location of the recipient.

Execution Version

29.4

In proving the giving of a communication, it shall be sufficient to prove that delivery was made to the appropriate address, the communication was properly addressed and posted by prepaid recorded delivery post or prepaid airmail or the email was sent to the appropriate email address and dispatch of transmission from the sender’s external gateway was confirmed as specified pursuant to Clause 29.1.

29.5

If a person for whose attention communications must be marked has been specified pursuant to Clause 29.1, a communication will be effective only if it is marked for that person’s attention or copied to that person (as the case may be).

29.6	This Clause does not apply to the service of any document required to be served in relation to legal proceedings.

29.7	Unless, otherwise stated, a communication given by any Seller in accordance with this Clause shall be deemed to have been given on behalf of all of the Sellers.

30	SERVICE OF PROCESS

30.1

Each of the Sellers and the Sellers’ Guarantor irrevocably appoint Lumen Technologies APAC Holdings Limited (company number 13517649) at its registered office as their agent for service of process in relation to any English court proceedings in connection with this Agreement.

30.2	Service on the agent (as named above or notified in accordance with this Clause 30 (Service of process)) shall be deemed to be valid service whether or not the process is received by the Seller.

30.3	If an agent changes its address to another address in England, the relevant party who appointed them (“Appointer”) shall within five Business Days notify the other party of the new address.

30.4

If an agent ceases to be able to act as agent or to have an address in England, the Appointer shall within five Business Days notify the other party of the appointment of a new agent acceptable to the other party, failing which the other party may serve proceedings on the Appointer in the Financial Times newspaper stating how the Appointer may obtain a copy of the proceedings. The proceedings shall be deemed to be served on the date of publication of the advertisement.

30.5	Nothing in this Agreement shall affect any party’s right to serve process in any other manner permitted by law.

31	COUNTERPARTS

This Agreement may be executed in any number of counterparts, which shall each constitute an original and together constitute one agreement. If this Agreement is executed in counterpart, it shall not be effective unless each party has executed at least one counterpart. Facsimile, pdf or other electronic signatures shall be valid and binding to the same extent as original “wet ink” signatures.

Execution Version

32	GOVERNING LAW AND JURISDICTION

32.1

This Agreement and any non-contractual obligations arising in connection with it (and, unless provided otherwise, any document entered into in connection with it) shall be governed by and construed in accordance with English law.

32.2

All disputes between the parties arising under or in connection with this Agreement, including any questions regarding its existence, validity, breach or termination but excluding any dispute which is resolved pursuant to the provisions of Schedule 7 (Completion Statements) shall be finally settled under the Rules of Arbitration of the London Court of International Arbitration (“LCIA”) in effect at the time of arbitration (the “Rules”). In the event of any conflict between the Rules and this Agreement, the provisions of this Agreement shall prevail.

32.3

The number of arbitrators shall be three. The claimant and the respondent shall each nominate one member to the Arbitral Tribunal (as defined in the Rules). The seat, or legal place, of arbitration shall be London, UK. The language to be used in the arbitral proceedings shall be English. Service of any request for arbitration made under Clause 32.2 must be made in accordance with the provisions of Clause 29 (Notices).

32.4

The Arbitral Tribunal shall award to each party, if any, as determined by the Arbitral Tribunal in accordance with Article 28.4 of the Rules, all of their respective Costs and Fees. “Costs and Fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses (such as copying and telephone), court costs, witness fees and reasonable, documented attorneys’ fees (other than on a contingent fee basis).

32.5

Notwithstanding Clause 32.2, any provision in the Rules that is void, unenforceable or otherwise impermissible under English law shall not be deemed to be incorporated into this Agreement and shall not apply in any arbitration conducted under this Agreement.

Signed by the duly authorised representatives of the parties on the date of this Agreement

Schedule 1 : Details of the Buyer Companies

Schedule 1(a)

Details of the Buyer Companies

Buyer Company	Company Number	Target Company(ies) to be directly acquired by the Buyer Company

Colt Technology Services GmbH	FN 175379K	Lumen Technologies Austria GmbH

Colt Technology Services Europe Limited	03218510	Lumen Technologies EMEA Holdings Limited CenturyLink Europe B.V.

Colt Technology Services A/S	25760352	Lumen Technologies Denmark ApS

Colt Internet US Corp	043500566	Camelot Landing, LLC

Schedule 1 : Details of the Target Companies

Schedule 1(b)

Details of the Target Companies

Part 1

Details of CenturyLink Europe

Name	CenturyLink Europe B.V.

Company number	34117150

Date of incorporation	28 June 1999

Incorporated in:	The Netherlands

Issued Share capital	Shares	Registered Owner

	40 ordinary shares of €453.78 each	CenturyLink Communications, LLC.

Registered office	Stekkenbergweg 4, 1105AJ Amsterdam, The Netherlands

Directors	Arthur Robert Eshuis

Josephus Hendrikus Maria Martens

Secretary	N/A

Auditors	N/A

Charges, mortgages and other security interests over assets of the company	N/A

Schedule 1 : Details of the Target Companies

Part 2

Details of Lumen Austria

Name	Lumen Technologies Austria GmbH

Company number	182735d

Date of incorporation	28 May 1999

Incorporated in:	Austria

Issued Share capital	Shares	Registered Owner

	Share capital of EUR 35,000	Level 3 International Services, Inc.

Registered office	Rosenbursenstraße 2/15

1010 Vienna, Austria

Directors	Arthur Eshuis

Jonathan Mark Solomons

Secretary	N/A

Auditors	Grant Thornton

Charges, mortgages and other security interests over assets of the company	N/A

Schedule 1 : Details of the Target Companies

Part 3

Details of Lumen EMEA

Name	Lumen Technologies EMEA Holdings Limited

Company number	03855219

Date of incorporation	8 October 1999

Incorporated in:	England and Wales

Issued Share capital	Shares	Registered Owner

	201,376,855 ordinary shares of £1.00 each	Level 3 International, Inc.

Registered office	260-266 Goswell Road, London, England, EC1V 7EB

Directors	Qamar Ul Arfeen Qadeer

Dougald Macdonald Robinson

Thomas Gerard Jennings

Secretary	N/A

Auditors	KPMG LLP

Charges, mortgages and other security interests over assets of the company	N/A

Schedule 1 : Details of the Target Companies

Part 4

Details of Lumen Denmark

Name	Lumen Technologies Denmark ApS

Company number	21264644

Date of incorporation	5 October 1998

Incorporated in:	Denmark

Issued Share capital	Shares	Registered Owner

	3,100 ordinary shares of 100 DKK each	Level 3 International Services, Inc.

Registered office	Sydvestvej 100, 2600 Glostrup, Denmark

Directors	Hans Zabell Abildstrøm

Qamar Ul Arfeen Qadeer

Secretary	N/A

Auditors	Grant Thornton, Statsautoriseret Revisionspartnerselskab

Charges, mortgages and other security interests over assets of the company	N/A

Schedule 1 : Details of the Target Companies

Part 5

Details of US Asset Co.

Name	Camelot Landing, LLC

Company number	7109700

Date of incorporation	28 October 2022

Incorporated in:	Delaware, United States

Membership Interest	Interest	Registered Owner

	100%	Global Crossing Telecommunications, Inc.

Registered office	c/o The Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801 USA

Directors	Stacey W. Goff

Andrea Genschaw

Secretary	N/A

Auditors	N/A

Charges, mortgages and other security interests over assets of the company	N/A

Schedule 2 : Other Transferring Companies

Schedule 2

Other Transferring Companies

Part 1

Index

Company Name	Country

Lumen Technologies Belgium SA	Belgium

Lumen Technologies Bulgaria EOOD	Bulgaria

CenturyLink Communications CZ s.r.o.	Czech Republic

Lumen Technologies Croatia Usluge d.o.o.

Long name: Lumen Technologies Croatia Usluge d.o.o. za djelatnosti elektroničkih komunikacijskih mreža i usluga	Croatia

Level 3 Communications Limited	England and Wales

Lumen Technologies UK Limited	England and Wales

Lumen Technologies Europe Limited	England and Wales

Fibernet UK Limited	England and Wales

Lumen Technologies Estonia OÜ	Estonia

Lumen Technologies Finland Oy	Finland

Lumen Technologies France S.A.S	France

Lumen Technologies Germany GmbH	Germany

Qwest Germany GmbH	Germany

Lumen Technologies NL B.V. Greek branch	Greece

Lumen Technologies Hungary Kft	Hungary

CenturyLink Communications ehf.	Iceland

CenturyLink Communications PEC Services Ireland Limited	Ireland

CenturyLink Communications PEC Services Europe Limited	Ireland

Lumen Technologies PEC Ireland Limited	Ireland

Lumen Technologies EMEA Ireland Limited	Ireland

Lumen Technologies Israel Ltd.	Israel

Schedule 2 : Other Transferring Companies

Lumen Technologies Italia Srl	Italy

Lumen East Africa Limited	Kenya

Lumen Technologies Luxembourg S.à r.l.	Luxembourg

CenturyLink Communications PEC Luxembourg I S.à r.l.	Luxembourg

CenturyLink Communications PEC Luxembourg II S.à r.l.	Luxembourg

Level 3 Holdings B.V.	Netherlands

Lumen Technologies NL B.V.	Netherlands

Level 3 Europe B.V.	Netherlands

Qwest Holdings B.V.	Netherlands

Qwest Netherlands B.V.	Netherlands

Lumen Technologies Norway AS	Norway

Lumen Technologies Poland sp. z o.o.	Poland

CenturyLink Communications España S.A Sucursal em Portugal (Full Name - Branch)	Portugal

Lumen Technologies Romania S.R.L.	Romania

Lumen Technologies RS d.o.o.

Lumen Technologies RS d.o.o. Beograd- Vračar (full business name)	Serbia

CenturyLink Communications Slovakia spol. s r.o.	Slovakia

CenturyLink telekomunikacijske storitve d.o.o.	Slovenia

Group Lumen South Africa (PTY) Ltd.	South Africa

Lumen Technologies Iberia SA	Spain

CenturyLink Europe B.V., The Netherlands, filial Sweden	Sweden

CenturyLink Communications Sweden AB	Sweden

Lumen Technologies Switzerland AG	Switzerland

Lumen Teknoloji Hizmetleri Limited Şirketi	Turkey

Schedule 2 : Other Transferring Companies

Part 2

Details for Other Transferring Companies

Name	Lumen Technologies Belgium SA

Company number	0462.823.523

Date of incorporation	5 March 1998

Incorporated in:	Belgium

Membership Interest	Shares	Registered Owner

	EUR 9,932,040.52	Level 3 Holdings B.V.

Registered office	Av. L. Grosjean 2, 1140 Evere

Directors	Salman Agha

Secretary	Arthur Eshuis

Auditors	KPMG - BEDRIJFSREVISOREN - REVISEURS D’ENTREPRISES SCRL

Charges, mortgages and other security interests over assets of the company	N/A

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies Bulgaria EOOD

Company number	200145193

Date of incorporation	6 June 2008

Incorporated in:	Bulgaria

Membership Interest	Shares	Registered Owner

	60,000 ordinary shares of 100 BGN each	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Nicholas Reynolds

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	CenturyLink Communications CZ s.r.o.

Company number	271 84 099

Date of incorporation	7 October 2004

Incorporated in:	Czech Republic

Membership Interest	Shares	Registered Owner

	Share capital 1 share of 200,000 CZK	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Qamar Ul Arfeen Qadeer

Jonathan Mark Solomons

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies Croatia Usluge d.o.o.

Long name: Lumen Technologies Croatia Usluge d.o.o. za djelatnosti elektroničkih komunikacijskih mreža i usluga

Company number	080753908

Date of incorporation	16 February 2011

Incorporated in:	Croatia

Membership Interest	Shares	Registered Owner

	1 ordinary share of 2,650 EUR	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Qamar Ul Arfeen Qadeer

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Level 3 Communications Limited

Company number	03514850

Date of incorporation	20 February 1998

Incorporated in:	England & Wales

Membership Interest	Shares	Registered Owner

	1 ordinary share of GBP 1.00	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Qamar Ul Arfeen Qadeer, Salman Ali Agha

Secretary	Kerry Oakden

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies UK Limited

Company number	02495998

Date of incorporation	25 April 1990

Incorporated in:	England & Wales

Membership Interest	Shares	Registered Owner

	101,001 ordinary shares of GBP 1.00 each	Lumen Technologies EMEA Holdings Ltd.

260-266 Goswell Rd.

London EC1V 7EB

Directors	Salman Ali Agha, Thomas Jennings, Annette Murphy, Michael Charles Reinke, Dougald Macdonald Robinson

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies Europe Limited

Company number	03728783

Date of incorporation	4 March 1999

Incorporated in:	England & Wales

Membership Interest	Shares	Registered Owner

	210,808,571 ordinary shares of GBP 1.00 each	Lumen Technologies EMEA Holdings Ltd.

260-266 Goswell Rd.

London EC1V 7EB

Directors	Michael Charles Reinke, Dougald Macdonald Robinson

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Fibernet UK Limited

Company number	02940263

Date of incorporation	17 June 1994

Incorporated in:	England & Wales

Membership Interest	Shares	Registered Owner

	One ordinary share of GBP 1.00	Lumen Technologies UK Ltd 260-266 Goswell Rd.

London EC1V 7EB

Directors	Qamar Ul Arfeen Qadeer, Dougald Macdonald Robinson

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies Estonia OÜ

Company number	12395788

Date of incorporation	20 December 2012

Incorporated in:	Estonia

Membership Interest	Shares	Registered Owner

	1 share of EUR 37,000	Level 3 Holdings B.V.

Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Arthur Robert Eshuis, Jonathan Mark Solomons

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies Finland Oy

Company number	2346333-1

Date of incorporation	22 July 2010

Incorporated in:	Finland

Membership Interest	Shares	Registered Owner

	2,500 ordinary shares of EUR 1.00 each	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Arthur Robert Eshuis, Josephus Hendrikus Maria Martens

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies France S.A.S

Company number	420 989 154 RCS NANTERRE

Date of incorporation	5 November 2012

Incorporated in:	France

Membership Interest	Shares	Registered Owner

	2,302,499 shares of EUR 17,372 (share capital EUR 40,000,000)	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Salman Ali Agha, Arthur Eshuis

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies Germany GmbH

Company number	HRB 43850

Date of incorporation	10 October 1997

Incorporated in:	Germany

Membership Interest	Share Interest	Registered Owner

	EUR 27,000 share capital	Level 3 Holdings B.V.

Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Michael Denis Straub, Salman Ali Agha.

Procurator: Antje Blanka Margrit Tilger, Yvonne Denise Jahnsmueller

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Qwest Germany GmbH

Company number	HRB 84037

Date of incorporation	12 October 2008

Incorporated in:	Germany

Membership Interest	Share Interest	Registered Owner

	EUR 26,000	Qwest Holdings B.V.

Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Michael Denis Straub

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies NL B.V. Greek branch (Lumen Technologies NL B.V. Ellhnikó Yπokatάsthμa)

Company number	124136801001

Date of establishment of the branch	21 March 2008

Established in:	Greece

Membership Interest	Interest	Registered Owner

	100% interest	Lumen Technologies NL B.V.

Stekkenbergweg 4 – Amsterdam 1105 AJ The Netherlands

Directors	Arthur Robert Eshuis

Secretary	None

Charges, mortgages and other security interests over assets of the company	N/A

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies Hungary Kft

Company number	01-09-879119

Date of incorporation	26 February 2007

Incorporated in:	Hungary

Membership Interest	Business quota	Registered Owner

	100,000,000 HUF, representing 100% of the business quota	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Nicholas Reynolds

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	CenturyLink Communications ehf.

Company number	431115-0340

Date of incorporation	3 November 2015

Incorporated in:	Iceland

Membership Interest	Shares	Registered Owner

	Share capital	Level 3 Holdings B.V.

	500,000 shares of ISK 1 per share	Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Jonathan Mark Solomons, Arthur Robert Eshuis

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	CenturyLink Communications PEC Services Ireland Limited

Company number	297607

Date of incorporation	2 December 1998

Incorporated in:	Ireland

Membership Interest	Shares	Registered Owner

	100 ordinary shares of EUR 1.25	CenturyLink Communications PEC Services Europe Limited Riverside One, Sir John Rogerson’s Quay, Dublin 2, D02 X576

Directors	Qamar Ul Arfeen Qadeer, Philip Daly, Jonathan Mark Solomons

Secretary	Philip Daly

Charges, mortgages and other security interests over assets of the company	None.

Schedule 2 : Other Transferring Companies

Name	CenturyLink Communications PEC Services Europe Limited

Company number	297583

Date of incorporation	1 December 1998

Incorporated in:	Ireland

Membership Interest	Shares	Registered Owner

	208,040,000 ordinary shares of EUR 1.25 each	CenturyLink Communications PEC Luxembourg II S.á.r.l. 208,Val des Bons Malades, L- 2121 Luxembourg, Grand Duchy of Luxembourg

Directors	Qamar Ul Arfeen Qadeer, Philip Daly, Jonathan Mark Solomons

Secretary	Qamar Ul Arfeen Qadeer

Charges, mortgages and other security interests over assets of the company	None.

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies EMEA Ireland Limited

Company number	291796

Date of incorporation	6 August 1998

Incorporated in:	Ireland

Membership Interest	Shares	Registered Owner

	67,730,509 ordinary shares of EUR 1.269738 each	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Qamar Ul Arfeen Qadeer, Philip Daly, Jonathan Mark Solomons

Secretary	Qamar Ul Arfeen Qadeer

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies PEC Ireland Limited

Company number	297581

Date of incorporation	1 December 1998

Incorporated in:	Ireland

Membership Interest	Shares	Registered Owner

	269,160,000 ordinary shares of EUR 1.25 each	CenturyLink Communications PEC Luxembourg II S.á.r.l. 208,Val des Bons Malades, L- 2121 Luxembourg, Grand Duchy of Luxembourg

Directors	Qamar Ul Arfeen Qadeer, Philip Daly, Jonathan Mark Solomons

Secretary	Qamar Ul Arfeen Qadeer

Charges, mortgages and other security interests over assets of the company	None.

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies Israel Ltd.

Company number	515263804

Date of incorporation	31 May 2015

Incorporated in:	Israel

Membership Interest	Shares	Registered Owner

	10 ordinary shares of NIS 1.00 each	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Jonathan Mark Solomons, Antje Blanka Margrit Tilger

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies Italia Srl

Company number	12465050156

Date of incorporation	19 May 1998

Incorporated in:	Italy

Membership Interest	Quotas	Registered Owner

	2,750,000 quotas of EUR 1.00 each	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Arthur Robert Eshuis, Salman Ali Agha

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen East Africa Limited

Company number	CPR/2013/92036

Date of incorporation	8 January 2013

Incorporated in:	Kenya

Membership Interest	Shares	Registered Owner

451,000 ordinary shares of KES 100 each

90,200 shares: Suman Kumar Sennik, PO Box 42469-00100 Nairobi

1 share: Lumen Technologies UK Ltd, 260-266 Goswell Rd, London EC1V 7EB

360,799 shares Lumen Technologies EMEA Holdings Ltd, 260-266 Goswell Rd, London EC1V 7EB

Directors	Qamar Ul Arfeen Qadeer, Angela Pearl Namwakira, Conrad Nyukuri

Secretary	Conrad Nyukuri

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies Luxembourg S.à r.l.

Company number	B135597

Date of incorporation	21 December 2007

Incorporated in:	Luxembourg

Membership Interest	Shares	Registered Owner

	100 shares of EUR 125.00 each	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Arthur Robert Eshuis, Sébastien Pauchot, Marylin Basali

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	CenturyLink Communications PEC Luxembourg I S.à r.l.

Company number	B70471

Date of incorporation	04 June 1999

Incorporated in:	Luxembourg

Membership Interest	Shares	Registered Owner

	2,714,797 shares of EUR 24.79 (share capital of EUR 67,299,817.63)	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Arthur Robert Eshuis, Sébastien Pauchot, Marylin Basali

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	CenturyLink Communications PEC Luxembourg II S.à r.l.

Company number	B70472

Date of incorporation	04 June 1999

Incorporated in:	Luxembourg

Membership Interest	Shares	Registered Owner

	46,981,564 shares of EUR 24.79 (share capital of EUR 1,164,672,971.56)	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Arthur Robert Eshuis, Sébastien Pauchot, Marylin Basali, Salman Ali Agha, Guillaume Richard

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Level 3 Holdings B.V.

Company number	33299248

Date of incorporation	19 February 1998

Incorporated in:	The Netherlands

Membership Interest	Shares	Registered Owner

	268,152 ordinary shares of EUR 1.00 each	Lumen Technologies EMEA Holdings Ltd, 260-266 Goswell Rd, London EC1V 7EB

Directors	Arthur Robert Eshuis, Salman Ali Agha, Josephus Hendrikus Maria Martens

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies NL B.V.

Company number	33299249

Date of incorporation	19 February 1998

Incorporated in:	The Netherlands

Membership Interest	Shares	Registered Owner

	18,152 ordinary shares of EUR 1.00 each	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Arthur Robert Eshuis, Josephus Hendrikus Maria Martens, Thomas Gerard Jennings

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Level 3 Europe B.V.

Company number	34186897

Date of incorporation	18 February 2003

Incorporated in:	The Netherlands

Membership Interest	Shares	Registered Owner

	200 ordinary shares of EUR 100.00 each (EUR 20,000 issued share capital)	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Arthur Robert Eshuis, Jospehus Hendrikus Maria Martens

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Qwest Holdings B.V.

Company number	34175081

Date of incorporation	13 June 2002

Incorporated in:	The Netherlands

Membership Interest	Shares	Registered Owner

	180 ordinary shares of EUR 100.00 each (EUR 18,000 share capital)	Level 3 Holdings B.V. Stekkenbergweg 4 – Amsterdam 1105 AJ The Netherlands

Directors	Arthur Robert Eshuis, Josephus Hendrikus Maria Martens

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Qwest Netherlands B.V.

Company number	34175082

Date of incorporation	13 June 2002

Incorporated in:	The Netherlands

Membership Interest	Shares	Registered Owner

	180 ordinary shares of EUR 100.00 each (EUR 18,000 share capital)	Qwest Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Arthur Robert Eshuis, Josephus Hendrikus Maria Martens

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies Norway AS

Company number	981 195 361

Date of incorporation	9 November 1999

Incorporated in:	Norway

Membership Interest	Shares	Registered Owner

	1 share of NOK 103,000	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Qamar Ul Arfeen Qadeer, Hans Zabell Abildstrøm

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies Poland sp. z o.o.

Company number	0000396199

Date of incorporation	19 September 2011

Incorporated in:	Poland

Membership Interest	Shares	Registered Owner

	80,100 ordinary shares of ZL 50 each (ZL 4,005,000.00 share capital)	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Salman Ali Agha, Arthur Robert Eshuis

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	CenturyLink Communications España S.A Sucursal em Portugal (Full Name - Branch)

Company number	980572355

Date of establishment of the branch	02 January 2017

Established in:	Portugal

Membership Interest	Interest	Registered Owner

	100% interest	Lumen Technologies Iberia SA

Directors	Salman Ali Agha (legal representative)

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies Romania S.R.L.

Company number	22164560

Date of incorporation	25 July 2007

Incorporated in:	Romania

Membership Interest	Shares	Registered Owner

	Share capital: RON 10,000,200, the equivalent of EUR 2,239,937.44, subscribed and paid as follows: • EUR 2,239,893 (the equivalent of 10,000,000 RON) and • RON 200 (the equivalent of EUR 44.44)	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands Level 3 Europe B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Qamar Ul Arfeen Qadeer

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies RS d.o.o. Lumen Technologies RS d.o.o. Beograd-Vračar (full business name)

Company number	20924438

Date of incorporation	8 May 2013

Incorporated in:	Serbia

Membership Interest	Shares	Registered Owner

	1 share of RSD 106,571,864.90	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Qamar Al Urfeen Qadeer, Arthur Robert Eshuis

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	CenturyLink Communications Slovakia spol. s r.o.

Company number	36 734 349

Date of incorporation	3 February 2007

Incorporated in:	Slovakia

Membership Interest	Participation Interests	Registered Owner

Participation interest of Level 3 Holdings B.V.: in the amount of 85%,

corresponding to the contribution to the registered capital in the amount of EUR 5,950

Participation interest of Level 3 Europe B.V. in the amount of 15%,

corresponding to the contribution to the registered capital in the amount of EUR 1,050 the sum of registered capital: EUR 7,000

Level 3 Holdings B.V.

Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands, identification No.: 807110978

Level 3 Europe B.V.

Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands, identification No.: 811851084

Directors	Salman Ali Agha

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	CenturyLink telekomunikacijske storitve d.o.o.

Company number	3896439000

Date of incorporation	27 January 2011

Incorporated in:	Slovenia

Membership Interest	Shares	Registered Owner

	1 share of EUR 457,500.00	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Qamar Ul Arfeen Qadeer

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Group Lumen South Africa (PTY) Ltd.

Company number	2012 / 025797 / 07

Date of incorporation	10 February 2012

Incorporated in:	South Africa

Membership Interest	Shares	Registered Owner

	700 ordinary no par value shares of ZAR 1 each.	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Qamar Ul Arfeen Qadeer, Antje Blanka Margrit Tilger

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies Iberia S.A.

Company number	A82440173

Date of incorporation	28 September 1999

Incorporated in:	Spain

Membership Interest	Shares	Registered Owner

	5000 ordinary shares of EUR 12.04 (EUR 60,200 share capital)	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Arthur Robert Eshuis, , Jonathan Mark Solomons

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	CenturyLink Europe B.V., The Netherlands, filial Sweden

Company number	516402-8010

Date of establishment of the branch	11 September 1999

Established in:	Sweden

Membership Interest	Interest	Registered Owner

	100% interest	CenturyLink Europe B.V. Stekkenbergweg 4 – Amsterdam SE 1105 AJ The Netherlands

Directors	Arthur Robert Eshuis

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	CenturyLink Communications Sweden AB

Company number	556624-1195

Date of incorporation	26 February 2002

Incorporated in:	Sweden

Membership Interest	Shares	Registered Owner

	1000 ordinary shares of SEK 100 each (share capital SEK 100,000)	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands

Directors	Arthur Robert Eshuis, Dougald Macdonald Robinson, Jonathan Mark Solomons (Deputy Board Member)

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 2 : Other Transferring Companies

Name	Lumen Technologies Switzerland AG

Company number	CHE 101.287.129

Date of incorporation	21 June 2007

Incorporated in:	Switzerland

Membership Interest	Shares	Registered Owner

	2,100 ordinary shares of CHF 1,000 each (CHF 2,100,000 share capital) CHF 2,099,000 - Level 3 Holdings BV -99.9% CHF 1,000 – Lumen Technologies Germany GmbH - 0.1%	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands Lumen Technologies Germany GmbH Rüsselsheimer Straße 22, 60326 Frankfurt am Main, Germany

Directors	Antje Tilger – President of the Board of Directors, Dr. Christoph von Graffenried - Member of the Board of Directors Qamar Ul Arfeen Qadeer – Officer / Manager (Not Member of the Board of Directors)

Secretary	None

Charges, mortgages and other security interests over assets of the company	None.

Schedule 2 : Other Transferring Companies

Name	Lumen Teknoloji Hizmetleri Limited Şirketi

Company number	750586-0

Date of incorporation	13 October 2010

Incorporated in:	Turkey

Membership Interest	Shares	Registered Owner

	TRY 1,000,000 share capital	Level 3 Holdings B.V. Stekkenbergweg 4 – 1105 AJ Amsterdam The Netherlands Lumen Technologies Europe Limited 260-266 Goswell Rd. London EC1V 7EB

Directors	Qamar Ul Arfeen Qadeer, Level 3 Holdings B. V. (real person representative: Arthur Robert Eshuis). Neşe Kiliç – external director

Secretary	None

Charges, mortgages and other security interests over assets of the company	None

Schedule 3 : Pre-Completion Obligations

Schedule 3

Pre-Completion Obligations

1	Each Transferring Company shall:

(a)

carry on its business in the ordinary course of business materially in accordance with all applicable Law and regulation (including, for the avoidance of doubt, the payment of any Tax and the submission of any return in connection with Tax that is required to be paid or submitted on or before Completion) and use all reasonable but commercially prudent endeavours to maintain its trade and trade connections (including, without limitation, the subsea cables (including transatlantic cables), cable landing stations, fibre and terrestrial network infrastructure (including conduit space, power and other associated property necessary to operate the Business) used by any Transferring Company as it exists as at the date of this Agreement);

(b)	take all reasonable steps to preserve and protect its business and assets as they relate to the Business;

(c)

ensure that any matter that gives rise to an insurance claim exceeding $2,500,000 under any policy of insurance providing cover for a Transferring Company or any of their assets and which occurs at any time before Completion and is otherwise dealt with in a timely manner and, where any such policy of insurance is held by a Seller or any other Sellers’ Group Company, that Seller shall, and shall procure that the relevant Sellers’ Group Company shall, account to the relevant Transferring Company in full for the proceeds of any such claim that should properly be received by the Company as soon as reasonably practicable after receipt less any reasonable costs of recovery of the proceeds of any such claim;

(d)

provide such reasonable information regarding the businesses and affairs of the Transferring Companies as may reasonably be required for transition planning, subject to compliance with applicable Law (including, for the avoidance of doubt, any applicable antitrust laws) and provided that neither the Sellers nor any Transferring Company shall be required to disclose information to the extent it constitutes commercially sensitive information, and in respect of any information request, only to the extent that such information has not been provided to the Buyer during its due diligence or has not otherwise been Disclosed;

(e)

provide such co-operation and assistance and information as the Buyer may reasonably request on reasonable notice and at reasonable times during normal business hours in connection with any financing of the Transaction, and in respect of any information request, only to the extent that such information has not been provided to the Buyer during its due diligence or has not otherwise been Disclosed; and

(f)

provide the Buyer, the Buyer Companies and/or their professional advisers with reasonable access and permission to discuss with the trustees of each of the UK DB Pension Schemes prior to Completion, to discuss the Transaction and/or any issues relevant to the Buyer’s ownership of the Transferring Companies on and from Completion. To the extent relevant, the Sellers shall comply with their obligations to notify the UK Pensions Regulator in respect of their decision to relinquish control of employers of the UK DB Pension Schemes in accordance with Section 69 Pensions Act 2004, and provide a copy of the notification to the Buyer.

2

The Sellers shall procure that any intercompany balances between the Sellers’ Group and the Transferring Companies are reduced and extinguished before Completion such that they are equal to the Shareholder Debt Amount;

Schedule 3 : Pre-Completion Obligations

3

No member of the Sellers’ Group shall enter into, continue or solicit discussions or negotiations with, or provide any information to or otherwise assist, any third party in respect of acquiring the Shares (or any of them) or the whole or any part of the Business (including the shares in the capital of any Subsidiary) provided that nothing in this paragraph 3 shall prevent the Sellers’ Group from discussing, negotiating or providing information to any third party in the ordinary course of business unconnected to the acquisition of the Shares or the whole or any part of the Business.

4	A member of the Seller’s Group shall use best endeavours to procure that:

(a)

all annual financial statements of Lumen Technologies NL B.V. (Greek Branch) to date have been duly submitted to the General Commercial Registry to the extent required by applicable Greek law and that any fines or late fees associated with historic non-compliance have been duly paid;

(b)

all annual reports of CenturyLink Communications Sweden AB have been submitted to the Swedish Companies Registration Office to the extent required by applicable Swedish law and that any fines or late fees associated with historic non-compliance have been duly paid;

(c)	the annual UBO registration (WiEReG-Meldung) of Lumen Technologies Austria GmbH for 2022 is filed with the Austrian UBO register authority (WiEReG-Behörde) pursuant to the Austrian UBO Act;

(d)

the UBO registration for Lumen Technologies Belgium SA is updated to indicate the senior management of the ultimate parent entity (Lumen Technologies, Inc.) as the UBO, and to reflect the following intermediate entities: Level 3 Holdings, B.V., Lumen Technologies EMEA Holdings Limited, Level 3 International, Inc., Level 3 Financing, Inc. and Lumen Technologies, Inc.;

(e)

that the UBO registration for Lumen Technologies Croatia Usluge d.o.o. is updated to reflect the currently valid data and organizational structure and that any fines or late fees associated with historic non-compliance have been duly paid;

(f)

the UBO register of Lumen Technologies NL B.V. (Greek Branch) is updated to include the current name of the Greek branch, i.e. Lumen Technologies NL B.V. (Greek Branch) and the current name of the parent company of the Greek branch, i.e. Lumen Technologies NL BV.;

(g)	the UBO register of Lumen Technologies Poland spółka z ograniczoną odpowiedzialnością is updated in accordance with legal requirements including to reflect its current name;

(h)	Lumen Technologies Estonia OÜ completes its notification to the commercial register of its Estonian resident contact person;

(i)	the typo in the local shareholder register of Lumen Technologies Finland Oy which states that the business ID of the company is 2346333 is rectified to refer to the correct business ID of 2346333-1;

(j)	the website Sales (lumen.com) is updated to reflect the correct name of CenturyLink Communications Sweden AB, currently displayed as Lumen Technologies Sweden AB;

(k)

the share register of CenturyLink Communications PEC Luxembourg II S.à r.l. is updated to reflect the missing transcription in relation to the sale of the 1,600,363 shares to Level 3 GC Limited pursuant to a share purchase agreement dated December 18, 2017;

Schedule 3 : Pre-Completion Obligations

(l)

the receivables of the Regulatory Authority for Electronic Communications and Postal Services against CenturyLink Communications Slovakia spol. s r.o. in the amounts of (i) EUR 600 due 10 January 2022, (ii) EUR 300 due 14 April 2020, and (iii) EUR 300 due 5 October 2020 are repaid;

(m)	any outstanding regulatory fees have been paid to the FCC;

(n)

it lodges an application with the land registry to register the assignment of the lease at 393-394 Edinburgh Avenue, Slough, UK to Lumen Technologies UK Limited or renews such lease in the name of Lumen Technologies UK Limited;

(o)

Land Registry Form DS1 is lodged in respect of the discharge of the charge dated 23 December 2004 in favour of Wells Fargo Bank registered against the title to the lease of 393-394 Edinburgh Avenue, Slough, UK;

(p)	CenturyLink telekomunikacijske storitve d.o.o. is solvent and able to pay its debts when due;

(q)	the registers of members for each of Lumen EMEA, Lumen UK, Lumen Technologies Europe Limited, Fibernet UK Limited and Level 3 Communications Limited are:

(i)	updated to reflect all historic share transfers since incorporation; and

(ii)	updated to rectify the following discrepancies against Companies House records:

(A)	the register of members for Lumen EMEA is updated to reflect its current shareholder L3I, (noting that it currently incorrectly reflects Lumen Technologies, Inc. as its shareholder); and

(B)	the register of members for Level 3 Communications Limited is updated to reflect its current shareholder Level 3 Holdings, B.V.

(r)

all charges in respect of any Property or in relation to a Transferring Company that can be identified from public searches are formally (save for those which are in existence as security for current rent deposit and similar obligations) released and all corresponding filings in relation to such release are made;

(s)

all preparatory action has been taken to ensure that the relevant Target Companies fulfil the requirements to comply with Decision no. 2021/DK-YED/80 of BTK regarding “the Amending Regulation on Authorization in the Electronic Communication Sector and the Rules on Conditions and Terms of Authorization Application” by 31 December 2023; and

(t)

in relation to the permit issued by Amt für Land-und Wasserwirtschaft Husum dated 11 November 1997 regarding the construction and operation of the submarine cable AC-1 notify the relevant authority of the change of control.

5	A member of the Seller’s Group shall use reasonable endeavours to procure that:

(a)

all annual reports of Lumen Technologies Israel Ltd. since 2019 have been submitted to the Israeli Corporation Authority, and shall use best endeavours to procure that any fines or late fees for historic non-compliance have been duly paid and that Lumen Technologies Israel Ltd. is no longer classified as a ‘breaching company’ with the Israeli Registrar of Companies;

Schedule 3 : Pre-Completion Obligations

(b)

an updated debt report (état d’endettement) of Lumen Technologies France S.A.S. on which the preferential right registered by the French Treasury over Lumen Technologies France S.A.S. for an amount of EUR 135,251 has been removed, and that the full amount has been paid to the French Treasury prior to Completion;

(c)	the class licence for Lumen South Africa (Pty) Ltd has been renewed or replaced (as applicable) so that such licence is valid at the time of Completion;

(d)	the pledge over the shares of CenturyLink Communications PEC Luxembourg I S.à r.l. dated 22 September 2009 is released;

(e)

if applicable, Lumen East Africa Limited will comply with the provisions of regulation 9 of the Kenya Information and Communications (Licensing and Quality of Service) Regulations, 2010, with respect to notifying or obtaining consent in respect of a change in control in relation to the Transaction;

(f)	it lodges an application at the Land Register of Scotland to register the Lease of 3rd Floor Afton House, 26 West Nile Street, Glasgow;

(g)

the approval of the Information Technologies and Communication Authority of Turkey in relation to transfer of Shares to the Buyer in accordance with the Regulation on Authorization in the Electronic Communication Sector is obtained; and

(h)	renew (by way of agreeing new leases, licences or other agreements):

(i)	Licence dated 22 January 2002 (Data Room reference 2.6.1.3.36.2.1) in respect of the telecommunications cable known as Yellow;

(ii)	Licence dated 8 April 2002 (AC1 South) (Data Room reference 2.6.1.3.32.3.1.3) in respect of the telecommunications cable known as Atlantic Crossing 1 (AC-1 South);

(iii)	Licence dated 17 December 2001 (Data Room reference 2.6.1.3.33.3.2) in respect of the telecommunications cable known as Ireland-UK Crossing System (I-UK Seg A);

(iv)	Licence dated 27 July 2001 (PEC) (Data Room reference 2.6.1.3.34.2.1) in respect of the telecommunications cable known as Pan European Cable (PEC);

(v)	The Crown Estate (Scotland) licence dated both 2 and 8 April 2002 (Data Room reference 2.6.1.3.32.3.2.3) in respect of the telecommunications cable known as Atlantic Crossing 1 (AC-1 North);

(vi)	Conduit Sharing Agreement dated 19 November 1997 (Data Room reference 2.6.1.3.32.4.1) in respect of the telecommunications cable known as Atlantic Crossing 1 (AC-1 South and AC-1 North);

(vii)	Indenture dated on or about 2005 (Data Room reference 2.6.1.3.32.4.2) in respect of the telecommunications cable known as Atlantic Crossing 1 (AC- 1 South and AC-1 North); and

(viii)	the FCC cable landing licence in respect of the submarine cable Atlantic Crossing-1 (AC-1) expiring on 1 May 2023 (File Nos. SCL-LIC-19970506-00003, SCL-MOD-20020415-00033).

Schedule 3 : Pre-Completion Obligations

6	Subject to Clause 6.1, no Transferring Company shall:

(a)	issue, or grant any option or right of pre-emption in respect of, any share or loan capital to a third party which is not a Transferring Company or a member of the Sellers’ Group;

(b)	enter into any joint venture or partnership with any person;

(c)	in respect of services obtained outside of the Sellers’ Group, receive any such service otherwise than at market value;

(d)	create, purchase, redeem, allot or issue any class of share or loan capital other than as required by applicable Law in relation to Lumen East Africa Limited;

(e)

grant or extend any mortgage, charge or debenture or give any guarantee or indemnity in respect of any indebtedness or obligation of any person, except for customary offer and performance guarantees to any customer (outside of the Sellers’ Group) related to participation in bidding procedures for new work in an amount up to $10,000,000;

(f)	except as required by the Reorganisation, acquire or dispose of:

(i)	any shares or any other interest in any Transferring Company or any other body corporate; or

(ii)

outside of the ordinary course of business, any material assets (being assets with an individual value in excess of $2,500,000 (or the equivalent in the relevant currency)), freehold or leasehold property, any business or undertakings;

(g)

except in connection with the Reorganisation, make or grant any loan or borrow any money involving a third party outside of the Sellers’ Group (except from their bankers drawn against facilities existing at the date of the Put Option Agreement not exceeding $5,000,000) of an amount which exceeds $10,000,000 in aggregate;

(h)

issue, allow to come into being, grant or redeem any Encumbrance over any material assets of a Transferring Company, otherwise than in the ordinary course of business and except in connection with any permitted borrowing pursuant to paragraph 5(f) above;

(i)

incur any capital expenditure exceeding $5,000,000 in aggregate, save for any expenditure in a manner that is substantially consistent with the annual capital spending plans as set forth in the capital budget of the Business that have been Disclosed;

(j)

increase or extend the liability of any Transferring Company under the Guarantees or enter into any new guarantees, indemnities, counter-indemnities and letters of comfort of any nature (1) given to any third party by a Transferring Company in respect of a liability of any Seller Group Company or (2) except in the ordinary course of business, given to any third party by any Sellers’ Group Company in respect of a liability of any Transferring Company;

Schedule 3 : Pre-Completion Obligations

(k)

do any act or enter into any arrangement that may result in any Transferring Company being either resident for Tax purposes in a jurisdiction other than its country of incorporation or subject to Tax in such a jurisdiction;

(l)	amend, vary or withdraw an existing VAT registration or exercise an option to tax in respect of any Property;

(m)	grant any lease or third party right in respect of any Property or negotiate or agree any review of rent in respect of any lease of any Property, except in the ordinary course of business;

(n)

declare, pay or make any dividend or other distribution or do or allow to be done anything that renders its financial position less favourable than at the date of the Put Option Agreement (other than in connection with the Reorganisation);

(o)

modify or amend, voluntarily terminate (other than expirations in accordance with its terms) or cancel, or accelerate or grant any waiver or release or assign any rights or claims under, any Material Contract, except in the ordinary course of business;

(p)

enter into or renew (other than renewals at the option of the counterparty thereto) any contract that if in effect on the date hereof would be a Material Contract, except in the ordinary course of business provided that doing so does not or may not result in any material change in the nature or scope of the operations of any Transferring Company;

(q)

fail to pay any trade payables and other short-term liabilities in the ordinary course of business, except: (i) to the extent the validity or amount of any such payables and other liabilities is disputed in good faith; or (ii) fail to attempt to collect receivables in the ordinary course of business;

(r)	institute, settle or agree to settle any legal proceedings relating to the Business involving claims for monetary damages or other liabilities or payments in excess of $500,000;

(s)

fail to maintain in full force and effect without material modification all policies of insurance, provided that, for the avoidance of doubt, the Sellers and their Associates shall be able to: (i) change insurance carriers if such insurance carrier is immediately replaced, with no gap in insurance coverage, by a creditworthy insurance carrier with net assets at least equal to such replaced insurance carrier and (ii) make any other immaterial modification related to such insurance policies without the Buyer’s consent or approval;

(t)

appoint or employ, or make any offer of appointment or employment to, any new directors, employees or consultants at an annual basic salary or rate of remuneration in excess of $250,000 other than to replace (on materially similar terms and conditions) an employee or director who has left;

(u)

make or announce any proposal to make any material change or addition (whether immediate, conditional or prospective) to any terms and conditions of or in respect of employment of employees that could in aggregate increase the total staff costs of any Transferring Company (including any change or addition affecting former directors, employees or consultants or their dependants) by more than $5,000,000 per annum or the basic salary of any one director or employee by more than $150,000 (or the local currency equivalent) per annum, except for such change or addition is already scheduled per-country inflationary salary adjustments and inflationary salary adjustments in the ordinary course;

Schedule 3 : Pre-Completion Obligations

(v)	agree to pay or announce any proposal to pay any retention bonuses which would be payable after Completion except in accordance with Schedule 13 (LTIP/Retention);

(w)	dismiss except ‘for cause’, permanent disability, or as Disclosed to the Buyer any Senior Employees who are integral to the value of the Business;

(x)

except as Disclosed in the Disclosure Letter, terminate, make or announce any material change (whether immediate, conditional or prospective) to any of the Disclosed Schemes, or grant or create any additional, retirement, death or disability benefits scheme (including any change or addition affecting former directors, employees or consultants or their dependants) or take any action or allow any action to be taken in relation to any such scheme other than in the ordinary and usual course of administering any such scheme or as required by applicable Law;

(y)

recognise any trade union, works council, staff association or other employee representative body in respect of the employees of the Business, or enter into or modify any agreement with any such body except as required by applicable Law; or

(z)	enter into any contract, agreement or arrangement with a third party who:

(i)	is a party who is sanctioned in accordance with:

(A)	the comprehensive economic sanctions of the United States of America administered by the United States Treasury Department’s Office of Foreign Assets Control;

(B)

applicable sanctions list maintained by the United States Treasury Department’s Office of Foreign Assets Control (including the list of Specially Designated Nationals and Blocked Persons and the Sectoral Sanctions Identifications List);

(C)	applicable sanctions list maintained by the European Union, including the Consolidated list of persons, groups and entities subject to EU financial sanctions maintained by the Commission; or

(D)	applicable sanctions list maintained by the United Kingdom, including the Consolidated List Of Financial Sanctions Targets maintained by HM Treasury’s Office for Financial Sanctions Implementation; or

(ii)

operates or provides services within prohibited countries or territories targeted by economic sanctions of the United States of America administered by the United States Treasury Department’s Office of Foreign Assets Control (being, at the date of the Put Option Agreement but subject to change from time to time, Crimea & Sevastopol, Cuba, Iran, North Korea, Syria, the non- Ukrainian-government controlled areas of the Donetsk and Luhansk oblasts).

(aa)	make any proposal for the voluntary winding up or voluntary liquidation of any Transferring Company (other than any company which may be dormant at the date hereof); or

(bb)	agree, conditionally or otherwise to do any of the matters set out in paragraph 6(a) to 6(aa) of this Schedule 3 (Pre-Completion Obligations) inclusive.

Schedule 4 : Completion formalities

Schedule 4

Completion formalities

Part 1

Sellers’ obligations

1	The Sellers shall deliver to the Buyer:

(a)

to the extent requested by the Buyer in writing at least 30 days prior to the date of Completion, resignations of the individuals serving as a director, managing director, secretary and/or officer of each Transferring Company as of immediately prior to Completion, in the agreed form executed as a deed;

(b)	a copy of any power of attorney under which any Transaction Document has been executed on behalf of the Sellers or the Sellers’ Guarantor (if any);

(c)	an officer’s certificate from each of the Sellers, the Sellers’ Guarantor, and Level 3 Communications, LLC in the agreed form;

(d)	executed copies of the following documents:

(i)	IP Licence;

(ii)	IP Address Licence;

(iii)	Source Code Agreement;

(iv)	Transitional Services Agreement;

(v)	Lumen Master Services Agreement;

(vi)	Merlin Master Services Agreement; and

(vii)	Tax Deed;

Lumen Austria

(e)	a local share sale and transfer agreement duly executed by L3IS in the form of an Austrian notarial deed (the “Austrian Notarial Deed”);

Lumen Denmark:

(f)

a share transfer note for the Shares of Lumen Denmark duly executed by L3IS in favour of Colt Technology Services A/S (the “Danish Share Transfer Note”), together with the share certificate(s) (or an indemnity for the lost share certificate(s));

(g)	evidence of the due registration of Colt Technology Services A/S title to the Shares in Lumen Denmark’s register of shareholders, free from any third party rights;

Lumen EMEA

(h)

a stock transfer form for the Shares of Lumen EMEA duly executed by L3I in favour of Colt Technology Services Europe Limited, together with the share certificate(s) (or an indemnity for lost share certificate(s));

Schedule 4 : Completion formalities

(i)

a power of attorney and appointment of proxy in the agreed form, executed by L3I empowering Colt Technology Services Europe Limited or its nominee to exercise the Sellers’ rights as shareholder of Lumen EMEA pending the stamping and registration of the transfers referred to in paragraph 1(h) above;

(j)

the authentication code used by Lumen EMEA in making web-filings with the Registrar of Companies together with confirmation as to whether Lumen EMEA has joined the PROOF scheme operated by the Registrar of Companies;

US Asset Co:

(k)	a membership interest transfer agreement for the transfer of the interests of US Asset Co., duly executed by GCT in favour of Colt Internet US Corp (the “MITA”);

(l)

a certificate from the Secretary of State of the State of Delaware, dated three (3) Business Days (or fewer) prior to date of Completion certifying that US Asset Co. is in good standing and that all applicable franchise Taxes and fees of US Asset Co. through and including the date of such certificate have been paid; and

(m)	a certificate of non-foreign status on behalf of GCT prepared in a manner consistent and in accordance with the requirements of US Treasury Regulation Section 1.1445-2(b)(2)(iv)(B) and IRS Form W-9.

2	The Sellers shall deliver to the Dutch Notary:

(a)	a duly executed, notarized and apostilled power of attorney authorizing the Dutch Notary to execute the Dutch Transfer Deed on behalf of CCL;

(b)	a duly executed, notarized and apostilled power of attorney authorizing the Dutch Notary to execute the Dutch Transfer Deed on behalf of CenturyLink Europe;

(c)	a duly executed KYC form pertaining to CCL for the benefit of the Dutch Notary, as well as any and all ancillary documents as requested by the Dutch Notary; and

(d)

the original shareholders register of CenturyLink Europe which (i) reflects CCL as the owner of CenturyLink Europe’s shares and (ii) evidences that there are no encumbrances CenturyLink Europe’s shares.

3

The Sellers shall procure that, on the date of Completion, the Dutch Notary (i) executes the Dutch Transfer Deed, (ii) updates the shareholders register of CenturyLink Europe, and (iii) registers the relevant changes with the Chamber of Commerce in the Netherlands.

4

The Sellers shall provide the results of a third party search carried out by a recognised search provider and dated within five (5) Business Days of the date of Completion to demonstrate that: (i) with respect to the Sellers’ Guarantor, there are no pending bankruptcy cases in the federal courts in any of the 50 states of the United States; or (ii) with respect to each Seller and Level 3, there are no pending bankruptcy cases in the federal courts in the states of the United States in which such Seller or Level 3 (as applicable) is organised or has its principal place of business; or (iii) no pending receiverships or other insolvency proceedings pending in any state or federal court where a Seller, the Sellers’ Guarantor or Level 3 is organized or has its principal place of business.

Schedule 4 : Completion formalities

5	The Sellers shall make available to the Buyer at Completion the statutory books of each Target Company written up to but not including Completion.

6	The Sellers shall procure that the board of directors, or shareholder (as applicable) of each Target Company resolve(s) that:

(a)	such persons as the Buyer nominates (in writing to the Sellers not less than 30 days prior to Completion) are appointed additional directors;

(b)	as appropriate, in the case of each Target Company, the share transfer referred to at paragraphs 1(e), 1(f), 1(h), 1(k) and 2 above (as applicable) be approved and registered (subject to stamping);

(c)	following registration of the transfer, new share certificates be issued to the Buyer or its nominee(s) in respect of the Shares; and

(d)	with effect from Completion as appropriate in the case of each Target Company, the resignations of each Directors referred to at paragraph 1(a) above be accepted.

Schedule 4 : Completion formalities

Part 2

Buyer’s obligations

1	The Buyer shall:

(a)	pay the Provisional Payment on behalf of the Buyer Companies by means of electronic funds transfer to the Sellers’ Nominated Account;

(b)

procure the repayment of the Shareholder Debt Amount on behalf of the relevant Transferring Companies in accordance with the allocations set out in Schedule 6 (Shareholder Debt Amount) by payment to the Sellers’ Nominated Account;

(c)	to the extent not already provided, provide evidence reasonably satisfactory to the Sellers’ Representative of the satisfaction of each of the Conditions;

(d)	deliver executed copies of the following documents:

(i)	IP Licence;

(ii)	IP Address Licence;

(iii)	Transitional Services Agreement;

(iv)	Lumen Master Services Agreement;

(v)	Merlin Master Services Agreement; and

(vi)	Tax Deed.

2	The Buyer shall deliver, or procure the delivery by the Buyer Companies, to the Sellers:

Lumen Austria:

(a)	the Austrian Notarial Deed duly executed by Colt Technology Services GmbH;

Lumen Denmark:

(b)	the Danish Share Transfer Note duly executed by Colt Technology Services A/S; and

US Asset Co:

(c)	the MITA duly executed by Colt Internet US Corp.

3

The Buyer shall deliver to the Dutch Notary a duly executed, notarized and apostilled power of attorney (to the extent required by the Dutch Notary) authorizing the Dutch Notary to execute the Dutch Transfer Deed on behalf of Colt Technology Services Europe Limited.

4

The Buyer shall procure that, on the date of Completion, the Dutch Notary (i) executes the Dutch Transfer Deed, (ii) updates the shareholders register of CenturyLink Europe, and (iii) registers the relevant changes with the Chamber of Commerce in the Netherlands.

Schedule 5 : Seller protection provisions

Schedule 5

Seller protection provisions

1	DEFINITIONS AND INTERPRETATION

In addition to the words and expressions defined in Clause 1 (Definitions and Interpretation) of this Agreement, in this Schedule 5 (Seller protection provisions):

“Expiry Date”

(a)	in relation to the Indemnities set out at Clause 9.1(a), Clause 9.1(b) and Clause 9.1(c), the second anniversary of Completion;

(b)	in relation to the Indemnities set out at Clause 9.1(d) - Clause 9.1(g) the date falling eighteen months after Completion;

(c)	in relation to the Indemnity set out at Clause 9.1(h) the fifth anniversary of Completion; and

(d)	in relation to all other Claims, the fourth anniversary of Completion.

2	CAPS ON LIABILITY

(a)

The total liability of the Sellers in respect of all Claims (other than a Claim under an Indemnity) when aggregated with any other liability in respect of any claim under any other Transaction Document, shall not exceed an amount equal to the Consideration plus the Shareholder Debt Amount.

(b)	The maximum aggregate liability of the Sellers in respect of any Claim under each of the Indemnities shall not exceed:

(i)	in relation to the Indemnities set out at Clauses 9.1(a) to 9.1(c) (inclusive), an amount equal to the Consideration plus the Shareholder Debt Amount;

(ii)	in relation to the Indemnities set out at Clauses 9.1(d) to 9.1(g) (inclusive), $5,000,000; and

(iii)	in relation to the Indemnity set out at Clause 9.1(h) $5,000,000,

for the avoidance of doubt, the maximum aggregate liability of the Sellers in respect of claims under the Indemnities shall not, when aggregated with any other liability in respect of any claim under any other Transaction Document, exceed 100% of the Consideration plus the Shareholder Debt Amount.

(c)

For the purposes of the caps set out in this paragraph 2 (Caps On Liability) the liability of the Sellers shall be deemed to include the amount of all costs, expenses and other liabilities (together with any VAT thereon) payable by the Sellers to the Buyer in connection with the satisfaction, settlement or determination of any such Claim (other than those costs, expenses and other liabilities incurred on its own account).

3	TIME LIMITS AND NOTICE OF CLAIMS

(a)	No Claim shall be brought against the Sellers unless written notice of it is given to the Sellers’ Representative by the Buyer Companies or the Buyer on their behalf, before the relevant Expiry Date.

Schedule 5 : Seller protection provisions

(b)

Any notice of Claim under paragraph 3(a) must specify in reasonable detail, to the extent known, the facts which gives rise to the Claim, the grounds for the Claim, including details of any warranty which it is claimed has been breached and how, and the amount of the Claim and a breakdown of how it has been calculated.

4	PROCEEDINGS

(a)

The Sellers shall have no liability for any Claim (that has not been previously satisfied or settled) unless the Buyer Companies or the Buyer on their behalf commence legal proceedings on the Sellers in respect of the Claim on or before nine months from the date on which the Buyer Companies or Buyer, as applicable, notified the Sellers of the Claim (or in the case of any claim to which paragraph 4(b) applies, the date on which such Claim becomes an actual liability or becomes capable of being quantified) and thereafter progresses such proceedings as quickly as reasonably practicable.

(b)	If any Claim arises by reason of a liability that is future, contingent and/or unquantifiable:

(i)

the Sellers shall not be under any obligation to make any payment for such Claim until such time as that liability becomes an actual liability, or is capable of being quantified, before the expiry of the time period set out in paragraph 3(a) above; and

(ii)

the Sellers shall not be liable for any such contingent and/or unquantifiable Claim unless proceedings have been both issued and validly served on the Sellers within nine months from the date on which the liability becomes an actual liability or has become capable of being quantified.

5	INDEMNITY CLAIMS AND RECOVERY

(a)

If the Buyer or a Buyer Company becomes aware of any matter including but not limited to a claim against a member of the Transferring Companies, giving rise to it having a Claim under an Indemnity (an “Indemnified Matter”) the Buyer shall and shall procure that the Buyer’s Group:

(i)

notify the Sellers’ Representative (in accordance with Clause 29 (Notices)) of any notice or communication received by the Buyer in connection with the Indemnified Matters within ten Business Days of receiving any such notice or communication;

(ii)

not make any admission of liability, agreement or compromise with any person in relation to any such circumstances relating to the Indemnified Matter without the prior written consent of the Seller entity, such consent not to be unreasonably withheld or delayed; and

(iii)

on the reasonable request of the Sellers’ Representative and subject to entering into appropriate confidentiality agreements and subject to privilege restrictions: provide to the Sellers’ Representative any documents held by a Transferring Company reasonable required by the Sellers’ Representative in order to assess the Indemnified Matter; consult with the Sellers’ Representative in relation to the conduct of the Indemnified Matter; take account of any reasonable requests made by the Sellers’ Representative in relation thereto.

Schedule 5 : Seller protection provisions

6	MATTERS GIVING RISE TO RECOVERY

(a)	The Sellers shall not be liable in respect of a Claim to the extent that the amount of such Claim is recovered or recoverable by the Buyer or any member of the Buyer’s Group:

(i)	from any third party (whether by payment, discount, credit, relief or otherwise); or

(ii)

under any policy of insurance (including, without limitation, the W&I Policy or any other similar warranty and indemnity insurance) (or would have been so entitled had the Buyer or the relevant Transferring Company maintained in force, to the extent that they have been Disclosed, the policies of insurance maintained by the relevant Transferring Company immediately prior to Completion or maintained policies providing equivalent cover).

7	FRAUD

Nothing in this Agreement shall limit the liability of the Sellers in respect of their own fraud.

8	MITIGATION

The Buyer shall procure that all reasonable steps are taken to avoid, mitigate and remedy any losses, costs or liabilities which it or any other member of the Buyer’s Group may suffer or incur in consequence of any fact, matter, event or circumstances which could give rise to a Claim.

9	PROVISIONS

The Sellers shall not be liable for any Claim (or any claim under a Transaction Document) if and to the extent that a specific provision has been included in Net Debt and Working Capital.

10	NO DOUBLE RECOVERY

The Buyer shall not be entitled to recover from the Sellers more than once in respect of the same damage suffered.

11	ACTS REQUESTED BY THE BUYER

The Sellers shall have no liability in respect of a Claim under an Indemnity to the extent that the loss is caused or increased as a result of an action requested by the Buyer where the Buyer knows or ought reasonably to have known that such action would give rise to or increase the loss.

Schedule 6 : Shareholder Debt Amount

Schedule 6

Shareholder Debt Amount

Transferring Company	Amount of Shareholder Debt Amount owed[1]	Recipient
Lumen Technologies EMEA Holdings Limited	$1,154,000,000	Level 3 International, Inc.
Level 3 Holdings B.V.	$356,000,000	Level 3 International, Inc.
Lumen Technologies UK Limited	$90,000,000	Level 3 International, Inc.

[1]

Note: The amount of the Shareholder Debt Amount as allocated between the three entities may be subject to changes due to final calculations of interest and exchange rate fluctuations etc. not being available at the time of Completion. However, the aggregate Shareholder Debt Amount as at Completion shall be $1.6bln.

Schedule 7 : Completion Statements

Schedule 7

Completion Statements

Part 1

Preparation of Completion Statements

1

The Buyer shall prepare and deliver a draft of Completion Statements to the Sellers’ Representative within 60 Business Days after Completion. Completion Statements shall be drawn up in accordance with the provisions set out in this Schedule 7 (Completion Statements). The Buyer shall provide, and shall procure that the Transferring Companies provide, reasonable assistance and access to records and personnel as the Sellers’ Representative may reasonably request in the review and agreement or determination of the Completion Statements. The Sellers’ Representative shall provide and procure that its Associates provide reasonable assistance and access to records and personnel as the Buyer may reasonably request in the preparation and agreement or determination of the Completion Statements.

2

At any time during the 60 Business Days following receipt of the Completion Statements (the “Review Period”), the Sellers’ Representative may deliver to the Buyer a written statement containing any objections to the Completion Statements, which statement shall specify in reasonable detail the nature and amount of the disagreement for each particular objection so asserted (the “Objection Notice”). For the avoidance of doubt, the Sellers’ Representative shall only be entitled to submit one Objection Notice during the Review Period. Any items from the Completion Statements that are not included in an Objection Notice filed prior to the end of the Review Period shall be deemed final and binding. If the Review Period expires without the Sellers’ Representative delivering an Objection Notice, then the Completion Statements shall be deemed to be agreed.

3

If the Sellers’ Representative delivers an Objection Notice to the Buyer during the Review Period, then the Buyer and the Sellers’ Representative shall negotiate in good faith to resolve such objections within 20 Business Days after the delivery of the Objection Notice to the Buyer (the “Resolution Period”). If the Seller and the Buyer working in good faith are unable to agree on such disputed items on or prior to the end of the Resolution Period, then either the Seller or the Buyer may refer such items that remain in dispute to the Accountants, which firm shall make a final and binding determination as to all matters that remain in dispute on a timely basis, and in any event shall be instructed to make such determination no later than 40 Business Days following the date on which the disagreement is referred to the Accountants, and shall promptly notify the parties in writing of its resolution.

4

The Accountants shall act as an expert (but not an arbitrator), and the scope of the disputes to be resolved by the Accountants shall be limited to whether the unresolved items in dispute that were included in the Objection Notice were prepared in accordance with this Agreement, and by reference to the Specific Accounting Policies, and the engagement agreement with the Accountants shall instruct the Accountants to determine, on such basis, whether and to what extent the Completion Statements require adjustment as a result of the resolution of those disputed matters. The Accountants shall only consider those items and amounts set forth on the Completions Statements as to which the Buyer and the Sellers’ Representative have disagreed, within the applicable time periods and on the terms specified in paragraph 2, paragraph 3, and this paragraph 4, respectively, and must resolve all unresolved Objection Notice disputes in accordance with the terms and provisions of this Agreement.

5

The parties acknowledge and confirm that the Accountants have been retained solely to provide accounting services for the limited purposes described above with any dispute to be resolved solely by the Accountants in its capacity as an expert.

Schedule 7 : Completion Statements

6

The Accountants shall not assign a value to any item in dispute greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by the other party in any dispute. The Accountants may not award interest, damages or penalties.

7

The Accountants’ fees and expenses shall be borne by the Buyer and the Sellers in inverse proportion (as a percentage of the absolute Dollar amount disputed) as the Buyer and the Sellers prevail on the matters resolved by the Accountants. The allocation of such fees and expenses shall be determined by the Accountants at the time of the Accountants’ resolution of the disputed matters set forth in the Objection Notice that were referred to the Accountants. The Accountants’ determination shall be final and binding on the Buyer and the Sellers, without right of appeal.

8

Upon the draft Completion Statements being agreed (or being deemed to be agreed) by the Buyer and the Sellers’ Representative or being determined by the Accountants that statement as so agreed (or deemed to be agreed) or determined shall be Completion Statements for the purposes of this Agreement and shall be final and binding on the parties and the amount of Net Debt and Working Capital shall be as stated on those statements.

Schedule 7 : Completion Statements

Part 2

Contents of Completion Statements

1	General

(a)

The Completion Statement shall comprise a combined balance sheet of the Business setting out the calculation of Net Debt and Working Capital for the purposes of calculating the consideration for the Shares.

(b)	The Completion Statement shall be prepared:

(i)	in accordance with Schedule 7, Part 1 (Preparation of Completion Statements) and Schedule 7, Part 2 (Contents of Completion Statements); and

(ii)	shall be presented substantially in the format of the illustrative Completion Statement included in Schedule 7, Part 3 (Illustrative Completion Statements).

(c)	The Completion Statement shall be prepared in accordance with the following accounting policies, practices, principles, bases, conventions, rules and estimation techniques:

(i)

firstly, according to the specific accounting policies, practices, principles, bases, conventions, rules and estimation techniques set out or referred to in paragraph 2 (General Principles) and paragraph 3 below of this Schedule 7, Part 2 (Contents of Completion Statements), (those set out in paragraph 3 (Specific Accounting Policies) only of this Schedule 7, Part 2 (Contents of Completion Statements), being the “Specific Accounting Policies”);

(ii)

secondly, to the extent not covered by paragraph 1(c)(i) above, in accordance with the same accounting policies, practices, principles, rules and estimation techniques as were actually used in practice and applied in the preparation of the Accounts, provided always that for these purposes no account shall be taken of pro forma adjustments or allocations reflected in the Accounts such that the Completion Statement shall be prepared on a reported and not pro forma basis.

(iii)

Thirdly, to the extent not covered by paragraph 1(c)(i) and paragraph 1(c)(ii) above, US GAAP consistent with the accounting standards applied by Parent in force for period ended on at the Accounts Date.

(d)	For the avoidance of doubt, paragraph 1(c)(i) shall prevail over paragraph 1(c)(ii) and paragraph 1(c)(iii), and paragraph 1(c)(ii) shall prevail over paragraph 1(c)(iii).

Schedule 7 : Completion Statements

2	General Principles

Except as required to the contrary in paragraph 3 (Specific Accounting Policies) below, the following shall apply to the preparation of the Completion Statement:

(a)

The Completion Statement shall be prepared by reference to the aggregate of the general ledgers of the Transferring Companies and the Business as at the Effective Time and in accordance with those specific procedures that would normally be adopted at a financial year-end, which includes but is not limited to detailed analysis of prepayments and accruals and appropriate cut-off procedures. A full reconciliation and elimination shall be performed of intragroup amounts between the Transferring Companies and any intragroup profit shall be excluded and any unreconciled intragroup balances shall be written off in the receiving entity.

(b)

The provisions of this Schedule 7 (Completion Statements) shall be interpreted to avoid any double counting (whether positive or negative) in the preparation of the Completion Statement (and as such, there shall be no double counting of any item in the Completion Statement), and such that an item shall be only included once within either Working Capital or Net Debt. No items shall be included in (or excluded from) the Completion Statement solely on the grounds of immateriality.

(c)

The Completion Statement shall take into account information and events after the Effective Time that provide further evidence of conditions that existed at the Effective Time, up until the time the Completion Statement is delivered by the Buyer to the Seller (“Cut-Off Time”)

(d)

Completion Statement will be prepared on a going-concern basis and, save as specifically required by the provisions of Schedule 7, Part 2 (Contents of Completion Statements) and definitions of Cash, Debt and Working Capital, shall exclude the effects of the change in ownership contemplated by this Agreement.

(e)

The Completion Statement shall be stated in US dollars. Amounts in currencies other than US dollars shall be translated into US dollars at the month end rates based on ask price on the last day of the month from www.Oanda.com on the date of Completion.

3	Specific Accounting Policies

(a)

IRU Capex Amount: For customer funded IRU capital expenditure projects (excluding IRU renewals that are not customer funded) that have commenced either customer billings or capital expenditures but are not complete as of the Effective Time (“IRU Capex Projects”), as of the Effective Time, the IRU Capex Amount will be calculated as follows (and if the IRU Capex Amount is negative, the absolute value of such amount will be included as an increase to Debt, and if the IRU Capex Amount is positive, such amount will be included as a reduction to Debt):

(i)	amounts recorded in accounts receivable as of the Effective Time for these specific capital expenditure projects, plus

(ii)

remaining amounts to be invoiced after the Effective Time for these customers for these specific capital expenditure projects (but excluding amounts already taken into account in limb (i) above), minus

(iii)	amounts recorded in accounts payable or accrued expenses for external costs of these specific capital expenditure projects as of the Effective Time, minus

Schedule 7 : Completion Statements

(iv)

remaining external costs estimated to be spent on these specific capital expenditure projects after the Effective Time (based on a best estimate (but excluding amounts already taken into account in limb (iii) above) which shall take into account both the most recent business plan for this specific capital IRU project and the latest information available at the Cut-Off Time), minus

(v)	an amount equal to 15% of limb (iv) above (being a proxy for the mark up on the external costs to be spent after the Effective Time)

(b)

The Completion Statement shall exclude all intangible assets, non-current assets, all fixed assets, contingent liabilities and contingent assets and balances that have been classified as an intangible, non-current or a fixed asset in the Accounts or any accounts of the Sellers’ Group at any point in time prior to the Effective Time (irrespective of its classification at the Effective Time) shall be reclassified as a current asset or deducted from a current liability in the Completion Statement except as required to reflect the passing of time. Further, the Completion Statement shall be prepared so as to exclude any reserve, accrual, provision, or liability with respect to any matter which is the subject of the indemnities under Clause 9.1(c) to Clause 9.1(g).

(c)

Revenue and deferred revenue: Revenue shall be recognised in accordance with paragraph 1(c)(ii) of this Schedule 7, Part 2 (Contents of Completion Statements). A liability for the short term portions of deferred revenue (other than in relation to IRU Capex Projects and the short term portion of IRU deferred revenue) together with the long term portion of O&M deferred revenue shall be included in Working Capital equal to any amounts received or receivable (whether by the Business or the Sellers’ Group) in advance of revenue recognition in accordance with paragraph 1(c)(ii) of this Schedule 7, Part 2 (Contents of Completion Statements).

(d)	The Completion Statement, Net Debt and Working Capital shall exclude the following:

(i)

any assets that are Excluded Assets (or are Unassigned Assets and have not become Transferred Assets prior to the Cut-Off Time) shall be excluded from Cash, Debt and Working Capital. No Excluded Liability shall be included in Cash, Debt and Working Capital to the extent it has been irrevocably retained by, or transferred back to, the Sellers’ Group or otherwise irrevocably assumed or indemnified by the Sellers’ Group, in each case on prior to the Cut-Off Time at no cost to the Business or the Purchaser’s Group after the Effective Time;

(ii)	any asset in relation to operations in Russia; and

(iii)	any capitalised debt issue costs or refinancing payments.

(e)

Leases: Debt and the Completion Statement shall calculate lease obligations (including in respect of the fibre assets and the building assets) on a basis consistent with paragraph 1(c)(ii) of this Schedule 7, Part 2 (Contents of Completion Statements), except for ASC 842 operating lease liabilities (other than prepayments or accruals of regular lease payments in the ordinary course) which shall be excluded. For the avoidance of doubt, there shall be no reclassification of leases recorded as finance leases in the Accounts (or leases that have been entered into since the Accounts Date of a similar nature) to operating leases in the Completion Statement or vice versa.

Schedule 7 : Completion Statements

(f)	Pensions: Debt shall include pension assets and liabilities for the Global Crossing plan and the Railways plan.

(i)

In a scenario where the Global Crossing plan has not been wound up prior to Completion, in respect of the Global Crossing plan, the Debt value shall reflect as a liability any remaining costs or liabilities in connection with the wind-up and, unless there is a quantifiable return of surplus, which the plan trustees have confirmed in writing will be provided, from the Global Crossing plan to the Business, no asset shall be included in Debt in respect of the Global Crossing plan. In this latter scenario, Debt value will reflect the value of surplus funds confirmed as transferring from the Global Crossing plan to the Business following the plan’s wind up, allowing for appropriate deduction of Tax due on refund of surplus. The Sellers have the right to wind up the plan before Completion.

(ii)

In a scenario where the Global Crossing plan has been wound up prior to Completion, any remaining assets shall be returned to the Sellers (net of any Tax or any other costs in respect of such assets or their transfer back to the Sellers).

(iii)

In a scenario where the Global Crossing plan has been wound up prior to Completion but the Business has an amount owed to it on the wind up, such asset amount will be reflected as a reduction to Debt and a liability shall be included in Debt in respect of any Tax thereon or other costs of recovery).

(iv)

In respect of the Railways plan, Debt will be calculated as plan assets minus plan liabilities, calculated consistently using the same Relevant Accounting Principles as applied by Parent in the Accounts and reflecting market conditions at the date of Completion. If a net liability position for the Railways plan is calculated, then this net liability shall be included in Debt. If a net asset position for the Railways plan is calculated, then the amount included in Debt and in the Completion Statement shall be nil.

(g)	Tax: In respect of tax:

(i)

except as expressly required to the contrary by paragraph 3(f), paragraph 3(i) and paragraph 3(r), the Completion Statement shall include in Debt any unpaid profit based or corporation income tax liabilities (net of any profit based or corporation income tax assets) with other tax balances being included In Working Capital, in each case calculated in accordance with applicable tax legislation in force for periods ended on the Effective Time and as if the Effective Time were at the end of a tax reporting period, provided always that:

(ii)	no deferred tax assets and no deferred tax liabilities shall be included in Cash, Debt or Working Capital; and

(iii)	Debt shall include any unpaid German real estate transfer tax triggered by Seller on the elimination of the German minority shareholder (“Germany RETT”).

Schedule 7 : Completion Statements

(h)

Intercompany Receivables and Intercompany Payables: The amounts to be included in the Completion Statement in respect of the aggregate Intercompany Receivables and the aggregate Intercompany Payables shall be such that the sum of the aggregate Intercompany Payables less the aggregate Intercompany Receivables will be a net liability equal to the Shareholder Debt Amount (irrespective of the actual amounts of the Intercompany Payables and the Intercompany Receivables as at the Effective Time).

(i)

Transaction bonus and transaction related costs: Debt shall include all transaction-related costs of the Sellers or the Sellers’ Group and the Business to the extent payable by the Business or the Purchaser’s Group after the Effective Time, in connection with this transaction or the Reorganisation, including out of pocket costs, fees and disbursements of professional or financial advisers, transaction or advisory fees, transaction-related bonuses, retention payments (retention payments calculated in accordance with Schedule 13 (LTIP/Retention) provided that any amounts not covered by Schedule 13 (LTIP/Retention) but awarded under the Sellers ownership shall also be accrued as a liability in Debt), or incentives, or other bonus plans or incentives that become payable or have been accelerated in connection with this transaction or the Reorganisation (including any severance, change of control, or similar payments payable as a result of this transaction or the Reorganisation), in each case together with all Tax payable thereon.

(j)	Asset retirement obligations: no asset or liability shall be included in the Completion Statement in respect of asset retirement obligations.

(k)

Insurance: A liability shall be included in Debt equal to the aggregate of any insurance claims receivable as at the Effective Time or received between the Accounts Date and the Effective Time except to the extent such receivable or receipt relates expressly to (i) a cost that has been paid in cash by the Business or the Sellers’ Group on or prior to the Effective Time (at no further cost to the Business or the Purchaser’s Group after the Effective Time) or (ii) a liability that has been included in the Working Capital Amount or in Debt.

(l)	Inventory: the assets to be included in Working Capital and the Completion Statement in respect of inventory shall not exceed in aggregate $5,000,000.

“CapEx Adjustment”:

(m)

if the Capital Expenditures Amount is greater than the Upper Budgeted Capital Expenditures Amount, the CapEx Adjustment shall be the Capital Expenditures Amount less the Upper Budgeted Capital Expenditure Amount (a decrease to Debt), or

(n)

if the Capital Expenditures Amount is less than the Lower Budgeted Capital Expenditure Amount, the CapEx Adjustment shall be the Lower Budgeted Capital Expenditures Amount less the Capital Expenditures Amount (an increase to Debt), or

(o)

if the Capital Expenditures Amount is equal to either the Upper Budgeted Capital Expenditures Amount or the Lower Budgeted Capital Expenditures Amount or falls between the Lower Budgeted Capital Expenditures Amount and the Upper Budgeted Capital Expenditures Amount, then the CapEx adjustment shall be $0;

Schedule 7 : Completion Statements

(p)	provided that, for the avoidance of doubt, the CapEx Adjustment will be measured using the same currency exchange rate assumptions as were used to determine the Budgeted Capital Expenditures amount.

(q)	Budgeted Capital Expenditures at April 30, 2022 Fx rates:

Quarter 4 2022	$26,200,000
Quarter 1 2023	$26,600,000
Quarter 2 2023	$27,800,000
Quarter 3 2023	$28,000,000
Quarter 4 2023	$32,500,000
Quarter 1 2024	$28,900,000
Quarter 2 2024	$31,000,000

April 30, 2022 Fx Rates:

GBP	1.258
EUR	1.055
USD	1.000
Other	1.000

(r)

Short and long term incentive plans: a liability shall be included in Debt based upon the provisions contained in Schedule 13 (LTIP/Retention) provided always that additional amounts to the requirements of Schedule 13 (LTIP/Retention) awarded under the Sellers ownership shall also be included in Net Debt.

(s)

Accruals: An accrual shall be made in Working Capital for the cost of goods and services (including capital expenditure, rents, equipment sales, maintenance and software licences and any late payment penalties and interest) provided to the Business or the Transferring Companies on or before the Effective Time which have not been paid for by the Effective Time, together with any liabilities (to the extent not already included within Debt) of the Business or the Transferring Companies which are required to be recognised as liabilities in accordance with Relevant Accounting Standards. Accordingly, a liability shall be included in Working Capital for any employee or contractor related liabilities (other than those included in Debt).

Schedule 7 : Completion Statements

(t)	Specific Exclusions: Working Capital shall exclude:

(i)

Accounts receivable, accrued income, accounts payable, accruals, and deferred revenue amounts, in each case solely in respect of IRU Capex Projects so as to avoid double counting with the IRU Capex Amount; and

(ii)

For purposes of determining any component of Consideration, the application of GAAP shall be interpreted as if FASB Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, has not taken effect.

Schedule 7 : Completion Statements

Part 3

Illustrative Completion Statements

$000	The Transferring Companies/ the Business		Cash	Debt		Working capital		Other/ Excluded
Cash	X		X	—		—		—
Restricted Cash	X			—		—		X
Accounts receivable	X		—	—		X		—
Allowance for doubtful accounts	(X	)	—	—		(X	)	—
Other non-income tax receivables	X		—	—		X		—
Income tax receivable	X		—	X		—		—
Materials and supplies (Inventory)	X		—	—		X		—
Prepayments	X		—	—		X		—
Intercompany Receivables	X		X	—		—		—
Other Current Assets	X		—	—		X		—
Property, plant and equipment, net	X		—	—		—		X
Customer Relationships, net	X		—	—		—		X
Other Intangibles, net	X		—	—		—		X
Goodwill	X		—	—		—		X
Deferred income tax assets and liabilities	X		—	—		—		X
Other Assets	X		—	—		—		X
Accounts payable	(X	)	—	—		(X	)	—
Current maturities of capital lease obligations	(X	)	—	(X	)	—		—

Schedule 7 : Completion Statements

$000	The Transferring Companies/ the Business		Cash	Debt		Working capital		Other/ Excluded
Salaries and benefits – accrued (excluding bonuses)	(X	)	—	—		(X	)	—
Employee bonuses	(X	)	—	(X	)	—		—
Accrued and unpaid current income taxes	(X	)	—	(X	)	—		—
Other non-income tax payables	(X	)	—	—		(X	)	—
Interest	(X	)	—	(X	)	—		—
ASC 842 asset and liability amounts	(X	)	—	—		—		(X	)
Intercompany Payables	(X	)	—	(X	)	—		—
Other accrued liabilities	(X	)	—	—		(X	)	—
Advance billing and customer deposits	(X	)	—	—		(X	)	—
Short-term deferred revenue liabilities (excluding customer funded IRU Capex)	(X	)	—	—		(X	)	—
Asset retirement obligations	(X	)	—	—		—		(X	)
Long-term deferred revenue – only the long-term portion of O&M deferred revenue is to be included in Working Capital; all other long-term deferred revenue is Excluded	(X	)	—	—		(X	)	(X	)
Non-current operating lease liabilities	(X	)	—	—		—		(X	)
Long-term financing lease obligations	(X	)	—	(X	)	—		—
ASC 606 Amounts	X		—	—		—		X

Schedule 7 : Completion Statements

$000	The Transferring Companies/ the Business		Cash	Debt		Working capital	Other/ Excluded
Railways pension plan assets and liabilities	(X	)	—	(X	)	—	—
Global Crossing pension assets and liabilities	(X	)	—	(X	)	—	(X	)
Docklands and other abandoned space lease obligations	(X	)	—	(X	)	—	—
CapEx Adjustment	(X	)	—	(X	)	—	—
Russian assets	X		—	—		—	X
Transaction related costs and bonuses	(X	)	—	(X	)	—	—
IRU Capex Amount	(X	)	—	(X	)	—	—
IRU prepayments or other balances associated with the Deutsche Telecom agreement ending in FY23	X		—	—		—	X
Aged vendor payable to GCCIX and related credits	X		—	—		—	X

For the avoidance of doubt, in the event of any conflict, (i) the definitions in Clause 1 (Definitions and Interpretation) of this Agreement, the Specific Accounting Policies and principles set out in Schedule 7, Part 2 (Contents of Completion Statements) Preparation of Completion Statement shall take precedence over (ii) the format of the Illustrative Completion Statement as set out in this Schedule 7, Part 3 (Illustrative Completion Statements).

Schedule 8 : Excluded Assets

Schedule 8

Excluded Assets

1	All customer lists, vendor contracts, colocation contracts, customer contracts, dedicated fixed assets, intangible assets and dedicated employees exclusively related to Seller’s CDN product.

2	All customer lists, vendor contracts, colocation contracts, customer contracts, dedicated fixed assets, intangible assets and dedicated employees exclusively related to the Seller’s Vyvx product.

3	All trading of minutes between carriers, customer lists, vendor and customer contracts, intangible assets and IT systems solely used to deliver and maintain Seller’s Wholesale Voice product.

4	All dedicated fixed assets, intangible assets and dedicated employees exclusively related the Seller’s Managed Hosting business.

5	All customer lists, vendor and customer contracts, dedicated fixed assets and intangible assets exclusively related to the Sellers’ Group’s Elasticbox business.

6	All customer lists, vendor and customer contracts, dedicated fixed assets and intangible assets exclusively related to the Sellers’ Group’s Steamroot business.

7	All vendor agreements utilized by Sellers’ Group which are not used in the Business.

8	The Data Centre located at Rte du Bois-des-Freres 48, 1219, Vernier, Switzerland.

9	The Lease Agreement and associated premise for the space located at Calle Acanto, 22, 28045, Madrid, Spain.

10	The Lease Agreement and associated premise for the space located at 61, 61A and 62 Thomas Street, Dublin 8, in the City of Dublin.

11	Retained Employees.

12

Except for the Transferring IPR and unregistered IPR owned by the Transferring Companies and not related to or encompassing the Excluded Assets listed at paragraph 12(a) through and including paragraph 12(i) below, all past, present and future intellectual property owned or controlled, in whole or in part, by the Sellers’ Group, being:

(a)	All IPR relating to the CDN business;

(b)	All IPR relating to the Vyvx business;

(c)	All IPR related to the Streamroot and Elasticbox businesses;

(d)	All intellectual property/software to the extent relating to Distributed Denial of Service (DDOS) security services;

(e)	All intellectual property/software to the extent relating to domain name system (DNS) Services;

(f)	All IP addresses other than the Transferring IP Addresses;

(g)	All Autonomous Systems in use, except those used exclusively by the Business;

Schedule 8 : Excluded Assets

(h)	Cloud/CAM platforms, including Dynamic Connection and Dynamic Capacity; and

(i)	Management systems, software and third party applications to the extent relating to any member of the Sellers’ Group.

13

For the avoidance of doubt, other than the Transaction Documents, all affiliate agreements and arrangements between a Transferring Company, on the one hand, and the Sellers’ Group (who are not a Transferring Company) on the other hand, including but not limited to all IT systems, autonomous systems, administrative, cash management, back-office services arrangements or agreements and tax, accounting, regulatory, legal and other professional service support.

14	Global Vendor Contracts.

15	The following entities:

(a)	Lumen Communications India Private Limited;

(b)	Lumen Technologies CDN Ireland Limited;

(c)	Level 3 Communications Japan KK;

(d)	Lumen Technologies OOO;

(e)	Streamroot, SAS; and

(f)	Elasticbox, Surcursal en España (a branch of CenturyLink Communications, LLC).

Schedule 9 : Buyer and Buyer Company warranties

Schedule 9

Buyer and Buyer Company warranties

CAPACITY AND CONSENTS

1	It is a company duly incorporated and organised and validly existing under the laws of its jurisdiction of incorporation.

2	It has the power and authority to enter into the Transaction Documents and to fully perform its obligations under them in accordance with their terms.

3

It does not require the consent, approval or authority of any other person to enter into or exercise its rights or perform its obligations under the Transaction Documents except the consents and approvals contemplated by the Conditions.

4

The entry into and the exercise by it of its rights and performance of its obligations under the Transaction Documents and the transactions contemplated by them will not constitute a breach or give rise to a default under any applicable laws or any order, decree, judgement, or other obligation binding on it (including any provision of its constitutional documents) which has or could have a material adverse effect on its ability to execute or perform its obligations under the Transaction Documents.

5

It is not a party to any litigation, arbitration or administrative proceedings nor is it the subject of any governmental, regulatory or official investigation or enquiry which is in progress or threatened or pending and which has or could have a material adverse effect on its ability to execute or perform its obligations under the Transaction Documents.

6

No corporate action or other steps have been taken by it or legal proceedings started or threatened against it for its winding up or dissolution; or for it to enter into any arrangement or composition for the benefit of creditors; or for the appointment of a receiver, administrator, administrative receiver, liquidator, supervisor, compulsory manager, trustee or similar person of any of its revenues or assets.

7	The Commitment Letter has been validly executed between the parties thereto and is in full force and effect.

Schedule 10 : Guarantees

Schedule 10

Guarantees

1	Guarantee from Level 3 Parent, LLC to DS Smith Business Services Limited in respect of Lumen UK dated 12 September 2022.

2	Guarantee from the Parent to:

(a)	EasyJet Airline Company Limited in respect of Lumen UK dated 21 January 2019;

(b)	Lloyds Bank plc in respect of Lumen UK dated 31 March 2020;

(c)	National Westminster Bank, PLC in respect of Lumen UK dated 11 March 2020; and

(d)	INEOS Europe AG in respect of Lumen UK dated 12 May 2019.

3	Guarantee from Level 3 Communications Inc. to:

(a)	Reuters Limited in respect of Level 3 Communications Limited dated 18 July 2005; and

(b)	Airbus in respect of Lumen Technologies France SAS dated 15 October 2016;

4	Guarantee from Level 3 Financing, Inc. to Aegis Media Limited in respect of Lumen UK dated 30 August 2012.

5	Guarantee from Level 3 Financing, Inc. to Serco Limited in respect of Lumen UK dated on or around 20 December 2011.

6

Guarantees from Level 3 GC Limited (now named Global Crossing Limited) to Global Switch Estates 1 Limited (Landlord in respect of the property referred to as East India Dock House, Nutmeg Lane, London E14 9YY) relating to:

(a)	a lease dated 25 September 2007 of 8,674 sq. ft. of technical space dated 4 October 2018; and

(b)	a lease dated 25 September 2007 of 31,400 sq. ft. of technical space dated 4 October 2018.

Schedule 11 : Transaction Perimeter Summary

Schedule 11

Transaction Perimeter Summary

	Transferring OUT (i.e. to be transferred out of the Merlin perimeter to Lumen/ the Sellers’ Group)	Transferring IN (i.e. transferred in to the Merlin perimeter/to the Transferring Companies)
Assets

See ‘Products and Businesses’ and ‘Systems and Services’ below.

Unregistered IPR owned by the Transferring Companies relating to the Excluded Assets in Schedule 8 paragraphs 12(a) to (and including) 12(i). For the avoidance of any doubt this does not include any unregistered IPR owned by the Transferring Companies that does not relate to the Excluded Assets in Schedule 8 paragraphs 12(a) to (and including) 12(i).

Transatlantic subsea systems owned and leased (being Grace Hopper, Dunant and Apollo South). These Subsea assets are currently owned by Fibernet UK Limited (company code J498) (which is within the Merlin perimeter) and Global Crossing Telecommunications, Inc. (company code K166) a US entity (which is not within the Merlin perimeter). Prior to Completion the US-owned portion of the subsea systems will be transferred into a new United States legal entity (“US Asset Co”), which is one of the Target Companies that the Buyer will directly acquire on Completion.

Cable landing stations in the United States (owned and rights to leased sites in Bellport, Brookhaven, Wall and Virginia Beach) will also be transferred into US Asset Co. Subsea and terrestrial optical network equipment in the cable landing stations specific to the subsea systems conveying will also be transferred to US Asset Co. Costs of operating the cable landing stations and United States regulatory licensing fees will also transfer to the Merlin perimeter. Colocation agreements to be put in place in respect of US ILAs and POPs that are not transferring to enable the Transferring Companies to access these for their network, subject to the MSA and Colocation Service Schedule.

Details on cable landing stations and transatlantic subsea systems have been Disclosed in the Data Room at 2.6.1.3.38.1.
Products and Businesses	CDN and Vyvx products (associated with Level 3 CDN International, Inc. and Vyvx, LLC), meaning Lumen will retain:
(a) Fixed and intangible assets solely dedicated to the CDN and Vyvx products;
(b) Employees whose jobs are fully dedicated to the CDN and Vyvx products (see ‘Employees’ below);
(c) The lease on the Dublin office (see ‘Property’ below);

Schedule 11 : Transaction Perimeter Summary

(d)   Revenue and direct expenses of the CDN and Vyvx products; and

(e)   Customer agreements related specifically to CDN and Vyvx - the parties will seek to novate these to Lumen.

Lumen sells services to customers through an MSA/SOW arrangement. CDN and Vyvx services are sold under their own separate SOW that will be subject to a common MSA. Prior to Completion, the Sellers will take all reasonable efforts to assign the CDN and Vyvx SOWs to an Excluded Company. If the Sellers are unable to assign the CDN and Vyvx SOWs prior to Completion the parties will discuss an arrangement to deal with the revenue.

Streamroot Business (also see ‘Corporate Entity’ below) - being the following (as owned by Streamroot, SAS): all customer lists, vendor and customer contracts, dedicated fixed assets and intangible assets required to deliver and maintain the business.

Elasticbox Business (also see ‘Corporate Entity’ and ‘Property’ below) being the following (as owned by Elasticbox, Surcursal en España (a branch of CenturyLink Communications, LLC)): all customer lists, vendor and customer contracts, dedicated fixed assets and intangible assets required to deliver and maintain the business.

Wholesale Intl Voice Termination business, including the roll of the current traffic off of the two EMEA switches (located in London and Frankfurt) prior to Completion. Once those customers/vendors are groomed off, Lumen will surrender the equipment to Merlin and support Lumen’s IVT business independently from the US.

Systems and Services

All IT systems and related tangible and intangible assets that are operated by Lumen for the benefit of Merlin will be retained and any services required by Merlin will be provided under the TSA

Lumen to retain the autonomous systems (AS) used by the business. Parties to jointly operate under the TSA until full separation and migration has been achieved.

Contracts

Except as described in this document, where there are shared customers (being a single customer served by both Lumen and Merlin), the party with the billing relationship with the customer will retain the customer contract and obtain services from the other party under the MSA/NSA arrangements with fees payable on a revenue share basis. For example, if Lumen has

Lumen has proposed a backhaul structure that will need to be agreed upon by the parties between signing and Completion. This includes contracts for backhaul network access leaving the United States cable landing stations provided by an external party that will convey with the transaction.

Schedule 11 : Transaction Perimeter Summary

the billing relationship with the customer, the customer contract will remain with Lumen and Lumen will contract for services from Merlin under the NSA. If Merlin/a Transferring Company has the billing relationship with the customer, the customer contract will remain in perimeter and Merlin/the Buyer will contract with Lumen for services under the MSA. Without limiting the foregoing, Lumen will make all reasonable attempts to transfer specific hyperscaler and wholesale agreements related to the EMEA business being transferred to Merlin/buyer.

Property

Madrid office lease of Elasticbox located at Calle Acanto, 22, 28045, Madrid, Spain.

Switzerland data center located at Rte du Bois-des-Freres 48, 1219, Vernier, Switzerland - this will be sold prior to Completion with proceeds to the Sellers’ Group. Merlin will enter into a lease for a small amount of colocation space, in order to maintain and operate telecommunication equipment at the site.

Dublin lease and associated premises located at 61, 61A and 62 Thomas Street, Dublin 8, in the City of Dublin.

Poznan lease (for the premises located at ul. Krolowej Jadwigi 43 (Maraton Building) Poznan, Poland), with a sublease to Lumen for it’s circa. 110 employees utilizing that space. Lumen and Merlin will agree on high level terms prior to signing, which will govern the sublease of Poznan lease.

The colocation agreement with British Telecommunication Ireland Ltd dated 1 April 2018 in respect of the property known as Kilmore Quay will be novated to a Transferring Company (as the agreement is currently held by Lumen Technologies CDN Ireland Limited, which is transferring out of the perimeter).

Details on property and other real estate matters have been Disclosed in the Data Room.

Employees	Approx. 230 employees that are employed to work on certain Managed Hosting and Cloud services.	Approx. 31 employees that are employed to work on Managed Hosting and Cloud located in Europe.

CDN and Vyvx employees - approx. approx. 33 employees dedicated to the CDN and Vyvx products (19 in Ireland and the rest spread across the United Kingdom, Denmark, Spain France and Poland).

Approx. 15 Europe-based employees across the media sales team, sales engineering, customer success, delivery and operations, human resources, finance and commercial and pricing organizations – deemed critical to support the CDN and Vyvx products that Lumen is retaining. Estimated cost of these employees was included in the Quality of Earnings analysis as item 10 in perimeter adjustments to EBITDA.

Approx. 8 US-based subsea planning/engineering, operations and support team members. Merlin employee census has been Disclosed in the Data Room at 2.12.10.5.

Approx. 41 Lumen employees currently located in India (details have been Disclosed in the Data Room) who currently support Merlin operations will be retained by Lumen and provided to Merlin under a TSA.

Schedule 11 : Transaction Perimeter Summary

Corporate entities

•  Streamroot, SAS – in respect of the Streamroot Business

•  Elasticbox, Surcursal en España (a branch of CenturyLink Communications, LLC) – in respect of the Elasticbox Business

•  Lumen Technologies OOO – relating to the Russia operations. The entity will be wound down prior to Completion.

•  Lumen Communications India Private Limited

•  Lumen Technologies CDN Ireland Limited

•  Level 3 Communications Japan KK

Schedule 12 : Permitted Variances Note

Schedule 12

Permitted Variances Note

1	Variances shall be Permitted if and to the extent they both:

(a)	result in an aggregate net reduction to EBITDA in the Audited Accounts as compared to the Accounts of less than $5,000,000; and

(b)

the aggregate net amount by which the Consideration payable for the Shares would, but for this clause, be greater than it would have been had paragraph 1(c)(ii) of Schedule 7, Part 2 (Contents of Completion Statements) referred to the Audited Accounts and not the Accounts, is less than $40,000,000.

2

For these purposes, EBITDA is defined as net income excluding: interest expense, interest income, all income tax expenses and benefits (and for the avoidance of doubt the reference to income tax shall include all deferred tax), depreciation, amortization, impairment, realized and unrealized foreign currency gains and losses, stock based compensation expense, severance expense, corporate allocations and non-recurring income and expense items and the Parties agree that the EBITDA in the Accounts for the year ended December 31, 2021 is $166,279,000.

Schedule 13 : LTIP/Retention

Schedule 13

LTIP/Retention

3	Retention

(a)

Retention awards described in this Schedule will be made at the sole discretion of the Sellers’ Group and can be made from time to time after the date of this Agreement. Sellers’ Group will keep the Buyer updated from time to time in relation to any material decisions it makes in relation to such awards, prior to their implementation where practicable.

(b)	Sellers’ Group will award cash retention bonuses (“Retention Bonuses”) with an aggregate budget not to exceed $3.5 million to the following groups of Employees and guidelines as outlined below:

(i)	Key Employees with names and retention amounts set out in a list which has been provided by the Sellers’ Solicitors to the Buyers’ Solicitors (“Merlin Key Employees”); and

(ii)	Any Employees that are critical to continuing operations (“Merlin Conveying Employees”).

(c)

The Sellers’ Group may, without the consent of the Buyer’s Group, make additional cash retention bonus awards (up to an aggregate of a further US $5,000,000) to other Employees if such additional retention bonus awards are necessary to maintain the Business (any such bonuses, together with those in the paragraph 3(b), referred to as “Retention Bonuses”).

(d)	Sellers will fund and transfer 100% of the liability (Retention Bonuses) and any employer social security costs relating to the Retention Bonuses to Buyer as part of the Completion Statements.

(e)	Buyer’s Group will be responsible for processing payment of any accrued, but unpaid Retention Bonuses on the defined payment dates:

(i)	Payment 1: 50% at the later of (i) 12 months following the date of this Agreement; and (ii) Completion; and

(ii)	Payment 2: 50% at 90 days following Payment 1.

(f)

The Buyer shall confirm to the Sellers whether any element of the accrued, but unpaid Retention Bonuses are not paid by the Buyer to the entitled Employees. In the event that (for whatever reason) any element of the accrued, but unpaid Retention Bonus with respect to any particular relevant Employee is not paid by the Buyer to that Employee, the Buyer shall within 60 days of a written demand by the Sellers, repay to the Sellers an amount equivalent to:

(i)	such unpaid element of Retention Bonus; plus,

(ii)

such portion of the employer social security costs transferred to the Buyer by the Sellers as relates to such unpaid Retention Bonus, save where such social security costs have already been paid to the relevant tax authorities.

(g)	The Retention Bonuses will have the following service requirements and termination protections, which will transfer to the Buyer’s Group post-Completion:

Schedule 13 : LTIP/Retention

(i)	If Employee’s employment terminates by reason of resignation before the payment date, then the unpaid Retention Bonus (Payment 1 and/or Payment 2) is forfeited.

(ii)	If Employee terminates due to death or disability before payment date, then the unpaid Retention Bonus (Payment 1 and/or Payment 2) is paid in full.

(iii)	If Employee is terminated by Buyer without cause, on or after Completion then the unpaid Retention Bonus (Payment 1 and/or Payment 2) is paid following the Employee’s last day worked.

4	Short-Term Incentive (“STI”)

(a)	If Completion takes place in 2023:

(i)

Sellers will calculate the prorated STI for each STI-eligible Employee for the number of days employed with Sellers’ Group from January 1, 2023 (or STI eligible date, as defined in STI Plan) through to Completion (“Pre-Completion Stub Period”) at Target (100% company funding and 100% individual performance) (“Prorated STI”).

(ii)	Sellers will accrue the Prorated STI (including employer social security costs) for all STI-eligible Employees (“STI Accrual”).

(iii)	Sellers will fund and transfer 100% of the liability (STI Accrual) to Buyer as part of the Completion Statements.

(iv)

Buyer’s Group will be responsible for processing payment of any accrued, but unpaid Prorated STI (as calculated above) to each Employee in the March payroll of year following the STI plan year (“Pre-Completion STI Replacement Award”), and will distribute it based on the same pay-for- performance guidelines used by the Sellers in prior years. The Sellers will provide all relevant supporting information to assist the Buyer in this process as may be necessary.

(v)

Pre-Completion STI Replacement Award shall have continued service requirements and termination protections: (i) If Employee’s employment terminates by reason of resignation before Payment Date, then Pre- Completion STI Replacement Award is forfeited; (ii) If Employee terminates due to death or disability before Payment Date, then Pre-Completion STI Replacement Award must be paid in full; (iii) if Employee is involuntarily terminated by the Buyer without cause before the Payment Date, then the Pre-Completion STI Replacement Award must be paid in full.

(vi)

The Buyer shall confirm to the Sellers whether any element of the STI Accrual due to be paid to anyone at VP level or above is not paid by the Buyer to the STI-eligible Employee. In the event that (for whatever reason) any element of the STI Accrual is not paid by the Buyer to the STI-eligible Employee at VP level or above, the Buyer shall within 60 days of a written demand by the Sellers, repay to the Sellers an amount equivalent to:

(A)	such unpaid amount; plus,

(B)

such portion of the employer social security costs transferred to the Buyer by the Sellers as relates to such unpaid amount, save where such social security costs have already been paid to the relevant tax authorities.

Schedule 13 : LTIP/Retention

(vii)

Buyer will be responsible for funding and payment of prorated STI for Employees for number of days employed with Buyer from Completion through December 31, 2023 (“Post-Completion Stub Period”) and, for the avoidance of doubt, may set their own performance targets for this period.

(viii)	Sellers will provide for above treatment of pre-Completion Prorated STI in annual rules and communication to Employees.

(b)	If Completion takes place in 2024:

(i)

Sellers will calculate each STI eligible Employee’s 2023 STI bonus for the full year determined based on actual company funding and individual performance. If Completion is after Seller’s scheduled payout date for the 2023 STI (March 2024) the bonus will be paid out prior to Completion at Sellers’ expense. If Completion is before that date, Seller will notify Buyer of the amount of bonus due to each STI eligible Employee and Buyer’s Group will be responsible for processing payment of such amounts in March 2024 and Seller will fund and transfer 100% of the liability (including employer social security costs) to Buyer as part of the Completion Statements.

(ii)	Bonus for 2024 shall be dealt with in accordance with paragraph 4(a)(i) to paragraph 4(a)(viii) but with references to 2023 replaced with references to 2024.

5	Outstanding, Unvested Long-Term Incentive (“LTI”) Awards

(a)

“Outstanding LTI Award” means the total value of all outstanding/unvested Cash-Based Awards, plus the total value of all outstanding/unvested Time-Based RSUs, plus the total value of all outstanding/unvested Performance-Based RSUs, plus any accrued dividends as of Completion (those declared but unpaid prior to Completion).

(b)	Sellers will calculate the Outstanding LTI Award for each Employee as of Completion as follows:

(i)

For Outstanding LTI Awards awarded on or before December 31, 2022 (“Pre-2023 LTI Awards”), the US dollar value of each Time-Based and Performance-Based RSU will be equal to the number of shares for each outstanding and unvested RSU multiplied by the higher of: (A) a 90-day volume-weighted average price (“VWAP”) ending on the day prior to Completion; or (B) $11.00 (the “Pre-2023 LTI Valuation”).

(ii)

For Outstanding LTI Awards awarded after December 31, 2022 (“2023 Cash-Based LTI Awards”) the value of each outstanding/unvested tranche shall be the amount specified in US Dollars at the time of the award (the “2023 LTI Valuation”). Sellers will provide Buyer with copies of all award letters upon request pre Completion and at a time that is legally permissible in accordance with any relevant competition laws.

(iii)	For Performance-Based RSUs with performance periods that have not yet ended, the Outstanding LTI Award value will be calculated at Target (100%).

(c)	If Completion takes place in 2023:

(i)

Sellers will fund and transfer 100% of the liability for Pre-2023 LTI Awards to Buyer as part of the Completion Statements. This will include an accrual for the full amount of any employer social security costs associated with Pre-2023 LTI Awards.

Schedule 13 : LTIP/Retention

(ii)	Buyer will be responsible for fully funding the 2023 Cash-Based LTI Awards and any related employer social security costs.

(iii)

The Buyer shall confirm to the Sellers whether any element of the Pre-2023 LTI Awards is not paid by the Buyer to each entitled Employee. In the event that (for whatever reason) any element of the Pre-2023 LTI Awards is not paid by the Buyer to each entitled Employee, the Buyer shall within 60 days of a written demand by the Sellers, repay to the Sellers an amount equivalent to:

(A)	such unpaid amount; plus

(B)

such portion of the employer social security costs transferred to the Buyer by the Sellers as relates to such unpaid amount save where such social security costs have already been paid to the relevant tax authorities.

(iv)	At Completion, each Employee’s Outstanding LTI Award will be cancelled (forfeited) as a result of Completion and terms of Sellers’ LTI plan (“Cancelled Outstanding LTI Award”).

(v)	For each Cancelled Outstanding LTI Award, Buyer will be responsible for providing a “Replacement Award” as follows:

(A)	Replacement Award value for awards replacing Pre-2023 LTI Awards (“Pre-2023 Replacement Awards”) will be fixed at the Pre-2023 LTI Valuation.

(B)

Replacement Award value for awards replacing 2023 Cash-Based LTI Awards (“2023 Replacement Awards”) will be fixed at the 2023 LTI Valuation for relevant LTI eligible Employees but not including Merlin Key Employees. For Merlin Key Employees the 2023 Replacement Awards will be cash based and will be subject to the employees entering into agreements which provide that the value of the tranche vesting in 2024 will be fixed in line with the 2023 LTI valuation for that tranche but the tranches vesting in 2025 and 2026 will be subject to the Buyer’s performance conditions in accordance with the Buyer’s LTI Plan Rules.

(C)

The original vesting date for the Cancelled Outstanding LTI Award should remain the Replacement Award payment date and payments will be made within 45 days of that date (e.g. Pre-2023 LTI Awards and 2023 Cash-Based LTI Awards vesting dates are on March 1 of each year).

(vi)	Replacement Awards should have the same continued service requirements and termination protections as the Cancelled Awards (save as set out below):

(A)	If Employee’s employment terminates by reason of resignation before payment date, then ALL outstanding Replacement Awards should be forfeited;

Schedule 13 : LTIP/Retention

(B)	If Employee terminates due to death or disability before payment date, then ALL outstanding Replacement Awards should be paid in full; and

(C)	After Completion, if Employee is terminated by Buyer without cause, then:

(1)	Pre-2023 Replacement Awards should be paid following the Employee’s termination date;

(2)

pro rata 2023 Replacement Awards to be calculated based on the number of months worked within the three year period up to 28 February 2026 (reduced by any tranche(s) that has/have already been paid) should be paid following the Employee’s termination date, in each case (i.e. payments under paragraph (1)5(c)(vi)(C)(1) or 5(c)(vi)(C)(2)) subject to the Employee signing a settlement agreement. The pro rata payment for the 2023 Replacement Award will not apply to any future LTI awards granted by the Buyer. All future LTI awards will be in accordance with the Buyer’s LTI plan rules. The Merlin Key Employees will not receive pro rata payments for 2023 Replacement Awards as set out in this Section 5(c)(vi)(C)(2), but will receive payments for 2023 Replacement Awards in accordance with subparagraph (3) below; and

(3)

in the case of Merlin Key Employees, the 2023 Replacement Awards will be paid following the Merlin Key Employees’ termination date and as per the Buyer’s Remuneration Committee’s latest assessment of the performance conditions , subject to the following conditions being fulfilled by the Merlin Key Employees. The Merlin Key Employees will: (i) be required to enter into a written agreement from the Buyer which provides that the 2023 Replacement Awards for the first tranche vesting in 2024 will be fixed in line with the 2023 LTI valuation for that tranche and the 2023 Replacement Awards for the tranches vesting in 2025 and 2026 will be performance based and will be subject to the Buyer’s performance conditions in accordance with the Buyer’s LTI Plan Rules; (ii) be required to enter into updated post termination restrictions issued by the Buyer; and (iii) be required to sign a settlement agreement.

(d)

Within three business days following Completion, Sellers will provide a (i) detailed schedule, by Employee, for Replacement Awards with details such as, the value of the Cash-Based LTI Awards in addition to copies of the grant letters which specify the value of the award, Time-Based and Performance-Based RSUs and accrued dividends as of Completion and (ii) an estimate of the accrued liability to support the preliminary closing statement.

(e)	Buyer will be responsible for payment of Replacement Awards in cash, via local payroll, after converting Replacement Award from USD to local currency at the FX rate on Completion.

Schedule 13 : LTIP/Retention

(f)

Sellers’ Group will grant LTIP Awards to those Employees eligible to participate in the LTIP under their contracts (LTI eligible Employees), in 2023 at the usual award date, in the form of 2023 Cash-Based LTI Awards (i.e. cash instead of RSUs), with awards valued in US Dollars and, pursuant to such terms generally comparable to Pre-2023 LTI Awards, the 2023 Cash-Based LTI Awards granted to Employees will lapse on Completion. The amount and value of awards granted to Employees between the date of the Put Option Agreement and Completion will be determined by reference to the target award for each LTI eligible Employee which has been Disclosed and Sellers’ Group’s usual practices.

(g)

Sellers will provide FAQs or other communications (as determined solely by the Employer) to the LTI eligible Employees regarding the Replacement Scheme at the time of grant regarding the 2023 Cash-Based LTI Awards. These and any other communications which Sellers Group make in relation to the Replacement Awards will be consistent with the principles set out above and Sellers will provide Buyer with a reasonable opportunity to comment on the communications in advance. Any comment must be provided to Sellers no later than the date reasonably identified by Sellers.

6	If Completion takes place in 2024:

(a)

Sellers will fund and transfer 100% of the liability for (i) Pre-2023 LTI Awards and (ii) (if Completion takes place before they have vested) that part of the Outstanding LTI Awards granted in 2023 which would have vested in 2024 (“First Tranche 2023 Cash-Based LTI Awards”) to Buyer as part of the Completion Statements. This will include an accrual for the full amount of any employer social security costs associated with Pre-2023 LTI Awards and First Tranche 2023 Cash-Based LTI Awards.

(b)

Buyer will be responsible for fully funding the Outstanding LTI Awards that were granted in 2023 and which would have vested after 2024 (“Remaining 2023 Cash-Based LTI Awards”) and any related employer social security costs.

(c)

The Buyer shall confirm to the Sellers whether any element of the Pre-2023 LTI Awards and First Tranche 2023 Cash-Based LTI Awards is not paid by the Buyer to each entitled Employee. In the event that (for whatever reason) any element of the Pre-2023 LTI Awards and First Tranche 2023 Cash-Based LTI Awards is not paid by the Buyer to each entitled Employee, the Buyer shall within 60 days of a written demand by the Sellers repay to the Sellers an amount equivalent to:

(i)	such unpaid amount; plus,

(ii)

such portion of the employer social security costs transferred to the Buyer by the Sellers as relates to such unpaid amount save where such social security costs have already been paid to the relevant tax authorities.

(d)	At Completion, each Employee’s Outstanding LTI Award will be cancelled (forfeited) as a result of Completion and terms of Sellers’ LTI plan (“Cancelled Outstanding LTI Award”).

(i)	For each Cancelled Outstanding LTI Award, Buyer will be responsible for providing a “Replacement Award” as follows:

(A)

Replacement Award value will be: (i) in the case of Pre-2023 Replacement Awards, fixed and equal to the pre-2023 LTI Valuation; (ii) in the case of 2023 Replacement Awards except for those granted to Merlin Key Employees, fixed and equal to the 2023

Schedule 13 : LTIP/Retention

Cash-Based LTI Valuation; (iii) in the case of 2023 Replacement Awards for Merlin Key Employees, subject to the employees entering into agreements which provide that the value of the tranche vesting in 2024 (to the extent not already vested) will be fixed in line with the 2023 LTI valuation for that tranche but the tranches vesting in 2025 and 2026 will be subject to the Buyer’s performance conditions in accordance with the Buyer’s LTI Plan Rules and as per the Buyer’s Remuneration Committee’s latest assessment of the performance conditions and (iv) in the case of any Replacement Awards which replace Cancelled Outstanding LTI Awards which were granted in 2024 (“2024 Replacement Awards”), variable according to performance criteria determined by Buyer in its absolute discretion with a value equal to the US Dollar (USD) value for each Cancelled Outstanding LTI Award at the time of the award.

(B)

The original vesting date for the Cancelled Outstanding LTI Award should remain the Replacement Award payment date and payments will be made within 45 days of that date (e.g. Pre-2023 LTI Awards and 2023 Cash-Based LTI Awards vesting dates are on March 1 of each year)

(ii)	Replacement Awards should have the same continued service requirements and termination protections as the Cancelled Awards (save as set out below):

(A)	If Employee’s employment terminates by reason of resignation before payment date, then ALL outstanding Replacement Awards should be forfeited;

(B)	If Employee terminates due to death or disability before payment date, then ALL outstanding Replacement Awards should be paid in full; and

(C)

After Completion, if Employee is terminated by Buyer without cause, then (a) Pre-2023 Replacement Awards should be paid following the Employee’s termination date; (b) pro rata 2023 and 2024 Replacement Awards (other than those granted to Merlin Key Employees) should be calculated based on the number of months worked within the three year period up to 28 February 2026 (for 2023 Replacement Awards) or 28 February 2027 (for 2024 Replacement Awards) and paid following the Employee’s termination date, in each case subject to the Employee signing a settlement agreement; and (c) 2023 and 2024 Replacement Awards granted to Merlin Key Employees should be paid following the Merlin Key Employees’ termination date and as per the Buyer’s Remuneration Committee’s latest assessment of the performance conditions subject to the following condition being fulfilled by the Merlin Key Employees (i) the Merlin Key Employees are required to enter into a written agreement from the Buyer which provides that the 2023 Replacement Awards for the first tranche vesting in 2024 (to the extent not already vested) will be fixed in line with the 2023 LTI valuation for that tranche and the 2023 Replacement Awards for the tranches vesting in 2025 and 2026 and the 2024 Replacement Award will be performance based and subject to the Buyer’s performance conditions in accordance with the Buyer’s LTI Plan Rules, (ii) Merlin Key Employees will be required to enter into updated post termination restrictions issued by the Buyer and (iii) Merlin Key Employees will be required to sign a settlement agreement.

Schedule 13 : LTIP/Retention

(iii)

Within three business days following Completion, Sellers will provide a (i) detailed schedule, by Employee, for Replacement Awards with details such as, the value of the Cash-Based LTI Awards, Time-Based and Performance-Based RSUs and accrued dividends as of Completion and (ii) an estimate of the accrued liability to support the preliminary closing statement.

(iv)	Buyer will be responsible for payment of Replacement Awards in cash, via local payroll, after converting Replacement Award from USD to local currency at the FX rate on Completion.

(v)

If Completion takes place after the usual award date for 2024, Sellers’ Group will grant LTIP Awards to those Employees eligible to participate in the LTIP under their contracts (LTI eligible Employees except in the form of cash instead of RSUs (“2024 Cash-Based LTI Awards”), with awards valued in US dollars and, pursuant to such terms generally comparable to Pre-2023 LTI Awards, the 2024 Cash-Based LTI Awards granted to Employees will lapse on Completion. The amount and value of awards granted to Employees between the date of the Put Option Agreement and Completion will be determined by reference to the target award/range for each LTI eligible Employee which has been Disclosed and Sellers’ Group’s usual practices.

7

Sellers will provide FAQs or other communications (as determined solely by the Employer) to the LTI eligible Employees regarding the Replacement Scheme at the time of grant regarding the 2024 Awards. These and any other communications which Sellers Group make in relation to the Replacement Awards will be consistent with the principles set out above and Seller will provide Buyer with a reasonable opportunity to comment on the communications in advance. Any comment must be provided to Sellers no later than the date reasonably identified by Sellers.

Schedule 14 : Separation and Service Verification Planning Protocol

Schedule 14

Separation and Service Verification Planning Protocol

1	Introduction

1.1	This Separation and Service Verification Planning Protocol (“Protocol”) sets out a framework for the parties with respect to:

(a)

preparing the Agreed Separation Plan (as defined below) for purposes of agreeing what is required to achieve a smooth separation and exit from the Transitional Services under the Transitional Services Agreement;

(b)

reaching a final decision on the HR Separation Plan (including as applicable the implementation of the HR Environment (defined below) and / or finalising the Transitional Services to support the HR Transitional Service Areas);

(c)

confirming the Charges, Transitional Services and Key Performance Objectives for each of the Transitional Services set out in the Transitional Services Agreement on the date hereof as set out in paragraph 6 (Services Verification) below (“Transitional Services Verification”);

(d)

verifying and confirming the services to be provided under each of the Lumen Master Services Agreement and the Merlin Master Services Agreement as set out therein on the date hereof as set out in paragraph 6 (Services Verification) below (“Supply Services Verification”);

(e)	agreeing a licence agreement for the Non-Transferring IP Addresses (defined below) to be executed by Completion; and

(f)	exploring options with respect to standing up an Email System (defined below) by Completion,

between the date of this Agreement and Completion (the “Planning Period”).

1.2	Key activities and milestones for preparing the Agreed Separation Plan are set out in the high-level plans included at Appendix 1, including the high level IT and network separation plans.

2	Definitions and Interpretation

For the purposes of this Protocol:

(a)	unless otherwise defined in Clause 1 (Definitions and Interpretation) of this Agreement, capitalised terms shall have the meanings given to them in the Agreed Form Documents; and

(b)	“Agreed Form Documents” shall mean each of the Transitional Services Agreement, the Lumen Master Services Agreement and the Merlin Master Services Agreement.

3	Process and Governance

3.1

Promptly following the date of this Agreement, each of the Supplier and the Company shall create a separation management office (SMO) function dedicated to the respective activities of the Supplier and the Company under this Protocol.

Schedule 14 : Separation and Service Verification Planning Protocol

3.2

The Supplier and the Company shall establish their respective Contract Representatives and Schedule Leads and establish a mutually agreed cadence for regular touchpoints in order to facilitate the activities to be undertaken during the Planning Period. Each Party will ensure they have sufficient availability and resources (including the provision of subject matter experts) and ensure the attendance of such subject matter experts at all relevant workshops (to be arranged in accordance with the high-level plans), in order to ensure that the Parties have sufficient information about the Transitional Services, the IT systems and the networks in order to properly develop and agree the Agreed Separation Plan and to execute the HR Separation Plan.

3.3

Promptly following the date of this Agreement, the Supplier and the Company shall establish a joint Steering Committee in accordance with Schedule 8 (Governance) of the Transitional Services Agreement, but with the preliminary purposes of meeting regularly in order to resolve any disputes or issues that are escalated from the Schedule Leads and Contract Representatives.

3.4

The Contract Representatives will oversee the creation of the Agreed Separation Plan; the creation and implementation of the HR Separation Plan and the completion of the Transitional Services Verification and the Services Verification.

3.5

Any disputes or issues which arise during the Planning Period as a result of either (i) the creation of the Agreed Separation Plan, (ii) the creation and implementation of the HR Separation Plan, (iii) the Transitional Services Verification or (iv) the Supply Services Verification including the validity of any Change, shall be dealt with by the Steering Committee. If it becomes clear that any such dispute or issue shall not be resolved prior to Completion, then either party may refer the matter to determination by an Independent Expert, whose decision shall be final and binding on the parties (and Clause 33.3 of the Transitional Services Agreement shall apply to the process).

3.6

Any adjustment to the Charges as set out in the Transitional Services Agreement, which are amended or otherwise introduced as a result of this Protocol, shall follow the Charging Methodology set out in Schedule 1 (Transitional Services) to the Transitional Services Agreement.

4	Agreed Separation Plan

4.1

The Company and the Supplier will mutually agree on the Agreed Separation Plan by the end of the Planning Period. For the avoidance of doubt, the Agreed Separation Plan will not be considered fully agreed until each constituent part has been mutually agreed by both the Company and the Supplier.

4.2	Each of the Supplier and the Company shall act reasonably and in good faith in developing and approving the Agreed Separation Plan.

4.3

During the Planning Period, each of the Supplier and the Company shall devote sufficient time and resources and perform their obligations in accordance with the activities and milestones set out in the high-level plans at Appendix 1 to ensure that at the end of the Planning Period there is a robust Agreed Separation Plan and specific descriptions of the Transitional Services which will include reasonable detail on resources and dependencies to ensure a smooth separation and exit from the respective Transitional Services as soon as possible and in any event by the Long Stop Date such as:

(a)	key milestones for separation, including the dates for such milestones and their completion criteria and the process to confirm that they have been met;

Schedule 14 : Separation and Service Verification Planning Protocol

(b)	third party vendors relevant to the operation of the Transferring Companies and proposed exit strategy;

(c)	the Exit Criteria for each respective Transitional Service, including the process to confirm that they have been met; and

(d)

the activities and obligations of each Party with respect to the high-level tasks and activities set out at paragraph 5 (Separation Tasks and Activities – Agreed Separation Plan) for the separation of the following areas:

(i)	Applications Platforms & Infrastructure;

(ii)	Third Party Integrations;

(iii)	Workspace Services;

(iv)	IT Vendor Contracts;

(v)	Network contracts;

(vi)	Network FTEs migration;

(vii)	Network function and capabilities;

(viii)	Network Separation activities;

(ix)	Data migration; and

(x)	Post-Migration.

5	Separation Tasks and Activities – Agreed Separation Plan

The Agreed Separation Plan will, amongst other things, describe the Transitional Services to be provided by the Supplier (and the Charges associated therewith if known) and the tasks to be undertaken by the Company from and after Completion. Where Charges cannot be quantified in the Agreed Separation Plan (e.g., for data migration and exit), such Charges will be documented in an applicable statement of work following the Charging Methodology. The Transitional Services and the tasks to be undertaken by the Company may address some or all of the following activities and tasks. This paragraph 5 (Separation Tasks and Activities – Agreed Separation Plan) is not intended to reflect the entire range of functions that may be addressed by the Agreed Separation Plan and does not necessarily reflect tasks or activities that must be included.

5.1	Applications, Platforms & Infrastructure:

(a)	Separation and split of shared applications.

(b)	Separation and split of shared integration platforms.

(c)	Migration of the standalone and shared systems including migration of data to the Company.

(d)	Conducting non-access related tasks by the IAM team including, but not limited to, the creation of new Active Directory Organisation Units.

Schedule 14 : Separation and Service Verification Planning Protocol

(e)	Cleansing of accounts on shared applications once the accounts have been migrated from Supplier infrastructure to the Company’s infrastructure.

(f)	Migration of historical and relevant Company tickets data into Company’s ITSM application.

(g)	Splitting of Operations, DevOps and development tools.

(h)	Migration of any historical and relevant Operations, DevOps and development data.

(i)	Migration of the associated Active Directory data.

(j)	Carrying out the necessary network changes within branch offices.

(k)	Assist in the cloning of VMs/workloads to allow direct migration to Company’s data centre.

(l)	Transition of user administration on all shared applications, servers, and databases.

(m)	Establish the ability to keep Company and Supplier aligned or if required interchange data / feeds.

In addition to the above tasks, the planning process may consider some or all of the following tasks and activities across all migration areas:

(n)	The Splitting/Cloning of shared systems – this may involve:

(i)	The development platform.

(ii)	The document systems.

(iii)	The database servers with DBs cross company.

(iv)	Application foundation components.

(o)	Achieving “Infrastructure Readiness” prior to migration – this may involve:

(i)	Migration of the network link.

(ii)	High levels design participation.

(iii)	Providing the Company with sufficient information to allow the building of necessary infrastructure.

(p)	Application analysis and planning – this may involve:

(i)	Core infrastructure breakdown.

(ii)	Business domain breakdown.

(iii)	Detailed application analysis.

(iv)	Move group planning.

(v)	Migration factory setup.

Schedule 14 : Separation and Service Verification Planning Protocol

(q)	Participation in the testing of key infrastructure solutions prior to migration – this may involve planning, execution and troubleshooting as part of the testing process.

(r)	The actual migration process – this may involve:

(i)	Migration of middleware solutions.

(ii)	Migration of backup data.

5.2	Third Party Integrations:

(a)	The Company may wish to assess (with Supplier consultation at the Company’s expense):

(i)	Identifying the relevant third party systems required to ensure successful exit of the Transitional Services Agreement;

(ii)	The execution and communication with the third parties to ensure successful exit of the Transitional Services Agreement; and

(iii)	Transformation activities with third parties required to allow the Company to achieve standalone status;

(iv)	Knowledge transfer regarding the deployment of changes to the live environment from the Supplier (or its third-party vendor) to the Company;

(v)	On-boarding of any third-party vendors who will continue to support the Company following the expiry of the relevant Transitional Service Term; and

(vi)	Vetting of third-parties such as Third-Party Risk Assessment or Privacy Impact Assessments, in a manner as defined within the Company’s current security policy.

(b)	The following tasks and activities also may be carried out by the Company across all migration areas:

(i)	Planning, governance and reporting of the migration activities;

(ii)	Knowledge transfer and architecture support throughout the splitting and migration activities; and

(iii)	Mutually agreed testing of all solutions pre and post migration.

5.3	Workspace Services:

(a)	Reimaging of PC’s and re-packaging of applications as part of the migration onto the Company’s infrastructure.

(b)

Knowledge transfer of key service desk information Including any active tickets and ongoing matters), processes, and data handling from the Supplier’s third-party vendor to the Company’s third-party vendor.

(c)	Supporting with unstructured data identification and migration including emails and documents.

Schedule 14 : Separation and Service Verification Planning Protocol

5.4	IT Vendor Contracts:

(a)

Identifying the relevant third party IT vendors required to ensure successful exit of the Transitional Services and discussing and agreeing which of the following categories they should fall into: (i) contract separation to enable the Company to have its own contract with the applicable vendor; or (ii) transition of service to the Company’s own vendor.

(b)

The execution and communication with the third parties to ensure successful exit of the Transitional Services, including entering into documentation with them to implement the agreed approach under paragraph 5.4(a) above.

(c)	Knowledge transfer of key procurement processes, namely vendor information and data handling from the Supplier’s third-party vendor to the Company’s third-party vendor.

5.5	Network Contracts:

(a)

As part of the activities under this Protocol, the parties shall discuss and agree how each of the contracts which supports the networks of the Transferring Companies should be treated, to determine which of the following categories they should fall into: (i) contract separation to enable the Company to have its own contract with the applicable vendor; (ii) transition of service to the Company’s own vendor (such as the Company’s own peering agreements); or (iii) provision of services by the Supplier under the Lumen Master Services Agreement.

(b)

The execution and communication with the third parties to ensure successful exit of the Transitional Services, including entering into documentation with them to implement the agreed approach under paragraph 5.5(a) above.

(c)	Knowledge transfer of key procurement processes, namely vendor information and data handling from the Supplier’s third-party vendor to the Company’s third-party vendor.

5.6	Network FTEs Migration:

(a)

Identifying all FTEs currently inside the transaction perimeter that will need to migrate to the Transferring Companies and are required to ensure business as usual activities, considering but not exclusively FTEs related with the Subsea NOC, CLS operation support and maintenance and Managed Hosting.

(b)	Defining the knowledge transfer and support throughout the splitting and migration activities.

(c)	Planning the migration of any historical and relevant data for each of the FTEs to be transferred to the Transferring Companies.

(d)	Planning of the on-boarding of FTEs who will continue to support the Service Recipients following the expiry of the relevant Transitional Service Term.

5.7	Network function and capabilities:

(a)

Identify all functions and processes currently performed by the Company that will need to migrate to the Transferring Companies and are required to ensure business as usual activities, considering but not exclusively the lab testing facilities, CLS operation support and maintenance and Edge NOC.

Schedule 14 : Separation and Service Verification Planning Protocol

(b)	Define the knowledge transfer and support throughout the splitting and migration activities.

(c)	Plan the migration of any historical and relevant data for each of the functions and capabilities to be transferred to the Transferring Companies.

(d)	Plan the on-boarding of any internal or third-party resources who will continue to support the Service Recipients following the expiry of the relevant Transitional Service Term.

5.8	Network Separation activities:

(a)	Agree scope of different networks as per the agreement on the perimeter – Infra, optical, IP, MPLS, SD-WAN, MOSS-DCN etc.

(b)

Develop the Separation Plan as contemplated by Schedule 5 (IP Network Separation) of the Transitional Services Agreement including by defining objectives and network separation requirements – business and technical areas.

(c)

Information exchange, transfer of information, network discovery and investigations – deep review of sites/DCs, network designs, product capabilities, network technical capabilities, network traffic flow, ports, peers etc.

(d)	Design collaboration workshops - High level separation design for different, technical options and agreements.

(e)	Impact assessment – resources, network & customer impacts, costs, dependencies and timelines.

(f)	Finalise Separation Plan by execution plan, phases, change methodology, responsibilities - RACI, milestones, success/exit criteria, risks & mitigations.

(g)

Agree the basis on which Supplier’s staff access to the network migrated to the Company will be removed following the separation excluding (i) the IP Network and DDOS mitigation devices; (ii) the US Lab remote access, which is subject to the Transitional Service described at O&E-1 of Schedule 1 of the Transitional Services Agreement; and (iii) any other network elements that Supplier requires to support the Transitional Services.

5.9	Data Migration:

(a)

The parties shall agree the basis upon which the Supplier will support the Company in the process of data migration, advising and sharing information to support the data model, data definition and data structures in so far it supports the effective understanding, extraction, translation and loading of data.

(b)	The agreed migration process shall provide for:

(i)

the Supplier’s responsibility for the appropriate transaction and creation of a suitably agreed data transfer format and media, and provision of information and advice to support the translation, validation and loading of the data;

Schedule 14 : Separation and Service Verification Planning Protocol

(ii)

the provision of appropriate dummy data and or data structure information, in order that the Company can undertake the appropriate preparation and build activities for them to be able to execute the successful migration and may involve multiple iterations; and

(iii)	the provision of historic, archive, unstructured (data and documents) and current data to support the regulatory and operational requirements of the Transferring Companies.

For clarity, Charges for data migration under this paragraph 5.9 (Data Migration:) shall not include Charges for the implementation of the HR Environment, where such Charges have been separately scoped, identified and agreed as part of the HR Separation Plan.

5.10	Post-Migration:

(a)	Closure of networks no longer required by the Company.

(b)	Cleansing servers of Company information that is no longer required by the Supplier.

(c)	Removal of Company data no longer required by the Supplier.

6	Services Verification

6.1

As of the date of this Agreement, the Agreed Form Documents contain a baseline of the relevant services to be provided by, as applicable, the Supplier, the Buyer Service Provider and the Lumen Service Provider, along with estimated Charges or fees as applicable payable under the Transitional Services Agreement, to be confirmed pursuant to paragraph 6.3(a)(ii) below.

6.2

The Supplier and the Company shall conduct regular workshops to be attended by their respective subject matter experts for the purposes of conducting a Transitional Services Verification and a Supply Services Verification.

6.3	In particular:

(a)	with respect to the Transitional Services Agreement, the Supplier and the Company shall:

(i)

identify any other scope or specific activities that need to be captured in the Transitional Services Agreement (including where it would constitute an Omitted Essential Part if identified following Completion but also where it may be an inherent and necessary part of the Transitional Services and has not been specifically captured) and any additional or variations to Key Performance Objectives, including, where the Supplier has relevant data (including data relating to performance of the EMEA IP core backbone), to capture the level or performance to which the Supplier provided those services to the Transferring Companies in the Comparison Period;

Schedule 14 : Separation and Service Verification Planning Protocol

(ii)

verify and implement any necessary Changes to the Charges based on any scope changes to such Transitional Services and any Third Party Consents which are obtained prior to Completion (in each case following the Charging Methodology);

(iii)

agree the operating processes and procedures to be followed between the Company and Supplier and the Supplier Group, and each of the relevant Service Recipients, in relation to provision and receipt of the Transitional Services. Such operating processes shall include protocols for handling service incident requests which are incorrectly raised by end-customers to (as applicable) the Supplier’s service desk or the Company’s service desk; and

(iv)

review, verify and confirm the Transitional Services set out in Schedule 5 of the Transitional Services Agreement and all the relevant Charges proposed in Schedule 5 (including a breakdown of the same);

(b)

with respect to the Merlin Master Services Agreement and the Lumen Master Services Agreement, the Buyer Service Provider and the Lumen Service Provider (as applicable) shall confirm and finalise with the relevant Buyer Customer and the Lumen Customer (as applicable):

(i)	the services and pricing to be provided under their respective arrangements, including a solution to unmanaged customer premises equipment, data centre facilities and internet services; and

(ii)	the Existing Base of Services and the Shared Customers (both as defined in the Merlin Master Services Agreement and the Lumen Master Services Agreement).

6.4	With respect to Shared Customers:

(a)

Exhibit A to the Merlin Master Services Agreement and the Lumen Master Services Agreement sets out the agreed approach to providing the Existing Base of Services to the Shared Customers and the proposed compensation of each party therefore. Any Supply Services Verification will not disrupt that agreed approach; and

(b)

Data Room reference 2.12.18.1, sets out the current list of Shared Customers. Substantially concurrently with Completion, the Supplier will review and reconcile the list based on the then current Shared Customers and notify the Company of such updated list which will be included in the respective Lumen Master Services Agreement and Merlin Master Services Agreement.

6.5	Any dispute relating to the Transitional Services Verification and Supply Services Verification shall be referred to the Escalation Procedure.

6.6	Each of the Supplier and the Company shall act reasonably and in good faith in carrying out the Transitional Services Verification and Supply Services Verification.

7	HR Separation Plan

7.1

Promptly following the date of this Agreement the Supplier and the Company shall arrange a series of joint workshops to be attended by subject matter experts for their respective IT and Human Resources functions for the purposes of discussing and agreeing the process for the implementation of a HR environment managed by the Company (the “HR Environment”), which will permit Supplier to migrate all relevant employee data from the Supplier’s own system onto the HR Environment and permit the Company to manage the Transferring Companies’ employees from Completion.

Schedule 14 : Separation and Service Verification Planning Protocol

7.2

Within ninety (90) days of the date of this Agreement, the Supplier and the Company shall produce a joint roadmap, which includes (i) a feasibility assessment on the implementation of the HR Environment that meets the requirements set out in Appendix 2 and the associated Charges payable to the Supplier to assist the Company with the implementation of the HR Environment and (ii) the implementation plan for the HR Environment, including data migration; in particular, the HR Environment will allow the Company to manage the Transferring Companies’ human resources functions and payroll on a standalone basis from Completion, in compliance with applicable Laws.

7.3

Following completion of the feasibility assessment, the Company and the Supplier will commence execution of the implementation plan and diligently prosecute the implementation plan with the objective of fully completing the HR Environment prior to Completion. Unless otherwise agreed between the Supplier and the Company, during the Planning Period the completion and implementation of the HR Environment will have priority over other implementation activities, which under the Agreed Separation Plan, are to commence during the Planning Period.

7.4

If either the feasibility assessment carried out by the Supplier and the Company under paragraph 7.2 (above) results in a conclusion that the critical functions of the HR Environment will not be fully implemented by Completion or the implementation required under paragraph 7.3 is not completed by Completion, then the Transitional Services will be expanded to include support for the HR Transitional Service Area(s) (as set out in Appendix 2), which are identified as critical in Appendix 2 (or which are otherwise mutually agreed between the Parties to be critical) for an initial Transitional Service Term of six (6) months with an ability for the Company to extend for two further periods of six (6) months each (being a total available Transitional Service Term of eighteen (18) months). The parties will ensure they finalise the details of such additional Transitional Services in Schedule 1 of the Transitional Service Agreement prior to Completion. The Charges for each applicable HR Transitional Service Area that requires a Transitional Service will be agreed in accordance with the Charging Methodology. If the Company uses the final six (6) month extension to secure services for months twelve (12) to eighteen (18) following Completion, the Charges agreed in accordance with this paragraph 7 (HR Separation Plan) will be increased by 20%.

7.5

Any dispute relating to the development of the joint roadmap and feasibility assessment, the implementation of the HR Environment prior to Completion and/or the expansion of the Transitional Services to include support for each HR Transitional Service Area, shall be referred to the Escalation Procedure.

8	IP Addresses Licence Agreement

8.1

Promptly following the date of this Agreement, the Supplier will investigate and analyse the IP Addresses it has registered with all relevant regional and global registries (such as, but not limited to, the American Registry for Internet Numbers), and which are not included in the Transferring IP Addresses (the “Non-Transferring IP Addresses”) for the purposes of determining as soon as practicable the Non-Transferring IP Addresses which are used by the Transferring Companies in the operation of their Business (the “Discovery Phase”).

8.2

Promptly following the exercise conducted in paragraph 8.1 above, the Supplier will notify the Company of the scale of the Non-Transferring IP Addresses used by the Transferring Companies and which parts of the Transferring Companies’ Business such Non-Transferring IP Addresses concern.

Schedule 14 : Separation and Service Verification Planning Protocol

8.3

Unless otherwise agreed by the Parties in writing, at least six (6) months prior to the anticipated Completion date, the Supplier shall prepare and provide a licence arrangement on reasonable terms, which as a minimum, provides for the following:

(a)

a free of charge and royalty-free licence to use the Non-Transferring IP Addresses for the Transferring Companies’ Business purposes in the same manner and territory as used in the 12 months prior to the effective date of the Put Option Agreement;

(b)

the licence will be for an initial period of five (5) years (unless the Parties agree by reference to the scale and the nature of the Non-Transferring IP Addresses used by the Transferring Companies that a shorter or longer period is required) (the “Initial Period”);

(c)

in the event the Company is either unable to migrate from the Non- Transferring IP Addresses or such Non-Transferring IP Addresses have not been replaced by the Company in accordance with their ordinary lifecycle, in each case, within the Initial Period, the Parties shall reasonably cooperate in good faith and where reasonable in the circumstances extend the licence for a period of time reasonably anticipated by the Company in order to either complete such migration or replace the Non-Transferring IP Addresses in accordance with their ordinary lifecycle; and

(d)

the Company shall provide quarterly notifications to the Supplier for the purposes of notifying the Supplier of the Non-Transferring IP Addresses which the Company has been able to successfully migrate from in the previous quarter or replace in the ordinary lifecycle.

8.4

Notwithstanding the foregoing, if at the end of the Discovery Phase it has been determined that the volumes of the Non-Transferring IP Addresses are material and any migration and separation activity will result in the Company incurring significant costs, the Parties shall, acting reasonably and in good faith, cooperate and discuss a separation plan for such Non-Transferring IP Addresses for the purposes of ensuring any costs incurred by the Company are minimised as much as is reasonably practicable.

9	Email System Separation

9.1

The Parties will work together to evaluate and explore options for setting up by Completion, a standalone email system for the Transferring Companies (the “Email System”) for which the Company is able to provide Tier 3 Email, Telephony and Collaboration Support for all relevant users from Completion and which is compliant with all applicable policies, procedures and Laws.

9.2

The Parties shall consider (acting reasonably) what Transitional Services (such as email forwarding) may be required for a limited period from Completion subject to compliance with all applicable Laws and Supplier’s security standards.

10	Real Estate Information

10.1

The Parties shall work together to ensure that all operational, commercial and contractual information relevant to the real estate (and associated assets) of the Transferring Companies currently held in the CoStar database (“Real Estate Information”) shall be put into a structured format to enable the Company to

Schedule 14 : Separation and Service Verification Planning Protocol

export and migrate the relevant data from CoStar to its own systems from Completion. The Seller and the Sellers’ Group shall give the Buyer and the Buyer’s Group access to the Real Estate Information together with all necessary rights to access the CoStar database and software platform to facilitate such export and migration on or before 9 November 2023 (or such later date as the Parties may agree).

10.2

Until the transfer of Real Estate Information under paragraph 10.1 is complete, the Company may request any needed Real Estate Information from Supplier and as soon as is reasonably practicable following such request, the Supplier shall provide the requested Real Estate Information.

11	Costs

11.1

Each Party shall bear its own costs with respect to performing their obligations under this Protocol (i.e., the development of the Agreed Separation Plan and roadmap for the implementation of a HR Environment or the completion of the Transitional Services Verification and Supply Services Verification). Supplier will be compensated by the Company for the performance of any Transitional Services under the Agreed Separation Plan (including data migration).

12	Reverse TSA

12.1

In the event that, during the separation planning process, the Supplier identifies areas where the Supplier requires transitional support from the Company or the Service Recipients, the parties will mutually agree on the scope of that support and appropriate compensation therefor based on the Charging Methodology.

Schedule 14 : Separation and Service Verification Planning Protocol

Appendix 1 - High-Level Plans

IT Separation

Network Separation

Schedule 14 : Separation and Service Verification Planning Protocol

Appendix 2 – HR Environment Requirements

HR Transitional Service Area	Description
Performance Management	The Transferring Companies will be able to use SuccessFactors tools for all current year performance management processes including goal setting, employee evaluations and feedback.

Compensation Administration (critical)

The Transferring Companies will have a Compensation Administration system with an ability to administer the various compensation programs ranging from basic pay programs, executive compensation(but excluding variable pay programs) to all other business-needs based pay schemes. Supplier will not support compensation market data salary surveys or compensation or bonus planning.

Time & Attendance Administration (critical)

The Transferring Companies will be able to operate Global Time & Attendance Administration Services with access to Time and Attendance systems, and/or the range of third party vendors engaged to administer Time and Attendance Services for employees. Time and Attendance shall include time capture, maintenance and storage of time data, and the transmission of time and attendance data to all required systems, including but not limited to payroll systems/vendors. It is noted that time and attendance systems are not solely an HR function.

Benefits Services

The Sellers will work to separate the contracts and ensure they are part of the Transferring Contracts (to the extent not already separated) prior to Completion such that the Transferring Companies can take full ownership of the relevant benefit plans that relate to the Transferring Companies. Supplier will support the design of a solution to link benefit costs with payroll. Subject to the foregoing, the Transferring Companies will be able to provide Global Benefits Service through a Benefits Administrations system and/or the range of third parties engaged to provide Benefits Services. Benefit Services shall include eligibility determination, enrolment, processing, general administration and data management, reporting and accounting.

Schedule 14 : Separation and Service Verification Planning Protocol

Leave Administration

Note that the Transferring Companies currently use Sedgwick. The Transferring Companies will be able to provide Global Leave Administration Services through its HRIS system and/or the range of third parties engaged to provide the Service Provider with Leave of Absence Services. Leave of Absence Services shall include maintenance employee records with respect to LOA events, transfer of payment data for all types of LOA to Payroll, management of the return to work process, absence cost reporting.

Global Mobility Expatriate Services

The Transferring Companies will be able to provide Global Mobility Expatriate Services through its HRIS and other systems and access to the range of third party providers of the Global Mobility Program. Global Mobility Expatriate Services shall include management and maintenance of employee data with respect to GM assignments, capability to transfer data to the Service Recipient for the administration of benefits, payroll and other services associated with GM expats.

Workforce planning (critical)

The Transferring Companies will be able to provide Workforce Planning Services through workforce planning tools including assessment and selection of applicants, offer presentation and candidate relationship management, management of staffing administration, managing performance metrics, the administrative services related to extending an offer and on boarding the employee. The SuccessFactors recruiting modules, Phenom or other recruiting tools will not be supported by Supplier.

Payroll Support (critical)

The Transferring Companies will be able to support all payroll and payroll related services required to ensure employee and employer obligations are met. Specifically including necessary HR systems input and expertise (e.g. hours) together with 3rd party payroll providers relationship management and service provisioning.

Learning Management

The Transferring Companies will support all learning management requirements to ensure compliance and enable the employee experience.

•  Training content and assignment (based on access and material availability).

•  Compliance training content.

•  LMS and reporting access.

•  Continued support with Training Help Desk tickets for course issues and course completions.

Schedule 14 : Separation and Service Verification Planning Protocol

•  Supplier Learning Management and Team can provide training reporting needs and grant instructor profile access, but not full administration access.

Note that Supplier will not provide access to its learning management tool. Supplier can provide “as is” training content prior to Completion. Supplier also can provide reporting and transfer training records for each employee prior to Completion.

Schedule 15 : Additional Covenants

Schedule 15

Additional Covenants

8

Subject to paragraph 11, each Seller covenants with the Buyer, each Transferring Company and each other member of the Buyers’ Group (with the intention of assuring to the Buyer the full benefit and value of the goodwill and connections of the Business and as a constituent part of the agreement for the sale of the Shares) that, except with the consent in writing of the Buyer:

(a)

for the period of two years after Completion, it will not, and it will procure that each other member of the Sellers’ Group will not, in the Restricted Area either on its own account or in conjunction with or on behalf of any other person, acquire or develop:

(i)	any local/metro, regional, national or pan-European fiber network;

(ii)	any Trans-Atlantic subsea system; or

(iii)	any data centres;

(b)

for a period commencing on the date of this Agreement and ending on Completion it shall not, and shall procure that each other member of the Sellers’ Group shall not offer employment to or employ or offer or conclude any contract for services with any person who should be employed or engaged by a Transferring Company following the Reorganisation; and

(c)

for a period of three years from Completion it shall not, and shall procure that each other member of the Sellers’ Group shall not offer employment to or employ or offer or conclude any contract for services with any person employed or engaged by a Transferring Company on the date of Completion or who ought to have been employed or engaged by a Transferring Company on the date of Completion pursuant to the Reorganisation.

9

While the restrictions contained in this Schedule 15 (Additional Covenants) are considered by the parties to be reasonable in all the circumstances, the parties recognise that restrictions of the nature in question may fail for technical reasons and accordingly the parties agree and declare that, if any of those restrictions are held by a court of competent jurisdiction or arbitral tribunal to be unenforceable as going beyond what is reasonable in all the circumstances for the protection of the interests of the Buyer but would be enforceable if part of the wording of the restrictions was deleted or the periods of the restrictions were reduced or the range of activities or area dealt with by the restrictions were reduced in scope, the relevant restriction shall apply with any modifications necessary to make it valid and effective.

10	The Sellers shall procure that each member of the Sellers’ Group shall observe the provisions of this Schedule 15 (Additional Covenants).

11	Nothing in paragraph 8 shall prevent the Sellers (or their Associates) from:

(a)

placing a general advertisement for the recruitment of personnel or the engagement of any worker not specifically aimed at a particular person or employee of the Buyers’ Group and engaging any person who responds to it;

(b)

employing or engaging any employee of the Buyer’s Group whom following Completion has had their employment or engagement terminated by the Buyer’s Group, and so far as the Sellers (or their Associates) are actually aware (after due enquiry) or ought reasonably to be aware, that employee would not commit a breach of his or her contract of employment by accepting any engagement or employment with the Seller (or their Associates);

Schedule 15 : Additional Covenants

(c)	offering the Content Delivery Network (“CDN”) or Vyvx products to customers in EMEA as standalone services;

(d)

offering services to a customer as part of an arrangement pursuant to which the portion of revenue attributable to services in EMEA is less than 30% of the overall revenue to be earned from that customer;

(e)

complying with their obligations or exercising their rights to offer services to customers in cooperation with the Buyer and the Transferring Companies under the Lumen Master Services Agreement or the Merlin Master Services Agreement;

(f)

holding shares in a listed company which competes with the Business provided that: (i) the shares, taken together with any shares held by other members of the Sellers’ Group and any concert parties, do not confer more than five percent. (5%) of the votes which could normally be cast at a general meeting of the relevant company; and (ii) no member of the Sellers’ Group participates in the management of that Company;

(g)	acquiring an interest in a business where less than 15% of the revenues of that business are generated from activities which compete with the activities of the Business as at the date of Completion;

(h)	disposing of any business or assets the operation of which would, but for such disposal, constitute a breach of paragraph 8; or

(i)

in the event of a change of control of the Parent, the restrictions in paragraph 8 will not apply to the party who acquires control and its subsidiary undertakings (other than the subsidiary undertakings of the Parent) carrying on its business.

12	Subject to paragraph 13, the Buyer undertakes to the Sellers that it shall not, and shall procure that each member of the Buyer’s Group shall not:

(a)

for a period commencing on the date of this Agreement and ending on Completion offer employment to or employ or offer or conclude any contract for services with any person who the Buyer is actually aware was employed or engaged by the Sellers or any or their Associates (including the Transferring Companies) at the date hereof; and

(b)

for a period commencing on the date of Completion and ending twelve months after Completion offer employment to or employ or offer or conclude any contract for services with any person who the Buyer is actually aware was employed or engaged by the Sellers or any or their Associates at the date of Completion (other than: (i) in relation to Transferring Employees, to whom, for the avoidance of doubt, the Buyer shall be entitled to make offers of employment; or (ii) as required by law in connection with the Transaction, the Reorganisation; or (iii) in accordance with the Transitional Services Agreement).

13	Nothing in paragraph 12 shall prevent the Buyer (or its Associates) from:

(a)	placing a general advertisement after Completion for the recruitment of personnel or the engagement of any worker and engaging any person who responds to it; or

Schedule 15 : Additional Covenants

(b)

employing or engaging any employee of the Sellers’ Group whom following Completion has had their employment or engagement terminated by the Sellers’ Group, and so far as the Buyer is actually aware (after due enquiry) or ought reasonably to be aware, that employee would not commit a breach of his or her contract of employment by accepting any engagement or employment with the Sellers (or their Associates).

14

Each of the restrictions set out in paragraph 8 and paragraph 12 of this Agreement is separate and severable and, in the event of any such restriction being determined as unenforceable in whole or in part for any reason by a court of competent jurisdiction or arbitral tribunal, such unenforceability shall not affect the enforceability of the remaining restrictions or, in the case of part of a restriction being unenforceable, the remainder of that restriction.

Schedule 16 : Contracts for novation

Schedule 16

Contracts for novation

Pursuant to Clause 6.4(a)(i) prior to Completion, the Sellers shall, and shall cause each of their Associates to use reasonable endeavours to novate the following contracts to the Buyer or a Transferring Company:

15	a Master Services Agreement between Level 3 Communications LLC (Supplier) and Electronic Arts Inc. (Customer) dated 15 December 2009 (at 2.12.1.22.6 of the Data Room);

16	Amazon Hyperscaler Arrangements (at 2.12.1.22 of the Data Room);

17	an IP Transit Master Services Agreement between Level 3 Communications LLC and Amazon Corporate LLC / Amazon.com Holdings Inc. effective on 15 November 2004 (at 2.12.1.26.5 of the Data Room);

18	a Master Telecommunications Services Agreement between Level 3 Communications LLC and Amazon.com Services, Inc. effective on 20 December 2018 (at 2.12.1.26.1 of the Data Room);

19

a Indefeasible Right to Use Agreement between Level 3 Communications LLC and Amazon.com Services, Inc. effective on 20 December 2018 (at 2.12.1.26.2 of the Data Room) for the grant of an indefeasible right of use to dark fibre segments;

20	Alphabet Hyperscaler Arrangements (at 2.12.1.25 of the Data Room);

21	an Intercity and Metro IRU/Lease Agreement between Level 3 Communications LLC and Google Inc. effective on 16 June 2008;

22	Master Services Agreement between Level 3 Communications LLC and Google Inc. dated 16 June 2003;

23	Master Services Agreement between Global Crossing Telecommunications Inc. and Google Inc. dated 12 July 2006;

24	a master services agreement between Level 3 Communication LLC and Apple Computer Inc. dated 22 August 2005;

25	a Master IRU Agreement between CenturyLink Communications LLC and Google International LLC dated on 30 June 2020 (at 2.12.15.1 of the Data Room);

26	order Form between Google and Level 3 Communications LLC, is in respect of a fiber pair on the Grace Hopper Cable System (at 2.12.15.4 of the Data Room);

27	order Form between Google and Level 3 Communications LLC, is in respect of a fiber pair on the Dunant Cable System (at 2.12.15.2 of the Data Room);

28

a Dark Fibre IRU Agreement between Apollo Submarine Cable System Limited, Global Crossing International Networks Limited, Level 3 Communications France SARL and Level 3 Communications, LLC (at 2.12.16.1.1.1 of the Data Room);

29	an agreement for the Indefeasible Right of Use of Capacity between CenturyLink Communications LLC and America Europe Connect Limited entered into on 2 March 2015 (at 2.6.1.3.40.1 of the Data Room);

Schedule 16 : Contracts for novation

30

an arrangement between Global Marine Systems Limited (Contractor) and Global Crossing International Networks Limited, dated 29 June 2009 and which has been extended to run until 31 December 2025 for storage services in Bermuda (e.g., for spare plant and material relating to cable maintenance);

31

an arrangement between FT Marine SAS and Alcatel Lucent Submarine Networks (Contractor) and Global Crossing International Networks Limited, dated 14 December 2016 for storage services concerning facilities in Calais, France and Halifax, Canada, Portland, Oregon, and Cape Verde, Curacao;

32

a Technical Assistance Contract between Global Crossing International LTD (Customer) and Alcatel Lucent Submarine Networks (Supplier) dated December 2018 has been entered into for the provision of a remote, telephone based, support services for the CenturyLink fibre-optic cable system;

33

a professional services agreement with an entity formerly known as Tyco Electronics Subsea Communications LLC and Global Crossing International Networks Ltd dated 27 March 2019 has been entered into with respect to maintenance services for the AC1, PAC-CC and Yellow/AC2 Optical Fibre Transmission Systems; and

34

a monitoring services agreement between Global Crossing International Networks Limited and UltraMAP dated 9 January 2018 has been entered into with respect to monitoring services for the purposes of monitoring Global Crossing’s submarine and ocean based assets.

Execution Version

EXECUTION PAGE

Executed as a deed by Global Crossing Telecommunications, Inc., acting by	)
)
)
Robert W. McCarthy and	)	/s/ Robert W. McCarthy
	)	Authorised Signatory
Matt Adams being	)
persons who, in accordance with the laws of that territory, is acting under the authority of the company.	)
)
	)	/s/ Matt Adams
	)	Authorised Signatory

Executed as a deed by Level 3 International Services, Inc., acting by	)
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Robert W. McCarthy and	)	/s/ Robert W. McCarthy
	)	Authorised Signatory
Matt Adams being	)
persons who, in accordance with the laws of that territory, is acting under the authority of the company.	)
)
	)	/s/ Matt Adams
	)	Authorised Signatory

Executed as a deed by Level 3 International, Inc., acting by	)
)
)
Robert W. McCarthy and	)	/s/ Robert W. McCarthy
	)	Authorised Signatory
Matt Adams being	)
persons who, in accordance with the laws of that territory, is acting under the authority of the company.	)
)
	)	/s/ Matt Adams
	)	Authorised Signatory

6

Execution Version

Executed as a deed by CenturyLink Communications, LLC, acting by	)
)
)
Robert W. McCarthy and	)	/s/ Robert W. McCarthy
	)	Authorised Signatory
Matt Adams being	)
persons who, in accordance with the laws of that territory, is acting under the authority of the company.	)
)
	)	/s/ Matt Adams
	)	Authorised Signatory

Executed as a deed by Level 3 Parent, LLC, acting by	)
)
)
Robert W. McCarthy and	)	/s/ Robert W. McCarthy
	)	Authorised Signatory
Matt Adams being	)
persons who, in accordance with the laws of that territory, is acting under the authority of the company.	)
)
	)	/s/ Matt Adams
	)	Authorised Signatory

Executed as a deed by Colt Technology Services Group Limited, acting by	)
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Nadine Ramasamy and	)	/s/ Nadine Ramasamy
	)	Director
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Alessandro Galtieri	)	/s/ Alessandro Galtieri
	)	Director

Executed as a deed by Colt Technology Services Europe Limited, acting by	)
)
)
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Nadine Ramasamy and	)	/s/ Nadine Ramasamy
	)	Director
)
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Alessandro Galtieri	)	/s/ Alessandro Galtieri
	)	Director

7

Execution Version

Executed as a deed by Colt Technology Services A/S, acting by	)
)
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Pieter Veenman and	)	/s/ Pieter Veenman
	)	Authorised Signatory
Dirk Slooten being	)
persons who, in accordance with the laws of that territory, is acting under the authority of the company.	)
)
	)	/s/ Dirk Slooten
	)	Authorised Signatory

Executed as a deed by Colt Technology Services GmbH, acting by	)
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Pieter Veenman and	)	/s/ Pieter Veenman
	)	Authorised Signatory
Semih Caliskan being	)
persons who, in accordance with the laws of that territory, is acting under the authority of the company.	)
)
	)	/s/ Semih Caliskan
	)	Authorised Signatory

Executed as a deed by Colt Internet US Corp, by a duly authorised officer in the presence of:	)
)
)
	)	/s/ Francis Connors
	)	Authorised Signatory
/s/ Andrew Rothstein	)
Signature of Witness:	)
Andrew Rothstein	)
Name of Witness:	)
104 Hamilton Avenue	)
Massapequa, NY 11758)
Address:	)
Director of Operations	)
Town of Oyster Bay	)
Occupation:	)

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